UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

DREAMWORKS ANIMATION SKG, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

Class A common stock, par value $0.01 per share, of DreamWorks Animation SKG, Inc.

Class B common stock, par value $0.01 per share, of DreamWorks Animation SKG, Inc.

(2)	Aggregate number of securities to which transaction applies:

(a) (i) 78,827,721 shares of Class A common stock, (ii) 3,389,897 shares of Class A common stock subject to restricted stock unit awards, (iii) 1,307,188 shares of Class A common stock subject to performance restricted stock unit awards (assuming achievement of all applicable performance goals at the maximum level) and (iv) 3,765,027 shares of Class A common stock subject to stock appreciation rights (assuming each stock appreciation right represents one share of Class A common stock).

(b) 7,838,731 shares of Class B common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the underlying value of the transaction was determined based upon the sum of (A) (i) 78,827,721 shares of Class A common stock issued and outstanding and 7,838,731 shares of Class B common stock issued and outstanding, in each case multiplied by $41.00 per share; (ii) 3,389,897 shares of Class A common stock underlying restricted stock unit awards outstanding, multiplied by $41.00; (iii) 1,307,188 shares of Class A common stock underlying performance restricted stock unit awards outstanding (assuming achievement of all applicable performance goals at the maximum level), multiplied by $41.00; and (iv) 3,765,027 shares of Class A common stock underlying stock appreciation rights (assuming each stock appreciation right represents one share of Class A common stock) multiplied by $11.47 (which is the difference between $41.00 and the weighted average exercise price of $29.53 per share).

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001007 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$3,789,089,877

(5)	Total fee paid:

$381,561.35

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

PRELIMINARY INFORMATION STATEMENT—SUBJECT TO COMPLETION

DREAMWORKS ANIMATION SKG, INC.

1000 Flower Street

Glendale, California 91201

NOTICE OF ACTION BY WRITTEN CONSENT AND APPRAISAL RIGHTS AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

[                ], 2016

Dear Stockholder:

This notice of action by written consent and appraisal rights and the accompanying information statement (the “Information Statement”) are being furnished to holders of common stock of DreamWorks Animation SKG, Inc., a Delaware corporation (“DreamWorks Animation”, the “Company”, “we”, “us” or “our”).

On April 28, 2016, the Company entered into an Agreement and Plan of Merger (the “merger agreement”) with Comcast Corporation, a Pennsylvania corporation (“Comcast”), and Comcast Paris NewCo, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Comcast, providing for, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, the acquisition of the Company by Comcast at a price of $41.00 in cash per share of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”) and Class B common stock, par value $0.01 per share (“Class B common stock” and, together with the Class A common stock, “Company common stock”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Comcast. A copy of the merger agreement is included as Annex A to the Information Statement.

At the effective time of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company, any subsidiary of the Company, Comcast, Merger Sub or any other subsidiary of Comcast or shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware (the “DGCL”)) will be converted into the right to receive $41.00 in cash, without interest and less any applicable withholding taxes (the “merger consideration”). All shares of Company common stock so converted will, at the effective time of the merger, be cancelled, and each holder of such converted Company common stock will cease to have any rights with respect to such Company common stock, except for the right to receive the merger consideration.

If the merger is completed, you will be entitled to receive $41.00 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock owned by you (unless you have properly exercised your appraisal rights under Section 262 of the DGCL (“Section 262”) with respect to such shares).

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board (i)(A) determined that the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, are fair to, and in the best interests of, the Company and its stockholders, (B) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, and (C) subject to certain provisions of the merger agreement described under “The Merger Agreement—No Solicitation; Board Recommendation” in the Information Statement, recommended that the holders of Company common stock vote in favor of adopting the merger agreement and (ii) directed that the merger agreement be submitted to the holders of the Company common stock for their adoption.

Under Delaware law and the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, the adoption of the merger agreement by the Company’s stockholders required the affirmative vote or written consent of the holders of a majority of the voting power of all outstanding shares of Company common stock. On April 28, 2016, Jeffrey Katzenberg, M&J K B Limited Partnership, M&J K Dream LLC and M&J K Dream Corp. (together, the “Principal Stockholders”) delivered to the corporate secretary of the Company an irrevocable written consent adopting the merger agreement. As of April 28, 2016, the Principal Stockholders held shares of Company common stock representing approximately 60% of the voting power of all outstanding shares of Company common stock. Accordingly, the adoption of the merger agreement by the Company’s stockholders was effected in accordance with Section 251 of the DGCL on April 28, 2016. No further approval of the stockholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the merger agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the merger agreement.

This notice of action by written consent and the Information Statement shall constitute notice to you from the Company that the merger and the merger agreement have been adopted by the holders of a majority of the voting power of the Company common stock by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

Under Section 262, if the merger is completed, subject to compliance with the requirements of Section 262, holders of shares of Company common stock (other than the Principal Stockholders), will have the right to seek an appraisal for, and to be paid the “fair value” of, their shares of Company common stock (as determined by the Court of Chancery of the State of Delaware (the “Court”)), together with interest, if any, as determined by the Court, instead of receiving the merger consideration. In order to exercise your appraisal rights, you must demand in writing an appraisal of your shares no later than 20 days after the mailing of this notice and Information Statement, which 20th day is [                ], 2016, and comply precisely with other procedures set forth in Section 262, which are summarized in the accompanying Information Statement. A copy of Section 262 is included as Annex C to the Information Statement. This notice and the Information Statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262.

The Information Statement accompanying this letter provides you with more specific information concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the Information Statement and the copy of the merger agreement included as Annex A to the Information Statement. Please do not send in your Company common stock at this time. If the merger is completed, you will receive instructions regarding the surrender of your Company common stock and payment for your shares of Company common stock.

By order of the Board of Directors

Very truly yours,

Andrew Chang

General Counsel and Corporate Secretary

The merger has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities or other regulatory agency. Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the Information Statement. Any representation to the contrary is a criminal offense.

The Information Statement is dated [                ], 2016 and is first being mailed to our stockholders on or about [                ], 2016.

DREAMWORKS ANIMATION SKG, INC.

1000 Flower Street

Glendale, California 91201

INFORMATION STATEMENT

This information statement and notice of action by written consent and appraisal rights (collectively, this “Information Statement”) contains information relating to the Agreement and Plan of Merger, dated April 28, 2016 (the “merger agreement”), entered into among Comcast Corporation (“Comcast”), Comcast Paris NewCo, Inc. (“Merger Sub”) and DreamWorks Animation SKG, Inc. (“DreamWorks Animation”, the “Company”, “we”, “us” or “our”). We are furnishing this Information Statement to stockholders of the Company pursuant to applicable provisions of Delaware law and certain securities regulations. This Information Statement is dated [            ], 2016 and is first being mailed to our stockholders on or about [            ], 2016.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this Information Statement and may not contain all of the information about the merger (as defined below under “—The Merger”) that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this Information Statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the merger. You may obtain, without charge, copies of documents incorporated by reference into this Information Statement by following the instructions under the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 85.

The Parties

(page 15)

DreamWorks Animation is a global family entertainment company with business interests that span feature film and television production; licensing and consumer products; location-based entertainment; and new media properties. The Company has released a total of 32 animated feature films, including the franchise properties Shrek, Madagascar, Kung Fu Panda and How to Train Your Dragon. The Company is also the majority owner of AwesomenessTV Holdings, LLC (“AwesomenessTV”), a multi-media platform that generates revenues from online advertising sales and distribution of content through media channels such as online video, theatrical, home entertainment and television. DreamWorks Animation’s Class A common stock is listed on Nasdaq Global Select Market, which we refer to as “Nasdaq”, under the trading symbol “DWA”. DreamWorks Animation’s principal executive office is located at 1000 Flower Street, Glendale, California 91201 and its telephone number is (818) 695-5000.

Comcast is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal Media, LLC, which we refer to as “NBCUniversal”. Comcast Cable is one of the nation’s largest video, high-speed Internet and phone providers to residential customers under the XFINITY brand and also provides these services to business customers. NBCUniversal is one of the world’s leading media and entertainment companies that develops, produces and distributes entertainment, news and information, sports, and other content for global audiences, and owns and operates theme parks worldwide. Comcast’s Class A common stock is listed on Nasdaq under the trading symbol “CMCSA.” Comcast’s principal executive office is located at One Comcast Center, Philadelphia, PA 19103 and its telephone number is (215) 286-1700. NBCUniversal’s principal executive office is located at 30 Rockefeller Plaza, New York, NY 10112 and its telephone number is (212) 664-4444.

Merger Sub was formed by Comcast on April 22, 2016 solely for the purpose of consummating the merger and the other transactions contemplated by the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive office is located at One Comcast Center, Philadelphia, PA 19103 and its telephone number is (215) 286-1700.

Please see the section of this Information Statement entitled “The Parties” beginning on page 15.

The Merger

(page 16)

The Company, Comcast and Merger Sub entered into the merger agreement on April 28, 2016. A copy of the merger agreement is included as Annex A to this Information Statement. Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, which we refer to as the “merger”. The Company will survive the merger as a wholly owned subsidiary of Comcast (the “surviving corporation”).

Upon the consummation of the merger, each share of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”) and Class B common stock, par value $0.01 per share (“Class B common stock” and, together with Class A common stock, “Company common stock”), that is issued and outstanding immediately prior to the effective time of the merger (defined below under “The Merger Agreement—Closing and Effective Time of the Merger”), other than shares owned by the Company, any subsidiary of the Company, Comcast, Merger Sub or any other subsidiary of Comcast or shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), will be converted into the right to receive $41.00 in cash, without interest and less any applicable withholding taxes (the “merger consideration”).

Please see the section of this Information Statement entitled “The Merger” beginning on page 16.

Recommendation of the Board; Reasons for the Merger

(page 26)

After careful consideration, the Company’s board of directors (the “Board”) determined to approve the merger agreement and recommended the adoption of the merger agreement by the Company’s stockholders.

The Board believes that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders. For a discussion of the material factors that the Board considered in determining to approve the merger agreement, please see the section of this Information Statement entitled “The Merger—Reasons for the Merger” beginning on page 27.

Required Approval of the Merger; Record Date; Action by Stockholder Consent

(page 26)

Under Delaware law and the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, the adoption of the merger agreement by the Company’s stockholders required the affirmative vote or written consent of the stockholders holding a majority of the voting power of the outstanding shares of Company common stock. Holders of Class A common stock are entitled to cast one (1) vote in person or by proxy for each share of Class A common stock held. Holders of Class B common stock are entitled to cast fifteen (15) votes in person or by proxy for each share of Class B common stock held.

On April 28, 2016, the record date for determining stockholders of the Company entitled to provide written stockholder consent to the adoption of the merger agreement, in lieu of a meeting thereof, (the “record date”), there were (i) 78,701,188 shares of Class A common stock outstanding and entitled to vote, held by 17,212 stockholders of record and (ii) 7,838,731 shares of Class B common stock outstanding and entitled to vote, held by two stockholders of record.

On April 28, 2016, Jeffrey Katzenberg, M&J K B Limited Partnership, M&J K Dream LLC and M&J K Dream Corp. (together, the “Principal Stockholders”), delivered to the corporate secretary of the Company an irrevocable written consent (the “stockholder consent”) adopting the merger agreement. As of April 28, 2016, the Principal Stockholders held shares of Company common stock representing approximately 60% of the voting power of all outstanding shares of Company common stock. Accordingly, the adoption of the merger agreement by the Company’s stockholders was effected in accordance with Section 251 of the DGCL on April 28, 2016. No further approval of the stockholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the merger agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the merger agreement. If the merger agreement is terminated in accordance with its terms, the stockholder consent will be of no further force and effect.

Federal securities laws state that the merger may not be completed until 20 days after the date of mailing of this Information Statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the stockholder consent (which was obtained shortly after the execution of the merger agreement), the merger will not occur until that time has elapsed. We currently expect the merger to be completed by the end of 2016, subject to certain government regulatory reviews and approvals and the satisfaction of the other conditions to closing in the merger agreement. However, there can be no assurance that the merger will be completed on or prior to that time, or at all.

This Information Statement shall constitute notice to you from the Company that the merger and the merger agreement have been adopted by the holders of a majority of the voting power of the Company common stock by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

Please see the section of this Information Statement entitled “The Merger Agreement—Action by Stockholder Consent” beginning on page 64.

Opinion of Centerview Partners LLC

(page 33)

The independent directors of the Board retained Centerview Partners LLC, which is referred to in this Information Statement as “Centerview,” as financial advisor to the independent directors of the Board, in connection with the proposed merger and the other transactions contemplated by the merger agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below under the caption “The Merger—Opinion of Centerview Partners LLC”. In connection with this engagement, the independent directors of the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Class A common stock (other than certain excluded shares specified in Centerview’s opinion, which are collectively referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion below under the caption “The Merger—Opinion of Centerview Partners LLC”) of the merger consideration proposed to be paid to such holders pursuant to the merger agreement. On April 28, 2016, Centerview rendered to the independent directors of the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 28, 2016 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to the holders of shares of Class A common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated April 28, 2016, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference.

Centerview’s financial advisory services and opinion were provided for the information and assistance of the independent directors of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of their consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Class A common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Please see the section of this Information Statement entitled “The Merger—Opinion of Centerview Partners LLC” beginning on page 33.

Appraisal Rights

(page 77)

The Company’s stockholders (other than the Principal Stockholders) did not provide a consent to the adoption of the merger agreement and, under the DGCL, will have the right to demand appraisal and receive the “fair value” of their shares of Company common stock as determined by the Court of Chancery of the State of Delaware (the “Court”) in lieu of receiving the merger consideration if the merger is completed, but only if they strictly comply with the procedures and requirements set forth in Section 262 of the DGCL (“Section 262”). In order to exercise your appraisal rights, you must demand in writing an appraisal of your shares no later than 20 days after the mailing of this Information Statement, which 20th day is [            ], 2016, and comply precisely with other procedures set forth in Section 262.

A copy of Section 262 is included as Annex C to this Information Statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 262 may result in loss of the right of appraisal. You should be aware that the “fair value” of your shares of Company common stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Please see the section of this Information Statement entitled “The Merger Agreement—Appraisal Rights” beginning on page 56.

Certain Effects of the Merger

(page 41)

Upon the consummation of the merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a wholly owned subsidiary of Comcast.

Following the consummation of the merger, shares of Class A common stock will no longer be traded on Nasdaq or any other public market, and the registration of shares of Class A common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Please see the section of this Information Statement entitled “The Merger—Certain Effects of the Merger” beginning on page 41.

Effects on the Company if the Merger is not Completed

(page 42)

If the merger is not completed for any reason, the Company’s stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Company common stock.

Under certain circumstances, if the merger agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or Comcast, respectively.

Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fee” beginning on page 71.

Treatment of Equity-Based Awards

(page 56)

At the effective time of the merger:

•

each outstanding option to purchase shares of Class A common stock, which we refer to as a “stock option”, and each stock appreciation right related to shares of Class A common stock, which we refer to as a “stock appreciation right”, whether vested or unvested, will be canceled at the effective time of the merger, with the holder of such stock option or stock appreciation right becoming entitled to receive an amount in cash equal to (i) the excess, if any, of (a) the merger consideration minus (b) the exercise price per share of Class A common stock subject to such stock option or stock appreciation right, multiplied by (ii) the number of shares of Class A common stock subject to such stock option or such stock appreciation right immediately prior to the effective time of the merger;

•

each outstanding restricted stock unit subject to time-based vesting (including any such restricted stock unit that was previously a performance-based restricted stock unit but immediately prior to the effective time of the merger is subject only to time-based vesting conditions), which we refer to as “restricted stock units”, and each outstanding restricted stock unit award subject to performance-based vesting, which we refer to as “PRSUs”, in each case, in respect of shares of Class A common stock, will be canceled at the effective time of the merger, with the holder of such restricted stock unit or PRSU becoming entitled to receive an amount in cash equal to (i) the merger consideration multiplied by (ii) the number of shares of Class A common stock subject to such restricted stock unit or PRSU (as applicable) immediately prior to the effective time of the merger (assuming, in the case of any PRSUs, that any applicable performance conditions are deemed to be achieved at the greater of target and actual performance as reasonably determined by the Board (or a committee thereof) as of the last practicable day prior to the effective time of the merger); and

•

each share of Class A common stock subject to vesting or forfeiture outstanding immediately prior to the effective time of the merger, which we refer to as a “restricted share”, will become fully vested at the effective time of the merger, with the holder thereof becoming entitled to receive an amount in cash equal to the merger consideration.

In addition, the merger agreement provides that the Company 2010 Employee Stock Purchase Plan (the “ESPP”) will terminate upon the effective time of the merger and, after the date of the merger agreement and prior to the effective time of the merger, no offering periods or purchase periods will be commenced thereunder. There have never been any purchase rights outstanding under the ESPP.

Please see the section of this Information Statement entitled “The Merger Agreement—Treatment of Equity-Based Awards” beginning on page 56.

Interests of the Company’s Directors and Executive Officers in the Merger

(page 42)

Certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of and considered these interests in (i)(A) reaching the determination that the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, are fair to, and in the best interests of, the Company and its stockholders, (B) approving and declaring advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, and (C) subject to certain provisions of the merger agreement described below under “The Merger Agreement—No Solicitation; Board Recommendation”, recommending that the holders of Company common stock vote in favor of adopting the merger agreement and (ii) directing that the merger agreement be submitted to the holders of the Company common stock for their adoption.

Please see the section of this Information Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 42.

Financing of the Merger

(page 42)

The merger is not subject to a financing condition. Comcast plans to use cash on hand and other available sources of financing to fund the purchase price.

Please see the section of this Information Statement entitled “The Merger—Financing of the Merger” beginning on page 42.

Conditions to the Merger

(page 69)

Each party’s obligation to effect the merger is subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing date of the merger, which we refer to as the “closing date”, of the following conditions:

•	the adoption of the merger agreement by the holders of a majority of the voting power of all outstanding shares of Company common stock, voting as a single class (the “stockholder approval”);

•

(i) the waiting period (including any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) will have expired or been terminated, (ii) the Commission of the European Union (the “European Commission”) will have taken a decision declaring the merger compatible with the common market or all approvals or observance of any waiting or review period required by any applicable European Union member states having jurisdiction over the merger shall have been obtained or observed, as applicable, and (iii) all approvals or observance of any waiting or review period required for the consummation of the merger in Brazil, China, Russia, South Korea and Turkey shall have been obtained or observed (together with (ii), the “non-U.S. jurisdiction governmental approvals”, and the non-U.S. jurisdiction governmental approvals, together with (i), the “required regulatory approvals”); and

•

the absence of any judgment issued by any governmental entity or other legal restraint or prohibition (in each case, with respect to any competition, merger control, antitrust or similar law, solely with respect to the required regulatory approvals) (collectively, “legal restraints”) preventing or prohibiting the consummation of the merger.

Each party’s obligation to consummate the merger is also subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing date, of certain additional conditions, including:

•	subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party; and

•	performance in all material respects by the other party of its obligations under the merger agreement.

The consummation of the merger is not conditioned upon Comcast’s receipt of financing.

Please see the section of this Information Statement entitled “The Merger Agreement—Conditions to the Merger” beginning on page 69.

Regulatory Approvals

(page 53)

The consummation of the merger is subject to review under the HSR Act and the receipt of the non-U.S. jurisdiction governmental approvals. As described above in the section entitled “—Conditions to the Merger”, the obligations of the Company, Comcast and Merger Sub to effect the merger are subject to the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act and the receipt of the non-U.S. jurisdiction governmental approvals.

The merger agreement generally requires each party to use reasonable best efforts to resolve objections that may be asserted under any antitrust law with respect to the transactions contemplated by the merger agreement, subject to certain exceptions (as described under “The Merger Agreement—Reasonable Best Efforts and Certain Pre-Closing Obligations”).

In the event the merger is not consummated on or before April 28, 2017 (as such date may be extended pursuant to the merger agreement, the “outside date”) by reason of the fact that expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act or the receipt of the non-U.S. jurisdiction governmental approvals has not been obtained or a legal restraint in respect of a required regulatory approval is in effect, then the outside date will be automatically extended by a period of 180 calendar days (as described below under “The Merger Agreement—Reasonable Best Efforts and Certain Pre-Closing Obligations”).

Please see the section of this Information Statement entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 53.

No Solicitation; Board Recommendation

(page 64)

The merger agreement generally restricts the Company’s ability to solicit takeover proposals (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) from (including by furnishing non-public information to) third parties, or participate in discussions or negotiations with third parties regarding any takeover proposal. Under certain circumstances, prior to obtaining stockholder approval (which has now been obtained), and in compliance with certain obligations contained in the merger agreement, the merger agreement would have permitted the Company to engage in negotiations with, and provide information to, third parties that made an unsolicited takeover proposal that was, or would reasonably have been expected to lead to, a superior proposal (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) and terminate the merger agreement in order to accept an unsolicited takeover proposal that constituted a superior proposal, subject to payment by the Company of a $152,000,000 termination fee to Comcast.

Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fee” beginning on page 71.

However, these rights to engage in negotiations and terminate the merger agreement ceased upon the receipt by the corporate secretary of the Company of the stockholder consent constituting the stockholder approval on April 28, 2016.

Please see the section of this Information Statement entitled “The Merger Agreement—No Solicitation; Board Recommendation” beginning on page 64.

Termination

(page 70)

The merger agreement may be terminated at any time prior to the closing of the merger in the following circumstances:

•	by mutual written consent of Comcast, Merger Sub and the Company;

•	by either Comcast or the Company:

•

if the merger is not consummated on or before the outside date (as it may be extended under certain circumstances related to the required regulatory approvals as described above under “—Regulatory Approvals”); provided that the right to so terminate the merger agreement will not be available to a party whose material breach of any provision of the merger agreement results in the failure of the merger to be consummated; or

•

if any legal restraint permanently preventing or prohibiting consummation of the merger is in effect and is final and non-appealable; provided that the party seeking to so terminate the merger agreement has complied with its obligations under the merger agreement to avoid such legal restraint;

•	by Comcast:

•

in the event of certain breaches of the merger agreement by the Company; provided that Comcast and Merger Sub are not then in material breach of any representation, warranty or covenant contained in the merger agreement; or

•	by the Company:

•

in the event of certain breaches of the merger agreement by Comcast or Merger Sub; provided that the Company is not then in material breach of any representation, warranty or covenant contained in the merger agreement.

The merger agreement also includes several provisions pursuant to which the parties could have terminated the merger agreement prior to obtaining stockholder approval (which has now been obtained), including to permit (x) Comcast to terminate the merger agreement if (1) our Board or any committee thereof (i) withdrew or modified in a manner adverse to Comcast or Merger Sub, or proposed publicly to withdraw or modify in a manner adverse to Comcast or Merger Sub, the recommendation that holders of Company common stock vote in favor of adopting the merger agreement or (ii) approved or recommended, or proposed publicly to approve or recommend, any takeover proposal or resolved or agreed to take any such action (any action described in this bullet being referred to as an “adverse recommendation change”), (2) there was an intentional and material breach of the non-solicitation provisions of the merger agreement by the Company or (3) the stockholder consent had not been delivered to the corporate secretary of the Company, and a facsimile of such stockholder consent had not been provided to Comcast, in each case, prior to 6:00 a.m., New York City time, on the date immediately following the date of the merger agreement (the “consent deadline”) and (y) the Company to terminate the merger agreement if our Board had received a superior proposal, subject to our compliance in all material respects with certain match rights provisions of the merger agreement and payment of the applicable termination fee. However, each of these termination provisions expired upon delivery of the stockholder consent to the corporate secretary of the Company on April 28, 2016, which constituted receipt of the stockholder approval (as described above under “—Required Approval of the Merger; Record Date; Action by Stockholder Consent”).

Please see the section of this Information Statement entitled “The Merger Agreement—Termination” beginning on page 70.

Termination Fee

(page 71)

Comcast will be required to pay the Company a reverse termination fee of $200,000,000, if the merger agreement is terminated by either the Company or Comcast because (A) the merger is not consummated on or before the outside date or (B) any legal restraint (solely in respect of any required regulatory approval) permanently preventing or prohibiting the consummation of the merger is in effect and is final and non-appealable, and, in each case, at the time of such termination, certain other conditions, as applicable, to the obligations of Comcast and Merger Sub to consummate the merger are satisfied.

If the merger agreement is terminated under other specified circumstances, the Company will be required to pay Comcast a termination fee of $152,000,000.

Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fee” beginning on page 71.

Material U.S. Federal Income Tax Consequences

(page 51)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and your adjusted tax basis in the shares of Company common stock converted into cash in the merger. If you are a non-U.S. holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you.

Please see the section of this Information Statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 51 for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Additional Information

(page 85)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549 and at the website maintained by the SEC at www.sec.gov.

Please see the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 85.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement.

Q:	Why am I receiving this Information Statement?

A:	On April 28, 2016, the Company entered into the merger agreement with Comcast and Merger Sub, and the Principal Stockholders adopted the merger agreement and approved the merger. Applicable provisions of Delaware law and certain securities regulations require us to provide you with information regarding the merger, even though your vote or consent is neither required nor requested to adopt the merger agreement or complete the merger.

Q:	As a stockholder of the Company, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $41.00 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the effective time of the merger. However, stockholders of the Company who properly demand and perfect their appraisal rights under the DGCL and comply precisely with the procedures and requirements set forth in Section 262 will not receive the per share merger consideration, but will instead be paid the “fair value” of their shares (as determined by the Court), together with interest, if any, as determined by the Court, unless such holder subsequently withdraws or otherwise loses such holder’s appraisal rights.

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this Information Statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed description of the United States federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:	Why did the Board approve the merger and the merger agreement?

A:	After careful consideration and evaluation of the merger, and in consideration of, among other things, the oral opinion of Centerview rendered to the independent directors on April 28, 2016, which was subsequently confirmed by delivery of a written opinion dated that same date, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to holders of shares of Class A common stock (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view to such holders (as more fully described below under the caption “The Merger—Opinion of Centerview Partners LLC”), our Board approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement.

For a discussion of the factors that the Board considered in determining to approve the merger agreement, please see the section of this Information Statement entitled “The Merger—Reasons for the Merger”. In addition, in determining to approve the merger agreement, the Board was aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. Please see the section of this Information Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”.

Q:	Is the approval of stockholders necessary to adopt the merger agreement? Why am I not being asked to vote on the merger agreement?

A:	The adoption of the merger agreement by the Company’s stockholders required the affirmative vote or written consent of the holders of a majority of the voting power of all outstanding shares of Company common stock. The stockholder approval was obtained on April 28, 2016, the date on which the Principal Stockholders delivered to the corporate secretary of the Company the stockholder consent adopting the merger agreement. As of April 28, 2016, the Principal Stockholders held approximately 60% of the voting power of all outstanding shares of Company common stock. Accordingly, the adoption of the merger agreement by the Company’s stockholders was effected in accordance with Section 251 of the DGCL on April 28, 2016. No further approval of the stockholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the merger agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the merger agreement.

Q:	What will happen to outstanding Company equity-based awards in the merger?

A:	For information regarding the treatment of the Company’s equity-based awards, please see the section of this Information Statement entitled “The Merger Agreement—Treatment of Equity-Based Awards”.

Q:	Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a stockholder?

A:	Certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of and considered these interests in (i)(A) reaching the determination that the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, are fair to, and in the best interests of, the Company and its stockholders, (B) approving and declaring advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, and (C) subject to certain provisions of the merger agreement described below under “The Merger Agreement—No Solicitation; Board Recommendation”, recommending that the holders of Company common stock vote in favor of adopting the merger agreement and (ii) directing that the merger agreement be submitted to the holders of the Company common stock for their adoption. These interests include:

•

the accelerated vesting and cash-out of equity-based awards held by directors and executive officers in connection with the merger in accordance with the terms of the applicable award agreements and the merger agreement (as described below in “The Merger Agreement—Treatment of Equity-Based Awards”);

•

certain contractual severance payments and benefits in the event an executive officer experiences a termination without cause or for good reason, in each case, within 12 months following the effective time of the merger, which we refer to as a “qualifying termination of employment”, or, for a potentially shorter period, in the event an executive officer experiences a termination without cause or for good reason, in each case, following the first anniversary of the effective time of the merger; and

•	the accelerated payment of account balances under the Company’s nonqualified deferred compensation plan upon the effective time of the merger.

In addition, at the effective time of the merger, Jeffrey Katzenberg will receive certain profits interests pursuant to the terms of a consulting agreement with Comcast. The Company’s directors and executive officers also have the right to indemnification following the closing of the merger. For more information, please see the section of this Information Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:	No. As soon as reasonably practicable after the effective time of the merger, each holder of record of a certificate representing shares of Company common stock which were converted into the right to receive the merger consideration will be sent a letter of transmittal and instructions describing the procedure for surrendering such certificate in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent or other person specified in the instructions receives your stock certificate, the executed letter of transmittal and any other documents requested in the instructions. You should not forward your stock certificates to the paying agent or other person specified in the instructions without a letter of transmittal.

Q:	What should I do if I hold my shares in non-certificated book-entry form?

A:	If you hold shares of Company common stock in non-certificated book-entry form, you will not be required to deliver a stock certificate. You will receive your cash payment of the aggregate amount of merger consideration to which you are entitled following the effective time of the merger.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Stockholders (other than the Principal Stockholders) are entitled to appraisal rights under Section 262 so long as they follow the procedures precisely and satisfy the conditions set forth in Section 262. For more information regarding appraisal rights, please see the section of this Information Statement entitled “The Merger Agreement—Appraisal Rights”. In addition, a copy of Section 262 is included as Annex C to this Information Statement. Failure to strictly comply with Section 262 may result in your waiver of, or inability to exercise, appraisal rights.

Q:	What happens if a third party makes an offer to acquire the Company before the merger is completed?

A:	Prior to obtaining the stockholder approval, our Board could have, subject to certain requirements and rights of Comcast, terminated the merger agreement in connection with the Company’s receipt of an unsolicited superior proposal. This termination right ceased upon delivery to the corporate secretary of the Company of the stockholder consent by the Principal Stockholders constituting the stockholder approval on April 28, 2016.

Q:	When is the merger expected to be completed?

A:	We are working toward completing the merger as promptly as possible. We currently expect the merger to be completed by the end of 2016, subject to certain government regulatory reviews and approvals and the satisfaction of the other conditions to closing in the merger agreement. However, there can be no assurance that the merger will be completed on or prior to that time, or at all.

Q:	What effect will the merger have on the Company?

A:	If the merger is consummated, Merger Sub will be merged with and into the Company, and the Company will continue to exist immediately following the merger as a wholly owned subsidiary of Comcast. Following such consummation of the merger, shares of Class A common stock will no longer be traded on Nasdaq or any other public market, and the registration of shares of Class A common stock under the Exchange Act will be terminated.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed for any reason, our stockholders will not receive any payment for their Company common stock pursuant to the merger agreement. Instead, we will remain as a public company and shares of Class A common stock will continue to be registered under the Exchange Act and listed and traded on Nasdaq.

Under certain circumstances, if the merger agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or Comcast, respectively. Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fee”.

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate set of disclosure documents. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this Information Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Company by phone at (818) 695-5000 or by mail to DreamWorks Animation SKG, Inc., 1000 Flower Street, Glendale, California 91201. We will promptly send additional copies of this Information Statement upon receipt of such request.

Q:	Who can help answer my questions?

A:	If you have questions about the merger after reading this Information Statement, please contact the Company by phone at (818) 695-5000 or by mail to DreamWorks Animation SKG, Inc., 1000 Flower Street, Glendale, California 91201.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this Information Statement regarding the proposed merger, the expected timetable for completing the proposed merger, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed merger, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and their variants and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction in the time frame expected by the parties or at all; the ability to obtain the required regulatory approvals without conditions, and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with current and prospective employees, suppliers, distributors, customers and competitors; the ability of third parties to fulfill their obligations relating to the proposed transaction; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports on Form 10-Q and 8-K filed with the SEC, all of which are or may in the future be incorporated by reference into this Information Statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

THE PARTIES

DreamWorks Animation SKG, Inc.

DreamWorks Animation is a global family entertainment company with business interests that span feature film and television production; licensing and consumer products; location-based entertainment; and new media properties. The Company has released a total of 32 animated feature films, including the franchise properties Shrek, Madagascar, Kung Fu Panda and How to Train Your Dragon. The Company is also the majority owner of AwesomenessTV Holdings, LLC, a multi-media platform that generates revenues from online advertising sales and distribution of content through media channels such as online video, theatrical, home entertainment and television. DreamWorks Animation’s Class A common stock is listed on Nasdaq under the trading symbol “DWA”. DreamWorks Animation’s principal executive office is located at 1000 Flower Street, Glendale, California 91201 and its telephone number is (818) 695-5000.

Comcast Corporation

Comcast is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is one of the nation’s largest video, high-speed Internet and phone providers to residential customers under the XFINITY brand and also provides these services to business customers. NBCUniversal is one of the world’s leading media and entertainment companies that develops, produces and distributes entertainment, news and information, sports, and other content for global audiences, and owns and operates theme parks worldwide. Comcast’s Class A common stock is listed on Nasdaq under the trading symbol “CMCSA.” Comcast’s principal executive office is located at One Comcast Center, Philadelphia, PA 19103 and its telephone number is (215) 286-1700. NBCUniversal’s principal executive office is located at 30 Rockefeller Plaza, New York, NY 10112 and its telephone number is (212) 664-4444.

Comcast Paris NewCo, Inc.

Merger Sub was formed by Comcast on April 22, 2016 solely for the purpose of consummating the merger and the other transactions contemplated by the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive office is located at One Comcast Center, Philadelphia, PA 19103 and its telephone number is (215) 286-1700.

THE MERGER

Overview

Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Comcast. The Board approved the merger agreement and recommended that the Company’s stockholders vote to adopt the merger agreement.

Upon the consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company, any subsidiary of the Company, Comcast, Merger Sub or any other subsidiary of Comcast or shares with respect to which appraisal rights have been properly exercised in accordance with the DGCL) will be converted into the right to receive $41.00 in cash, without interest and less any applicable withholding taxes.

Background of the Merger

The Board and the Company’s senior management periodically review the Company’s long-term strategic plan and prospects in light of the Company’s business and developments in the media sector. On a number of occasions since the Company’s initial public offering in 2004, the Board has received indications of interest and explored potential strategic transactions, including possible acquisitions, investments in the Company and sale transactions, to enhance stockholder value.

In July 2014, the Company was approached by Company A to consider a potential acquisition by Company A of a controlling interest in the Company. The Company entered into a confidentiality agreement with Company A and the parties engaged in preliminary due diligence and negotiations. In the course of such discussions, the Company engaged its regular outside counsel, Cravath, Swaine & Moore LLP (“Cravath”), and the Board engaged Munger, Tolles & Olson LLP (“MTO”) to provide legal advice. Additionally, in connection with such discussions, Centerview and another bank provided preliminary financial advice. The transaction ultimately proposed by Company A contemplated an acquisition by Company A of 65% of the outstanding Company common stock for $34 per share in cash, resulting in Company A having voting control of the Company and the remaining 35% of equity in the Company continuing to be publicly traded. During the course of the discussions with Company A, representatives of the Company had preliminary discussions with several large U.S. media companies, including Company C, to assess the potential interest of such companies in a strategic transaction with the Company. None of those discussions resulted in engagement regarding a potential transaction. In September 2014, various publications reported rumors of discussions involving a sale of the Company. The discussions with Company A terminated following such news reports without any agreement having been reached.

In October 2014, the Company was approached by Company B to consider a potential business combination transaction. The Company entered into a confidentiality agreement with Company B and the parties engaged in preliminary due diligence and negotiations, which contemplated an acquisition of 100% of the outstanding Company common stock without a specific discussion of price but an indication in the range of $35 per share. Various publications again reported rumors of discussions involving a sale of the Company. The discussions with Company B terminated following such news reports without any agreement having been reached.

Periodically during the remainder of 2014 through early 2016, the Company was contacted by various U.S.-based and foreign entities with a potential interest in exploring a strategic investment in or other business relationship with the Company. The Board authorized preliminary engagement with those parties that management considered credible, including providing confidential information to determine interest in an investment or broader transaction. The Company’s management provided periodic updates to the Board regarding such inquiries, none of which led to further significant engagement with the counterparties.

On February 9, 2016, a representative of a private equity investment firm based outside the U.S. (the “PE Firm”) met with Fazal Merchant, the Company’s Chief Financial Officer, and other members of the Company’s senior management at the Company’s headquarters in Glendale, California to receive a presentation about the Company’s business using publicly available information. Following this meeting, the Company and the PE Firm entered into a confidentiality agreement to facilitate the exchange of confidential information between the Company and the PE Firm.

On February 10, 2016, Jeffrey Katzenberg, the Company’s Chief Executive Officer, and Mr. Merchant had further meetings with a representative of the PE Firm. Following these meetings, Mr. Merchant briefed Mellody Hobson, the Chair of the Board, regarding the discussions with the PE Firm.

During the period from February 11, 2016, to February 28, 2016, representatives of the Company and the PE Firm engaged in due diligence discussions, the PE Firm was provided with access to a virtual data room and discussions regarding valuation occurred, culminating in an offer by the PE Firm of $33 in cash per share of common stock, contingent upon Mr. Katzenberg’s willingness to remain with the Company as its Chief Executive Officer and the retention of other key management (the “February 28 Proposal”).

On March 2, 2016, a telephonic meeting of the Board was held with representatives of the Company’s counsel, Cravath, the independent directors’ counsel, MTO, and Centerview, participating, to discuss the February 28 Proposal. Mr. Merchant provided an update on the meetings and discussions with representatives of the PE Firm. Mr. Merchant noted that the PE Firm had stated that retaining Mr. Katzenberg and key management was a condition to its interest in pursuing the proposed transaction, and that the PE Firm had requested an opportunity to discuss the terms on which Mr. Katzenberg would remain. Mr. Katzenberg noted that he had not engaged in such discussions. He stated that, until the Board came to a determination as to whether the proposed transaction was in the best interests of the Company’s stockholders and authorized him to engage in discussions with the PE Firm regarding his personal situation, he would not engage in such discussions. Representatives of Cravath and MTO reviewed with the Board their duties in connection with their evaluation of the February 28 Proposal, as well as other legal matters. Representatives of Centerview discussed their preliminary financial analysis of the proposed price of $33 per share. The independent directors then met in executive session with representatives of MTO and without members of management, Cravath or Centerview participating. The independent directors participating in the executive session unanimously authorized management to engage in further discussions with the PE Firm to seek to improve the price offered and understand other deal terms and certainty of funding.

On March 5, 2016, Mr. Merchant and other members of the Company’s senior management had a conference call with representatives of the PE Firm to discuss the PE Firm’s analysis and perspective on value and to answer further questions about the Company and its financial projections in order to enable the PE Firm to improve its price.

On March 8, 2016, the PE Firm submitted a nonbinding proposal for an acquisition of the Company at a price of $35 per share, subject to due diligence and negotiation of definitive agreements (the “March 8 Proposal”). The letter conditioned the offer on, among other things, a rollover of substantially all shares held by certain founders and members of the Company’s senior management, the completion of certain processes by one or more of the PE Firm’s co-investors, and the negotiation of satisfactory employment arrangements with Mr. Katzenberg and other key members of management. The proposal also indicated that the purchase price would be funded with equity from the PE Firm and certain co-investors.

On March 9, 2016, a telephonic meeting of the Board was held, with representatives of Cravath, MTO and Centerview participating, to discuss the March 8 Proposal. Mr. Merchant provided an update on the discussions with the representatives of the PE Firm as well as an update on the Company’s business. Representatives of Cravath and MTO again reviewed with the Board their duties in connection with their evaluation of the March 8 Proposal and a potential determination to pursue a sale of the Company, as well as other legal matters.

Representatives of Centerview discussed its preliminary financial analyses that had been done to date. Mr. Katzenberg noted that he was prepared to consider either cashing out or rolling over his shares if the Board determined such transaction was in the best interests of the Company’s stockholders. He further noted that he had not engaged in discussions with the PE Firm about employment matters and would not until the Board determined that it would be appropriate for him to do so. The independent directors then met in executive session with representatives of MTO and without any members of management, Cravath or Centerview participating. The independent directors participating in the executive session unanimously authorized further discussions with the PE Firm to evaluate, among other things, deal terms and certainty of funding, and also seek a transaction where all shares, including those held by Mr. Katzenberg and other members of management, would receive the same consideration.

During the period from March 11, 2016, to March 15, 2016, representatives of the Company, Centerview, Cravath and MTO engaged in discussions with representatives of the PE Firm and its counsel, O’Melveny & Myers LLP (“OMM”) regarding financing and potential deal terms, including the desire of the independent directors to secure a transaction where all shares would receive the same consideration without any rollover. The representatives of the PE Firm and OMM noted that a rollover by Mr. Katzenberg and other members of management was a condition to the PE Firm’s interest in a transaction.

In the evening of March 16, 2016, the PE Firm submitted a revised proposal letter dated March 17, 2016 (the “March 17 Proposal”). The material terms of the proposed transaction, including the price of $35 per share in cash conditioned on a rollover of shares held by certain founders and members of the Company’s senior management, remained unchanged from the March 8 Proposal. The letter also asked that the Company enter into exclusive discussions with the PE Firm regarding a proposed transaction.

On March 18, 2016, Ms. Hobson met with a representative of the PE Firm to discuss various aspects of the proposed transaction, including with respect to the identity of the potential co-investors with the PE Firm. Ms. Hobson noted that the Company would not consider exclusivity without further comfort as to certainty of funding, and Mr. Merchant subsequently reiterated this to the representative of the PE Firm, and a representative of the PE Firm subsequently confirmed to Mr. Merchant that they understood that the request for exclusivity would likely not be granted by the Company.

On March 25, 2016, a telephonic meeting of the Board was held, with representatives of Cravath, MTO and Centerview participating, to discuss the March 17 Proposal. Representatives of Cravath and MTO again reviewed with the Board their duties in connection with their evaluation of the March 17 Proposal and a potential determination to pursue a sale of the Company, as well as other legal matters. Among the matters discussed were the request for exclusivity, the insistence of the PE Firm on a rollover of equity by Mr. Katzenberg and whether to solicit interest from other potential counterparties at that time. The Board determined not to solicit interest from additional parties at that time because of, among other factors, the significant concern of the negative impact of a leak on the Company’s business and employees, the prior experience of the Company with leaks in connection with earlier acquisition discussions and the detrimental impact of such leaks on such discussions, as well as the expectation that, if a transaction with the PE Firm was entered into on the terms proposed, it would require approval of the Class A stockholders of the Company and the Board would retain a “fiduciary out” to pursue a transaction proposal received after signing and prior to obtaining such approval that offered superior value. The Board also discussed the key terms in addition to price that needed to be agreed in principle as part of the next round of transaction discussions, including the rollover of equity by Mr. Katzenberg. The Board unanimously adopted resolutions confirming that the independent directors (i.e., the entire Board other than Mr. Katzenberg) would have the power and authority to take any action otherwise available to the Board in connection with a proposed transaction. An executive session of the independent directors was then held. During this session, MTO presented disclosure regarding its prior representations of the Company, the Board and various Company executive officers. Representatives of Centerview also presented disclosure regarding Centerview’s relationship with and previous work for the Company. Both firms noted they had no material relationships with the PE Firm. After considering these disclosures, the independent directors participating voted unanimously to formally engage MTO as legal counsel to the independent directors of the Board and Centerview as financial advisor to the independent directors of the Board. The independent directors also appointed Ms. Hobson, Harry “Skip” Brittenham and Jason Kilar as a transaction committee to negotiate or direct the negotiations regarding the proposed transaction and any alternatives on behalf of the independent directors, with the independent directors retaining ultimate decision-making authority. Ms. Hobson subsequently confirmed with Mr. Merchant that he would continue as the Company’s primary contact with the PE Fund, and that he and other members of management engaged in discussions with the PE Firm would report to, and take directions from, the transaction committee with respect to any acquisition proposals. Thereafter, Ms. Hobson and Mr. Merchant had nearly daily update calls. The independent directors determined that, if the price and other key terms of a transaction could be agreed in principle, they would then authorize discussions between Mr. Katzenberg and the PE Firm to ascertain whether a rollover and employment terms could be agreed between them.

During the week of March 28, 2016, the PE Firm and its representatives conducted a series of meetings with the Company’s senior management at the Company’s headquarters as part of the PE Firm’s due diligence.

On March 29, 2016, Mr. Merchant sent the PE Firm an initial draft of a non-binding term sheet prepared by Cravath, MTO and Centerview, based on the guidance received from the independent directors and the transaction committee, regarding a proposed transaction, which included, among other things, a proposed price of $35 per share in cash for all shares other than shares of Mr. Katzenberg to be rolled over, closing conditions including approval of the Class A stockholders of the Company, the right of the independent directors to terminate the merger agreement with the PE Firm to pursue a superior proposal upon payment of a termination fee of $32.5 million (approximately 1% of the total transaction equity value), as well as a requirement that funds sufficient to finance the transaction be deposited in escrow with a United States bank at the time of signing. The PE Firm responded that the termination fee should be 10% of the transaction value and that it would not be possible to comply with the escrow requirement proposed in the term sheet. Over the next two days, Mr. Merchant had a series of conversations and email exchanges with the PE Firm regarding the terms of a proposed transaction, including regarding the termination fee and issues related to certainty of funding. After several discussions, Mr. Merchant and the PE Firm reached a non-binding agreement in principle regarding a termination fee of 3.5% of the transaction value, subject to the approval of the transaction committee. Mr. Merchant communicated this agreement in principle to the members of the transaction committee, each of whom approved it.

On March 31, 2016, OMM sent a revised non-binding term sheet to Mr. Merchant. The revised draft term sheet provided for a price of $35 per share, a rollover of shares held by certain founders and key members of management, a termination fee of 3.5% of transaction value (calculated on enterprise value plus the fees incurred by the PE Firm in connection with the transaction) and that the PE Firm would provide proof of funding to the reasonable satisfaction of the Company prior to signing a definitive agreement. Also on March 31, a representative of the PE Firm circulated to Mr. Merchant a draft form of equity commitment letter, which provided that funding was contingent upon, among other things, concurrent funding by other investors.

On April 2, 2016, Cravath sent a revised non-binding term sheet to the PE Firm and OMM that, among other things, provided further detail regarding the funding certainty that would be required by the Company prior to signing a definitive agreement and proposed a termination fee of 3.5% of transaction equity value of the Company.

On April 3, 2016, representatives of Cravath and Centerview met with a representative of the PE Firm in New York to discuss various issues, including funding certainty.

On April 4, 2016, a telephonic meeting of the Board was held with representatives of Cravath, MTO and Centerview participating. The Board members were provided with an update on the various discussions occurring over the prior several days as well as the current draft of the non-binding term sheet. An executive session of the independent directors was then held with representatives of MTO participating, during which the independent directors voted unanimously to authorize continued discussions with the PE Firm on the terms outlined in the term sheet and, if such terms were agreed in principle by the PE Firm, to allow Mr. Katzenberg and his advisors to begin discussions with the PE Firm regarding the terms of the rollover of certain of Mr. Katzenberg’s shares and the terms of his employment with the Company following consummation of the transaction, which the PE Firm required as conditions to its proposal. The independent directors also discussed the issue of achieving satisfactory assurance of funding and alternative approaches to addressing this issue. Following this meeting, Mr. Merchant sent a revised draft of the non-binding term sheet to the PE Firm and OMM.

On April 5 and April 6, 2016, representatives from OMM, Cravath and MTO held discussions and exchanged drafts of the non-binding term sheet. With the approval of the transaction committee, the parties finalized the non-binding term sheet on April 6, 2016, which included a proposed termination fee of $121 million (3.5% of transaction enterprise value).

From April 6, 2016 through April 11, 2016, the Company, Cravath, MTO, Centerview and Ms. Hobson continued to conduct due diligence regarding funding certainty.

On April 11, 2016, Cravath distributed a draft merger agreement to OMM.

On April 13, 2016, an investment firm based outside the U.S. sent a letter to Centerview offering to acquire the Company for a purchase price of $30 per share in cash. The Board ultimately determined not to pursue this potential transaction because of the price offered and because the solicitation was not considered a credible offer.

On April 13, 2016, Brian Roberts, the Chairman and Chief Executive Officer of Comcast, contacted Mr. Katzenberg to express interest in a possible acquisition of the Company. Mr. Katzenberg directed Mr. Roberts to discuss the matter with Ms. Hobson and immediately alerted Ms. Hobson and Mr. Merchant of this development.

On April 14, 2016, Ms. Hobson had a telephone call with Mr. Roberts. Ms. Hobson indicated that the Company was engaged in negotiations with an unnamed potential financial buyer. Ms. Hobson told Mr. Roberts that any offer made by Comcast would have to meaningfully exceed $35 per share in order for the Company to pursue discussions with Comcast. Ms. Hobson called Mr. Brittenham to inform him of her discussions with Mr. Roberts. Mr. Brittenham told Ms. Hobson that, as a result of his legal representation of a senior creative executive of NBCUniversal, he would recuse himself from any consideration of a possible transaction with Comcast. Also on April 14, representatives of Cravath, Centerview and the Company engaged with representatives of the PE Firm regarding progress on financing.

On April 15, 2016, the Company and Comcast entered into a confidentiality agreement.

On April 16, 2016, Mr. Roberts, Stephen Burke, the Chief Executive Officer of NBCUniversal, Jeff Shell, Chairman, Universal Filmed Entertainment Group of NBCUniversal, other members of senior management of Comcast and representatives of Davis Polk & Wardwell LLP (“Davis Polk”), Comcast’s legal advisor, met with Mr. Katzenberg, Mr. Merchant, Ms. Hobson and other members of the Company’s senior management and representatives of MTO in Los Angeles. At these meetings, the Company provided, among other things, a presentation to Comcast regarding the Company’s business and financial outlook. In discussions with Ms. Hobson and a representative of MTO, Mr. Roberts and Mr. Burke conveyed that they wanted to enter into an agreement quickly and further conveyed an interest in a transaction that would enable an immediate and full integration of the Company into Comcast’s businesses. Mr. Roberts and Mr. Burke also noted that Comcast would like Mr. Katzenberg’s role at the Company to be to oversee the Company’s Awesomeness TV and DWA Nova, LLC joint ventures (the “JVs”) on behalf of Comcast, potentially as a non-executive chair of a newly formed interactive media subsidiary of Comcast that would hold the Company’s interests in such JVs. Later in the evening on April 16, Ms. Hobson and Mr. Katzenberg agreed to meet with Mr. Roberts, Mr. Burke and Mr. Shell the following morning, as requested by Mr. Roberts and Mr. Burke, to determine whether there was a basis for further engagement between the parties.

On the morning of April 17, 2016, Mr. Katzenberg, Ms. Hobson, Mr. Roberts, Mr. Burke and Mr. Shell met for breakfast in Los Angeles. At such meeting, Mr. Roberts suggested that, as an alternative to an immediate and full integration of the Company into Comcast’s businesses, Comcast would be open to considering a transaction with substantially the same structure as the Company was negotiating with its private equity counterparty, with senior management of the Company continuing in their current roles. Following such meeting, several representatives of Comcast visited the Company for a site tour. Thereafter, Mr. Roberts and other members of senior management of Comcast and representatives of Davis Polk reconvened at the offices of MTO with Mr. Katzenberg, Mr. Merchant, Ms. Hobson and other members of the Company’s senior management and representatives of MTO, with a representative of Cravath participating by phone. Mr. Roberts noted that they would need to quickly complete their due diligence to come to a formal offer for the Company along the terms discussed at the breakfast meeting. Later that day, Cravath circulated to Davis Polk for purposes of discussion a non-binding term sheet reflecting terms generally consistent with those in the non-binding term sheet with the PE Firm (but with the price per share left blank). Comcast and Davis Polk were granted access to a virtual data room in order to begin due diligence.

On April 18, 2016, Cravath sent Davis Polk a draft merger agreement reflecting terms generally consistent with those included in the draft agreement sent to the PE Firm but with changes to reflect a strategic rather than a financial buyer. Ms. Hobson also had a call with Mr. Kilar in order to update him with respect to Comcast’s interest and the meetings that took place on April 16 and 17. During the call, Mr. Kilar confirmed his agreement that negotiations with Comcast should proceed.

On April 19, 2016, Ms. Hobson received a letter from Comcast (the “April 19 Proposal”) offering $35 per share in cash, or a mix of cash and Comcast stock, for each share of Company common stock, pending completion of due diligence and satisfactory resolution of certain employment matters related to the ongoing leadership of the Company. Following discussion with Ms. Hobson, it was decided that Mr. Merchant would call Michael Cavanagh, Comcast’s Chief Financial Officer, and Robert Eatroff, Comcast’s Executive Vice President of Global Corporate Development and Strategy, to discuss Comcast’s offer and to indicate that the Company’s independent directors were seeking a price meaningfully higher than $35 per share. Mr. Merchant conveyed that message to Mr. Eatroff. Also on April 19, 2016, the PE Firm sent Mr. Merchant and Cravath a draft of a form of funding commitment letter to be issued by an unnamed bank for an unspecified portion of the funding of its offer.

On April 20, 2016, Mr. Katzenberg conveyed to Ms. Hobson and Mr. Merchant that he would be willing to support a transaction involving an acquisition of all shares of Company common stock and the full integration of the Company into Comcast immediately following the closing, including a substantial reduction in his role in the Company, if Comcast were to offer the Company’s stockholders a significantly higher price per share than previously offered.

On a subsequent call with Mr. Roberts, Ms. Hobson conveyed that she was disappointed in the price offered by Comcast in the April 19 Proposal, and that Mr. Katzenberg would consider supporting a transaction that offered Comcast an immediate and full integration of the Company if Comcast were to offer the Company’s stockholders a significantly higher price. She indicated that Comcast should respond with a revised offer before a Board dinner scheduled for that evening and a Board meeting scheduled for the following day, and that such offer should be in the $40s per share in order for engagement to continue. Ms. Hobson discussed the developments on a call with Mr. Kilar, who agreed that Ms. Hobson should continue to push for a price in the $40s per share. In a conference call among representatives of Davis Polk, Cravath and MTO, representatives of Davis Polk indicated that Comcast would insist upon a transaction structure pursuant to which Mr. Katzenberg, in his capacity as the controlling stockholder, would approve the transaction by delivering a written consent with respect to his shares immediately following the signing of the definitive merger agreement. Representatives of Cravath and MTO responded that the Board would expect to retain a “fiduciary out” to pursue a superior proposal received after signing.

On a call with Ms. Hobson on the morning of April 21, 2016, Mr. Roberts conveyed Comcast’s offer, which was confirmed in a revised letter (the “April 21 Proposal”), to acquire all of the Company’s equity securities for

$38.50 per share in cash, subject to satisfactory completion of due diligence and negotiation of a definitive agreement. The offer was also contingent upon, among other things, Mr. Katzenberg agreeing to deliver a written consent immediately following signing of the merger agreement. On the call with Mr. Roberts, Ms. Hobson reiterated that Comcast would need to improve its offer to a price in the $40s per share to achieve the support of the independent directors, and that Comcast’s demand that Mr. Katzenberg deliver an immediate written consent required discussion by the independent directors. Mr. Roberts noted the significant movement in price from the initial $35 per share offer and he also noted that he and Mr. Katzenberg would need to agree to the scope of Mr. Katzenberg’s role and transition support following the closing of the transaction.

During a meeting of the Board at the Company’s headquarters on April 21, 2016, the potential transactions with Comcast and the PE Firm were discussed by the Board. Representatives of Cravath and MTO reviewed with the Board their duties in connection with their evaluation of the two proposals and a potential determination to pursue a sale of the Company, the request from Comcast that Mr. Katzenberg deliver a written consent to the transaction with Comcast and other legal matters. With respect to the two proposals, the directors and the advisors discussed, among other things, a comparison of the proposals, including as to price and conditionality. The independent directors then met in executive session. Representatives of MTO and Centerview advised the independent directors of their prior relationships and representations of Comcast and its affiliated entities. Representatives of Richards, Layton & Finger, P.A., special Delaware counsel to the Company, joined the meeting by conference telephone to advise the independent directors with respect to the disclosures provided by MTO. Following this discussion, the independent directors resolved to continue the engagements of MTO and Centerview. The independent directors discussed Mr. Brittenham’s recusal and, after discussing whether another independent director should fill Mr. Brittenham’s role on the transaction committee, resolved to proceed with a transaction committee consisting of Ms. Hobson and Mr. Kilar. Following further discussions of the potential transactions, the Board reconvened and representatives of Centerview reviewed Centerview’s preliminary financial analysis of the Company and the proposals and discussed their perspective on other potential acquirors for the Company, including whether any could be expected to offer a price higher than that offered by Comcast. Representatives of Centerview also reviewed the Company’s prior sale discussions, the price levels offered in such discussions and the ultimately public nature of such prior discussions. The independent directors discussed Comcast’s insistence that its proposal was conditioned upon Mr. Katzenberg delivering a written consent to the transaction, including whether they should solicit interest from other potential counterparties. The independent directors decided not to solicit interest from additional parties because of, among other factors, their significant knowledge of the universe of other potential acquirers and prices achievable based on the prior sale discussions, the advice from Centerview that, based upon and subject to the information made available to Centerview by the Company, Comcast could likely achieve more synergies than other potential strategic acquirers and therefore could potentially be willing to pay more than other strategic acquirers, and the concern that a leak could jeopardize the current transaction discussions with Comcast. The independent directors then considered Mr. Roberts’ request that Comcast be permitted to engage in discussions with Mr. Katzenberg regarding his post-closing services and support arrangement, which Mr. Roberts had noted was a material element of Comcast’s consideration of the transaction. The independent directors authorized Mr. Katzenberg to begin negotiating such arrangement with Comcast. Finally, the independent directors authorized Mr. Merchant and the representatives of Centerview to respond to Comcast’s April 21 Proposal with a counterproposal of a price of $42 in cash per share, a full “fiduciary out” to pursue a superior proposal following signing without the delivery by Mr. Katzenberg of a written consent, and a significant regulatory commitment. That counterproposal was conveyed to Messrs. Cavanagh and Eatroff following the end of the board meeting.

On the evening of April 21, 2016, Davis Polk circulated a revised draft of the merger agreement to Cravath, reflecting the written consent structure in the April 21 Proposal and Comcast’s position as to regulatory matters.

On April 22, 2016, representatives of Cravath and Davis Polk met at Cravath’s New York offices, with representatives of MTO and the Company participating by phone, to discuss the draft merger agreement circulated by Davis Polk. Also on that day, a representative of each of Centerview and Cravath spoke with Messrs. Cavanagh, Eatroff and a representative of Davis Polk to reiterate the counterproposal conveyed the previous day, and the representative of Cravath also summarized the proposed terms of Mr. Katzenberg’s post-closing consulting arrangement, noting that a draft term sheet reflecting the same would follow. The representative of Cravath once again noted the expectation of the independent directors that they would retain a “fiduciary out” to pursue a superior proposal following signing and that Mr. Katzenberg would not deliver a written consent. A draft term sheet was circulated by Cravath to Davis Polk later that day, providing that Mr. Katzenberg would provide certain consulting services to Comcast, including as to integration and transition matters and overseeing the JVs on behalf of Comcast, for which he would receive compensation comprised of a mix of cash and a profits interest in each of the JVs. That afternoon, the Board held a telephonic meeting to receive an update regarding the transaction and the discussion between the advisors and Comcast. Certain members of the Board indicated that they had received press inquiries regarding rumors of a potential transaction involving the Company.

On April 23, 2016, the Board held a telephonic meeting during which members of management, Centerview, Cravath and MTO provided updates on the progress of Comcast’s due diligence and the status of discussions. Mr. Roberts telephoned Ms. Hobson to request clarification as to the process the independent directors expected Comcast to follow in negotiating Mr. Katzenberg’s post-closing consulting arrangement, and to provide his reaction and suggested approach to compensation under such arrangement. Ms. Hobson told Mr. Roberts that she would not be involved in negotiating the terms of such arrangement and he should negotiate through the representative of Cravath who had conveyed the proposed consulting arrangement terms to Messrs. Cavanagh and Eatroff and a representative of Davis Polk, and Ms. Hobson again urged Mr. Roberts to raise his price per share. On a subsequent call between Mr. Roberts and Ms. Hobson, Mr. Roberts indicated that Comcast may be willing to raise its offer to $40 per share, reiterating that that was subject to Mr. Katzenberg delivering a written consent to the transaction immediately following signing of the merger agreement and subject to reaching agreement with Mr. Katzenberg on his post-closing consulting arrangement. During that call, Ms. Hobson noted that Cravath would be providing a revised term sheet responsive to the suggested approach Mr. Roberts had conveyed earlier, and she reiterated to Mr. Roberts that Comcast would have to increase its offer to $42 per share to achieve the support of Mr. Katzenberg as well as the independent directors. Ms. Hobson further noted that the Company needed a strong commitment from Comcast to pursue required regulatory approvals. Later that evening, Cravath provided a revised draft term sheet to Davis Polk relating to Mr. Katzenberg’s consulting services that eliminated the cash compensation element from the prior draft.

Also on April 23, 2016, OMM distributed to Cravath a revised draft of the merger agreement with the PE Firm.

On April 24, 2016, representatives of Davis Polk and Cravath engaged in discussions regarding the revised draft term sheet relating to Mr. Katzenberg’s consulting services, resulting in an agreement in principle as to the key terms of his post-closing duties and compensation. The representative of Davis Polk also noted Comcast’s expectation that Mr. Katzenberg would agree to noncompetition and employee non-solicitation obligations following closing of a transaction as well as commitments relating to securing regulatory approvals. That evening, Davis Polk sent drafts of a consulting agreement and a support agreement for Mr. Katzenberg containing such provisions to Cravath and to Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), counsel to Mr. Katzenberg.

Between April 24 and April 27, 2016, representatives of Davis Polk and Paul Weiss negotiated the terms of the consulting agreement and the support agreement.

On April 25, 2016, the Board held a telephonic meeting with representatives of Cravath, MTO and Centerview participating, during which the Board was provided an update on the status of negotiations with Comcast. The independent directors then held an executive session with representatives of MTO participating, during which the independent directors approved the terms and conditions of a written engagement letter with Centerview.

On April 25, 2016, Mr. Roberts and Ms. Hobson had several discussions relating to the status of negotiations, highlighting as key issues price, Comcast’s regulatory commitment, Comcast’s requirement that

Mr. Katzenberg deliver a written consent to the transaction immediately following signing of the merger agreement and the status of certain issues with respect to Mr. Katzenberg’s post-closing consulting agreement and support agreement. During such discussions, Mr. Roberts conveyed that Comcast may be willing to raise its offer from that contained in the April 21 Proposal if Comcast’s proposal on the latter issues were accepted. Ms. Hobson reiterated that she could not speak for Mr. Katzenberg, and that the independent directors would require a significant movement on price for the transaction discussions not to reach an impasse. Later that evening, Comcast sent a revised letter of interest (the “April 25 Proposal”) reflecting an increase in price to $40 per share, which was contingent upon Mr. Katzenberg agreeing to provide a written consent to the transaction immediately following signing of the merger agreement and proposing a $140 million reverse termination fee payable by Comcast in the event the regulatory approvals required to consummate the merger were not obtained.

On April 26, 2016, representatives of Company C, which had previously engaged in limited due diligence and preliminary discussions in connection with a potential acquisition of the Company, and which representatives of Centerview had identified as a potential strategic acquirer with the financial capability to consummate an acquisition of the Company, contacted Mr. Katzenberg to express interest in discussing a potential acquisition of the Company. After consulting with Ms. Hobson, Mr. Katzenberg and a representative of Centerview had follow-up conversations with such representatives that day and, at the request of Company C, arranged meetings between the representative of Centerview and representatives of Company C for the morning of April 27, 2016.

On the same day, representatives of Centerview and Cravath had a call with Messrs. Cavanagh and Eatroff and a representative of Davis Polk in which they communicated the response to the April 25 Proposal, noting the independent directors’ position on price remained at $42 per share, with a full “fiduciary out” to pursue a superior proposal following signing and no delivery of a written consent by Mr. Katzenberg, and a requirement for a significant regulatory commitment, but noting a willingness to increase the termination fee payable by the Company in order to terminate the merger agreement in connection with a superior proposal, as well as reduce the scope of the regulatory commitment subject to increasing the reverse termination fee payable by Comcast for failure to obtain regulatory approvals to $300 million. Cravath circulated to Davis Polk a revised draft of the merger agreement reflecting these terms in the evening of April 26, 2016.

On the evening of April 26, 2016, various publications reported rumors that Comcast was in discussions to acquire the Company for over $3 billion. Numerous articles reporting a potential acquisition of the Company were published on the morning of April 27, 2016.

Following discussion between representatives of MTO, Centerview and Cravath and representatives of Comcast and Davis Polk, Mr. Roberts contacted Ms. Hobson several times during the evening of April 26, 2016 and into the early morning of April 27, 2016 to reiterate that Comcast would not pay the $40 per share reflected in the April 25 Proposal if Mr. Katzenberg did not agree to provide a written consent to the transaction immediately following signing of the merger agreement and that, without such immediate written consent, Comcast would drop its price to $38.50 per share if the independent directors wanted a “fiduciary out” for a period of five days following signing, or to $35 per share for a “fiduciary out” period of 30 days following signing, or Comcast may abandon the negotiations entirely. Mr. Roberts reiterated to a representative of Centerview that the written consent to the transaction from Mr. Katzenberg was an absolute requirement for Comcast, and representatives of Davis Polk communicated the same to representatives of Cravath and MTO.

On the morning of April 27, 2016, a representative of Centerview met with representatives of Company C in order to ascertain Company C’s interest in an acquisition of the Company and its price expectations. Shortly following that meeting, a senior executive of Company C called Mr. Katzenberg and conveyed that they would not pursue an acquisition of the Company in the $40 per share price range. On the same morning, a representative of Centerview spoke with a senior executive officer of Company D, another potential strategic acquirer, who informed the representative of Centerview that Company D would not be interested in pursuing an acquisition of the Company.

Also on April 27, 2016, Mr. Merchant received an email communication from the PE Firm indicating that the PE Firm’s proposal was fully financed for a transaction at $35 per share. OMM then circulated a revised merger agreement, along with forms of equity commitment and bank commitment letters.

Later on April 27, 2016, Ms. Hobson spoke with Mr. Roberts and noted that he needed to improve the $40 per share offer price contained in the April 25 Proposal. He responded that Comcast was willing to increase its offer to $41 per share, but only if Mr. Katzenberg delivered a written consent immediately following signing of the merger agreement. Ms. Hobson countered that the independent directors would consider Comcast’s insistence on the written consent, but with a more significant regulatory commitment from Comcast. Ms. Hobson also asked Mr. Roberts to raise the price to $41.50 per share. Mr. Roberts later responded that $41 per share was Comcast’s maximum offer.

Later that day, representatives from Cravath spoke with representatives from Comcast and Davis Polk to discuss the regulatory commitment and Comcast agreed to increase the size of the reverse termination fee to $200 million. Following such conversation, a representative of Davis Polk contacted a representative of Cravath to offer an additional element of regulatory commitment that would include certain conduct remedies.

On April 27, 2016, the Board held a telephonic meeting to discuss the status of negotiations with Comcast. Representatives of Cravath and MTO reviewed with the Board their duties in connection with their evaluation of the Comcast offer and a determination to pursue a sale of the Company, the requirement from Comcast that Mr. Katzenberg deliver a written consent to the transaction with Comcast immediately following the signing and other legal matters. Representatives of Centerview reviewed the conversations with Company C and Company D which had occurred earlier that day and again discussed their perspective on other potential acquirors for the Company, including whether any could be expected to offer a price higher than the $41 per share offered by Comcast. Representatives of Centerview also updated its preliminary financial analysis. The Board discussed these matters with participation from representatives of Cravath, MTO and Centerview. The independent directors then held an executive session with representatives of MTO during which they continued to discuss the proposed terms. Following discussion, the independent directors instructed Cravath and MTO to proceed to negotiate the final terms of the merger agreement.

Following the meeting, from the evening of April 27, 2016 through the morning of April 28, 2016, Davis Polk and Cravath and MTO exchanged drafts of and negotiated the terms of the merger agreement, and Davis Polk and Paul Weiss finalized the terms of the consulting agreement and support agreement.

On April 28, 2016, the Board, together with representatives of Cravath, MTO and Centerview, convened a telephonic meeting. All of the members of the Board, with the exception of Mr. Brittenham, who had recused himself from the meeting, were in attendance. Cravath updated the Board on the course of final negotiations relating to the merger agreement and representatives of Centerview then reviewed with the Board Centerview’s financial analysis of the merger consideration. A representative of Centerview then rendered to the independent directors Centerview’s oral opinion, which was subsequently confirmed by delivery of Centerview’s written opinion dated that same date that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the merger consideration to be paid to the holders of shares of Class A common stock (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under “—Opinion of Centerview Partners LLC”. The independent directors then held an executive session during which the independent directors, with the exception of Mr. Brittenham, voted unanimously to recommend approval of the merger agreement and the merger by the Board. The Board meeting was reconvened immediately thereafter, and the independent directors unanimously, with the exception of Mr. Brittenham, voted to approve the merger agreement and the transaction. Mr. Katzenberg did not participate in the vote.

The parties thereafter finalized and executed the merger agreement and the agreements with Mr. Katzenberg. The written consent of Mr. Katzenberg was delivered to the corporate secretary of the Company shortly thereafter. The parties announced the transaction at approximately 6 a.m., Pacific Time on April 28, 2016.

Required Approval of the Merger; Record Date; Action by Stockholder Consent

Under Delaware law and the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, the adoption of the merger agreement by the Company’s stockholders required the affirmative vote or written consent of the holders of a majority of the voting power of all outstanding shares of Company common stock. Holders of Class A common stock are entitled to cast one (1) vote in person or by proxy for each share of Class A common stock held. Holders of Class B common stock are entitled to cast fifteen (15) votes in person or by proxy for each share of Class B common stock held.

On April 28, 2016, the record date, there were (i) 78,701,188 shares of Class A common stock outstanding and entitled to vote, held by 17,212 stockholders of record and (ii) 7,838,731 shares of Class B common stock outstanding and entitled to vote, held by two stockholders of record.

On April 28, 2016, the Principal Stockholders delivered to the corporate secretary of the Company the stockholder consent in respect of shares of Company common stock representing approximately 60% of the voting power of all outstanding shares of Company common stock. Such written consent constituted adoption of the merger agreement by the holders of the requisite number of shares of Company common stock in accordance with the DGCL and, accordingly, the adoption of the merger agreement by the Company’s stockholders was effected in accordance with Section 251 of the DGCL on April 28, 2016. No further approval of the stockholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the merger agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the merger agreement.

Federal securities laws state that the merger may not be completed until 20 days after the date of mailing of this Information Statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the stockholder consent (which was obtained shortly after the execution of the merger agreement), the merger will not occur until that time has elapsed. We currently expect the merger to be completed by the end of 2016, subject to certain government regulatory reviews and approvals and the satisfaction of the other conditions to closing in the merger agreement. However, there can be no assurance that the merger will be completed on or prior to that time, or at all.

Recommendation of the Board

At the special meeting of the Board on April 28, 2016, after careful consideration, including detailed discussions with the Company’s management and its legal and financial advisors, the Board:

•

determined that the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, are fair to, and in the best interests of, the Company and its stockholders;

•

approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement;

•

subject to certain provisions of the merger agreement described below under “The Merger Agreement—No Solicitation; Board Recommendation”, recommended that the holders of Company common stock vote in favor of adopting the merger agreement; and

•	directed that the merger agreement be submitted to the holders of the Company common stock for their adoption.

Reasons for the Merger

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with the senior management of the Company, as well as representatives of Centerview, Cravath and MTO. In the course of making the determination that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its stockholders, approving and declaring advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the holders of Company common stock vote in favor of adopting the merger agreement, the Board considered numerous factors, including the following material factors and benefits of the merger:

•	Merger Consideration; Premium to the Trading Price of Class A Common Stock. The Board considered the fact that the merger consideration represented a:

•

51.2% premium to the trading price at which the Class A common stock closed on April 26, 2016, the last trading day prior to the publication of media reports regarding a possible acquisition of the Company by Comcast,

•	27.3% premium to the trading price at which the Class A common stock closed on April 27, 2016, the last trading day prior to the announcement of the merger,

•

58.4% premium to the volume weighted average price of the Class A common stock during the month prior to the publication of media reports regarding a possible acquisition of the Company by Comcast, and

•

73.0% premium to the volume weighted average price of the Class A common stock during the one-year period prior to the publication of media reports regarding a possible acquisition of the Company by Comcast.

•

Strategic Alternatives. The Board considered the potential benefits of other potential strategic transactions, including business combination transactions with alternative potential acquirors, and continuing as an independent company.

•

In considering the likelihood that any potential acquirors would engage in a business combination transaction with the Company with a value and contractual terms and conditions superior to those contained in the merger agreement, the Board took into account Comcast’s business synergies with the Company and the Company’s previous discussions with other potential strategic and financial counterparties, including discussions with other potential buyers held following the publication of media reports regarding a possible acquisition of the Company by Comcast, and concluded that there were no other potential financial or strategic purchasers that would be reasonably likely to engage in a transaction in the near term at a price per share greater than the price being offered by Comcast.

•

In considering the prospects of continuing as an independent company, the Board considered the business, operations, management, financial condition, earnings and prospects of, and the risks and challenges facing, the Company.

•

The Board also considered that, if the Company did not enter into the merger agreement with Comcast, there may be a considerable period of time before the Company’s stockholders would have the opportunity to receive as high a price as a result of a sale of the Company and before the trading price of the Class A common stock would reach and sustain the per share merger consideration of $41.00, as adjusted for present value (even assuming full realization of the management projections).

•

Based on the value, risk allocation, timing and other terms and conditions negotiated with Comcast, the Board ultimately determined that the acquisition by Comcast is more favorable to the Company’s stockholders than any other strategic alternative reasonably available to the Company, including continuing as an independent company.

•

Cash Consideration; Certainty of Value. The Board considered the fact that the form of consideration payable to the Company’s stockholders will be cash, which will provide the Company’s stockholders with certainty of value and immediate liquidity, while eliminating the market and long-term business risks related to the Company’s future growth prospects.

•

No Financing Condition; Likelihood of Closing the Merger. The Board considered the fact that the merger is not subject to a financing condition and that Comcast is a well-capitalized company with sufficient cash resources to pay the amounts required to be paid under the merger agreement without obtaining new third-party financing.

•

Centerview’s Fairness Opinion and Related Analyses. The Board considered the financial analyses presented by Centerview, as well as the oral opinion of Centerview, rendered to the independent directors of the Board on April 28, 2016, which was subsequently confirmed by delivery of a written opinion that same date, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of the shares of Class A common stock (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “—Opinion of Centerview Partners LLC”.

•

Negotiation Process. The Board considered its belief that, after extensive negotiations, the Company obtained the highest price that Comcast is willing to pay for the Company. The Board also considered the fact that the independent directors, with the assistance of the independent directors’ financial and legal advisors, directed the consideration of strategic alternatives and the negotiations with the potential acquirors.

•

Equivalent Consideration for the Class A Common Stock and the Class B Common Stock. The Board considered the fact that all of the holders of Class A common stock and the Class B common stock, including Mr. Katzenberg, would receive the same per share merger consideration.

•

Terms of the Merger Agreement. The Board considered the terms and conditions of the merger agreement, including (i) the outside date for satisfying the conditions to the merger and the assessment and views of the Company’s regulatory counsel of the likelihood of obtaining required regulatory approvals for a transaction with Comcast prior to the outside date, (ii) the limited number and specific scope of the conditions to Comcast’s obligation to consummate the merger and the fact that the definition of “material adverse effect” in the merger agreement contains broad carveouts that make it less likely that adverse changes in the Company’s business between announcement and closing of the merger will provide a basis for Comcast to refuse to consummate the merger and (iii) Comcast’s commitments to contest any proceedings challenging the merger and agree to, subject to certain limitations, certain remedial actions in order to consummate the merger, and the requirement that Comcast pay a $200 million reverse termination fee to the Company in the event of a failure to obtain the regulatory approvals required to consummate the merger.

•

Appraisal Rights. The Board considered the availability of rights under the DGCL to all holders of the Class A common stock (other than the Principal Stockholders) who comply with all of the required procedures for perfecting appraisal rights under the DGCL to demand appraisal and receive payment of the fair value of their shares of Class A common stock as determined by the Delaware Court of Chancery. See “Appraisal Rights” for more information.

In reaching its determinations and recommendations described above, the Board also considered the following potentially negative factors:

•

No Participation in the Company’s Future Growth or Earnings. The Board considered that, if the merger is consummated, stockholders of the Company will receive the merger consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Company or the combined company or benefit from any potential future appreciation in the value of the shares of the Company common stock, including any value that could be achieved if the Company engages in future strategic or other transactions.

•

Disruption of the Company’s Business. The Board considered the effect of the public announcement and pendency of the merger on the Company’s operations, stock price, business ventures, employees, distributors, joint venture partners and other business partners and ability to attract key management and other personnel while the merger is pending, as well as the potential adverse effects on the financial results of the Company.

•

Non-Solicitation Covenant and Stockholder Consent. The Board considered that, as a condition to entering into the merger agreement at the $41 per share price achieved, Comcast required that the merger agreement include a provision permitting Comcast to terminate the merger agreement and be reimbursed for its expenses if the Principal Stockholders failed to execute and deliver to the corporate secretary of the Company the written consent to the merger shortly following the execution of the merger agreement and that, under the terms of the merger agreement insisted upon by Comcast, following the execution of the written consent by the Principal Stockholders, the stockholder approval necessary to consummate the merger would be obtained and the Board would no longer be able to engage in discussions regarding unsolicited alternative transactions or to terminate the merger agreement in connection with an unsolicited transaction that is more favorable to the Company’s stockholders. As discussed above, however, the Board also determined that there were no other potential purchasers that would be reasonably likely to engage in a transaction in the near term at a price per share greater than the price being offered by Comcast.

•

Interim Operating Covenants. The Board considered that the merger agreement imposes restrictions on the conduct of the Company’s business prior to the consummation of the merger, requiring the Company to use commercially reasonable efforts to conduct its and its subsidiaries’ business in the ordinary course of business, and that such restrictions may delay or prevent the Company from undertaking business opportunities, including plans to participate in resort, theme park or similar projects in China, one of which was in the final stages of negotiation.

•

Risks the Merger May Not Be Completed. The Board considered the possibility that, while the merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the merger will be satisfied or waived and that as a result the merger might not be consummated. The Board considered that a failure to consummate the merger could have adverse effects on the Company’s business, the market price for the Class A common stock and the Company’s relationships with employees, distributors, joint venture partners and other business partners, including the facts that (i) the Company’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the merger; (ii) the Company may have abandoned or delayed certain projects and business opportunities; (iii) the Company will have incurred significant transaction costs; and (iv) the market’s perception of the Company’s prospects could be adversely affected.

•

Regulatory Matters. The Board considered the regulatory approvals that would be required to consummate the merger and the risks of not receiving any such approvals, taking into account the limitations on the remedial actions that Comcast is required under the merger agreement to take in order to obtain the foregoing approvals.

•

Tax Treatment. The Board considered that the receipt of the merger consideration will generally be taxable to stockholders of the Company. The Board believed that this was mitigated by the fact that the entire merger consideration would be payable in cash, providing adequate cash for the payment of any taxes due.

During its consideration of the transaction with Comcast, the Board was also aware of and considered the fact that the Company’s executive officers and directors have financial interests in the merger that may be different from or in addition to those of other stockholders, as more fully described in “—Interests of the Company’s Directors and Executive Officers in the Merger”. These interests include the consulting agreement and the support agreement between Mr. Katzenberg and Comcast.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the principal factors considered by the Board. The Board reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. The Board did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Board viewed its positions and recommendation as being based on the totality of information presented to and considered by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Prospective Financial Information

The Company does not, as a matter of general practice, publicly disclose financial projections due to the difficulty of predicting the Company’s results, particularly with respect to its feature film releases, as well as economic and industry conditions. However, the Company’s management prepares, solely for its internal use in the ordinary course of business, non-public, internal three-year financial forecasts based on management’s estimate of the Company’s anticipated future operations. The non-public, internal financial projections for fiscal years 2016 through 2018 included in this section below under “—Company Projections” (the “Company Projections”) were prepared by the Company’s management and approved by the Board in January 2016 for the Company’s internal use in the ordinary course of business based solely on the information available to the Company’s management at the time of preparation. The Company’s management updated the Company Projections in March and April of 2016, based solely on the information available to the Company’s management at the time, to include (i) the financial impact related to a pending investment in ATV by Verizon and a content license agreement between ATV and Verizon to be entered into concurrently therewith and (ii) the risk-adjusted effects of a potential theme park agreement in China that was in the final stages of negotiations (such updated projections included in this section below under “—Adjusted Company Projections”, the “Adjusted Company Projections”). For purposes of Centerview’s valuation analysis, at the direction and with the guidance and approval of the Company’s management, projections for fiscal years 2019 through 2025 were extrapolated from the Adjusted Company Projections (such extrapolated projections included in this section below under “—Extrapolated Adjusted Projections”, the “Extrapolated Adjusted Projections”), and, based on the Adjusted Company Projections and Extrapolated Adjusted Projections, EBITDA and fully-taxed unlevered free cash flows for fiscal years 2019 through 2025 were calculated (such calculations included in this section below under “—EBITDA and Unlevered Free Cash Flows from Adjusted Company Projections and Extrapolated Adjusted Projections”, the “Projected EBITDA and Unlevered Free Cash Flows” and, together with the Company Projections, the Adjusted Company Projections and the Extrapolated Adjusted Projections, the “Company Forecasts”). The independent directors of the Board reviewed the Adjusted Company Projections, the Extrapolated Adjusted Projections and Projected EBITDA and Unlevered Free Cash Flows and approved their use by Centerview in connection with its analysis of the Company.

The Company Forecasts were made available to the Board and Centerview, and the Company Projections were made available to, and discussed with, Comcast in connection with the process resulting in the execution of the merger agreement. The portions of the Company Forecasts set forth below are included in this information statement only because this information was used by Centerview in connection with their financial analysis of the proposed transaction. However, the inclusion of such information should not be regarded as an indication that any party considered, or now considers, any of the Company Forecasts to be a reliable prediction of future results. No person has made or makes any representation or warranty to any stockholder of the Company or any other person regarding the information included in the Company Forecasts.

The Company Forecasts are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although presented with numerical specificity, the Company Forecasts are based upon and reflect numerous judgments, estimates and assumptions made by the Company’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As such, the Company Forecasts constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements”. As a result, we cannot assure you that the estimates and assumptions made in preparing the Company Forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. In addition, the Company Forecasts cover multiple years and such information by its nature becomes less reliable with each successive year.

Some or all of the assumptions that have been made regarding, among other things, the occurrence or the timing of certain events or impacts have changed since the date the Company Forecasts were made, and the portions of the Company Forecasts set forth below do not take into account any circumstances or events occurring after the date the applicable forecast was prepared, including the announcement of the merger, the failure to complete the potential theme park arrangement and transaction-related expenses. The Company Forecasts do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate in that context.

The Company Forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles (including U.S. generally accepted accounting principles, “GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company Forecasts are unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company Forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Forecasts.

The inclusion of portions of the Company Forecasts herein is not deemed an admission or representation by the Company, the independent directors or the Board, their advisors or any other person, that the Company Forecasts are viewed by the Company as material information of the Company or the surviving corporation. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE COMPANY FORECASTS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE, OR TO REFLECT CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS. In light of the foregoing factors and uncertainties inherent in the Company Forecasts, readers of this Information Statement are cautioned not to place undue, if any, reliance on the portions of the Company Forecasts set forth below.

The Company Forecasts include certain non-GAAP measures (including operating income (excluding the impact of restructuring and related activities), EBITDA and unlevered free cash flows) because the Company’s management believed such measures would be useful to the Board and Centerview in evaluating the prospects of the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net income from continuing operations. The Company’s calculations of these non-GAAP measures may differ from others in its industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.

Subject to the foregoing qualifications, the following is a summary of the Company Forecasts. All amounts in the tables below are in millions of U.S. dollars except for the tax rate.

Company Projections

	Company Projections
	2016E	2017E	2018E
	($ in millions)
Revenue	890	999	1,308
Operating Income(1)	42	53	187

(1)	Excludes the impact of restructuring and related activities.

Adjusted Company Projections

	Adjusted Company Projections
	2016E	2017E	2018E
	($ in millions, except tax rate)
Revenue	920	1,168	1,506
Operating Income(1)	61	93	202
Depreciation and Amortization	17	21	15
Capital Expenditures and Investments	51	50	26
Change in Net Working Capital	(24)	(68)	4
Net Film Investment	108	79	(89)
Tax Rate	30%	30%	30%

(1)	Excludes the impact of restructuring and related activities.

Extrapolated Adjusted Projections

	Extrapolated Adjusted Projections
	2019E	2020E	2021E	2022E	2023E	2024E	2025E
	($ in millions, except tax rate)
Revenue	1,507	1,603	1,710	1,803	1,888	1,958	2,011
Operating Income(1)	233	251	276	296	312	323	327
Depreciation and Amortization	15	17	18	19	20	21	22
Capital Expenditures and Investments	16	17	18	19	20	21	22
Change in Net Working Capital	2	1	1	1	1	0	0
Net Film Investment	(34)	(34)	(6)	(7)	(7)	2	1
Tax Rate	30%	35%	35%	35%	35%	35%	35%

(1)	Excludes the impact of restructuring and related activities.

EBITDA and Unlevered Free Cash Flows from Adjusted Company Projections and Extrapolated Adjusted Projections

	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
	($ in millions)
EBITDA(1)	77	114	217	248	268	294	315	332	344	349
Unlevered Free Cash Flow(2)	(75)	25	215	194	195	184	198	209	208	211

(1)	“EBITDA” was calculated as: (i) operating income (excluding the impact of restructuring and related activities) plus (ii) depreciation and amortization.

(2)	“Unlevered Free Cash Flow” was calculated as: (i) fully-taxed operating income (excluding the impact of restructuring and related activities); plus (ii) depreciation and amortization; minus (iii) capital expenditures and investments; minus (iv) any increase in net working capital (or plus any decrease therein); and minus (v) net film investment.

Opinion of Centerview Partners LLC

On April 28, 2016, Centerview rendered to the independent directors of the Board its oral opinion, subsequently confirmed in a written opinion dated April 28, 2016, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of Class A common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated April 28, 2016, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the independent directors of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of their consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Class A common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the merger agreement dated April 28, 2016, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;

•	Annual Reports on Form 10-K of the Company for the years ended 2015, 2014 and 2013;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain publicly available research analyst reports for the Company;

•	certain other communications from the Company to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis that are referred to in this summary of Centerview’s opinion as the “Forecasts” and which, together with all of this foregoing sub-clause, are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.” For further discussion of the Forecasts, please see the section of this Information Statement described above under “—Prospective Financial Information.”

Centerview also conducted discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the consent of the independent directors of the Board, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the direction of the independent directors of the Board, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the direction of the independent directors of the Board, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the direction of the independent directors of the Board, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the direction of the independent directors of the Board, that the final executed merger agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at the direction of the independent directors of the Board, that the Transaction will be consummated on the terms set forth in the merger agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview was not requested to, and did not, undertake a third-party solicitation process on the Company’s behalf regarding a potential transaction with the Company. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Class A common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the merger consideration to be paid to the holders of shares of Class A common stock pursuant to the merger agreement or otherwise, including, without limitation, any new employment or consulting arrangements involving Jeffrey Katzenberg. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’ written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the independent directors of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of their consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Board of Directors of the Company in connection with Centerview’s opinion, dated April 28, 2016. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, or underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Transaction. None of the Company, Comcast, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 26, 2016 (the last unaffected trading day before the publication of media reports regarding a possible acquisition of the Company by Comcast) and is not necessarily indicative of current market conditions.

Selected Public Trading Comparable Analysis

Centerview reviewed and compared certain financial information for the Company to corresponding financial information for the following publicly traded companies that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to the Company:

•	Lions Gate Entertainment Corp.

•	The Walt Disney Company

•	Time Warner Inc.

•	Twenty-First Century Fox, Inc.

•	CBS Corporation

•	Viacom Inc.

•	Activision Blizzard, Inc.

•	Electronic Arts Inc.

•	Take-Two Interactive Software, Inc.

Although none of the selected companies is directly comparable to the Company, the companies listed above were chosen by Centerview, among other reasons, because they are publicly traded companies in filmed entertainment, diversified media or video game development industries that have certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of the Company. However, because none of the selected companies is exactly the same as the Company, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Centerview calculated and compared financial multiples for the selected companies based on publicly available information it obtained from SEC filings, FactSet (a data source containing historical and estimated financial data), Thomson Reuters I/B/E/S Estimates, and other Wall Street research, and closing stock prices on April 26, 2016, the last unaffected trading day before the publication of media reports regarding a possible acquisition of the Company by Comcast.

With respect to each of the selected companies, Centerview calculated, among other things, (1) each company’s ratio of its current stock price to its projected calendar year 2017 and 2018 earnings per share, or EPS (a ratio commonly referred to as a price earnings ratio, or P/E), and (2) enterprise value (calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options and other equity awards) plus the book value of debt and the value of noncontrolling interests less cash equivalents) as a multiple of consensus estimated earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA, for calendar years 2017 and 2018.

The results of this analysis are summarized as follows:

	Mean	Median
EV / 2017E EBITDA	10.3x	10.2x
EV / 2018E EBITDA*	9.5x	9.2x
2017E EPS	15.9x	15.5x
2018E EPS*	12.7x	12.1x

*	Excludes Take-Two Interactive Software, Inc., for which no 2018 data is available.

Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment, Centerview:

•	applied a range of multiples of 14.0x to 18.0x to:

•	the Company’s estimated calendar year 2017 EPS, as derived from Forecasts; and

•	the Company’s consensus estimated calendar year 2017 EPS;

•	applied a range of multiples of 12.0x to 16.0x to:

•	the Company’s estimated calendar year 2018 EPS, as derived from Forecasts; and

•	the Company’s consensus estimated calendar year 2018 EPS;

•	applied a range of multiples of 9.0x to 13.0x to:

•	the Company’s estimated calendar year 2017 EBITDA as derived from the Forecasts, adjusted to exclude EBITDA related to AwesomenessTV, which we refer to as Adjusted EBITDA; and

•	the Company’s consensus estimated calendar year 2017 EBITDA, adjusted to exclude EBITDA related to AwesomenessTV, which we refer to as Adjusted Consensus EBITDA;

•	applied a range of multiples of 8.0x to 12.0x to:

•	the Company’s estimated calendar year 2018 Adjusted EBITDA; and

•	the Company’s estimated calendar year 2018 Adjusted Consensus EBITDA.

After applying the ranges set forth above to the Adjusted EBITDA and Adjusted Consensus EBITDA, in each case, for both 2017 and 2018, the resulting valuations were further adjusted to include the Company’s interests in AwesomenessTV and Oriental DreamWorks Holding Limited based on Internal Data.

The results of this analysis are summarized as follows:

Implied per Share of Class A Common Stock Equity Value Range
2017E EPS	$7.20 - $ 9.25
2017E Consensus EPS	$15.55 - $20.00
2018E EPS	$16.25 - $21.70
2018E Consensus EPS	$19.20 - $25.60
2017E Adjusted EBITDA	$8.85 - $11.65
2017E Adjusted Consensus EBITDA	$14.55 - $19.85
2018E Adjusted EBITDA	$19.15 - $27.45
2018E Adjusted Consensus EBITDA	$17.20 - $24.50

Centerview compared these ranges to the merger consideration of $41.00 per share of Class A common stock to be paid to the holders of shares of Class A common stock (other than Excluded Shares) pursuant to the merger agreement.

Selected Comparable Precedent Transactions

Centerview reviewed and analyzed certain information relating to selected transactions involving companies in the filmed entertainment sector and other content-related businesses that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to the Company and the Transaction. These transactions were:

Date Announced	Target	Acquirer

01/27/2016	The Tennis Channel, Inc.	Sinclair Broadcast Group, Inc.

11/02/2015	King Digital Entertainment plc	Activision Blizzard, Inc.

02/12/2013	NBCUniversal Media, LLC	Comcast Corporation

07/10/2012	A&E Television Networks, LLC	The Walt Disney Company & Hearst Corp.

01/13/2012	Summit Entertainment, LLC	Lions Gate Entertainment Corp.

05/06/2011	Warner Music Group Corp.	Access Industries, Inc.

12/03/2009	NBCUniversal Media, LLC	Comcast Corporation

08/31/2009	Marvel Entertainment, Inc.	The Walt Disney Company

01/10/2007	Alliance Atlantis Communications Inc.	CanWest Global Communications Corp, Goldman Sachs & Co and EdgeView Capital Partners

01/24/2006	Pixar	The Walt Disney Company

01/10/2005	Fox Entertainment Group, Inc.	News Corporation

09/13/2004	Metro-Goldwyn-Mayer Inc.	Consortium led by Sony Corporation

No company or transaction used in this analysis is identical or directly comparable to the Company or the Transaction. The companies included in the selected transactions above were selected, among other reasons, because they have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of the Company. The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected precedent transaction analysis. Accordingly, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the precedent transaction analysis. This analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the selected target companies and the Company.

Financial data for the precedent transactions was based solely on publicly available information at the time of the announcement of the relevant transactions that Centerview obtained from SEC filings, Capital IQ (a data source containing market data, Wall Street research, and analytics), FactSet and other Wall Street research.

Using publicly available information, Centerview calculated, for certain of the selected transactions set forth above, among other things, the enterprise value (calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options and other equity awards) plus the book value of debt and the value of noncontrolling interests less cash equivalents) implied for each target company based on the consideration payable in the applicable selected transactions as a multiple of the target company’s projected next fiscal year EBITDA, for the period ended after the transaction announcement.

The results of this analysis are summarized below:

	Minimum	Median	Mean	Maximum
EV / EBITDA*	8.3x	9.6x	9.8x	12.9x

*	Excludes acquisitions for which necessary data was not available, or which Centerview deems in its professional judgment to be an outlier.

Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of multiples of 10.0x to 13.0x to (i) the Company’s estimated calendar year 2016 Adjusted EBITDA, and then adjusted to include the Company’s interests in AwesomenessTV and Oriental DreamWorks Holding Limited based on Internal Data, which resulted in an implied per share equity value range for the Class A common stock of approximately $10.55 to $12.95 and (ii) the Company’s estimated calendar year 2016 Adjusted Consensus EBITDA, and then adjusted to include the Company’s interests in AwesomenessTV and Oriental DreamWorks Holding Limited based on Internal Data, which resulted in an implied per share equity value range for the Class A common stock of approximately $15.60 to $19.50. Centerview compared these ranges to the merger consideration of $41.00 per share of Class A common stock to be paid to the holders of shares of Class A common stock (other than the Excluded Shares) pursuant to the merger agreement.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of the Company based on the Forecasts. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Centerview calculated a range of illustrative enterprise values for the Company by (a) discounting the present value using discount rates from 9.0% to 11.0% (reflecting Centerview’s analysis of the Company’s weighted average cost of capital): (i) the forecasted fully-taxed unlevered free cash flows of the Company set forth under “Prospective Financial Information—EBITDA and Unlevered Free Cash Flows from Adjusted Company Projections and Extrapolated Adjusted Projections” during the period beginning on April 1, 2016 and ending on December 31, 2025 and (ii) a range of illustrative terminal values of the Company as of December 31, 2025 calculated by Centerview applying perpetuity growth rates to the Company’s fully-taxed unlevered free cash flows for the terminal year ranging from 2.5% to 3.5%, (b) subtracting from the foregoing results the Company’s book value of debt and the value of noncontrolling interests based on Internal Data and (c) adding to the foregoing results cash equivalents and the value of the Company’s investment in Oriental DreamWorks Holding Limited based on Internal Data. Centerview divided the result of the foregoing calculations by the number of fully diluted outstanding shares of Class A common stock based on Internal Data to derive an implied equity value range for the Class A common stock of approximately $15.65 to $25.65 per share. Centerview compared this range to the merger consideration of $41.00 per share of Class A common stock to be paid to the holders of shares of Class A common stock (other than Excluded Shares) pursuant to the merger agreement.

Other Considerations

Centerview noted for the independent directors of the Board certain additional factors solely for information purposes, including, among other things, the following:

•

Historical closing trading prices of the Class A common stock during the 52-week period ended April 26, 2016, the last unaffected trading day before the publication of media reports regarding a possible acquisition of the Company by Comcast, which reflected low and high stock closing prices for the Class A common stock during such period of approximately $17.14 to $28.32 per share of Class A common stock.

•

Stock price targets for the Class A common stock in Wall Street research analyst reports publicly available as of April 26, 2016, the last unaffected trading day before the publication of media reports regarding a possible acquisition of the Company by Comcast, which indicated the latest available low and high stock price targets for the Class A common stock ranging from $14.00 to $34.00 per share of Class A common stock.

•

An analysis of premiums paid in selected transactions in which a public U.S.-based target was acquired within the last three years in a transaction valued from $2 billion to $5 billion and for which premium data was available, excluding transactions in the real estate, energy and power, and financial industries, as well as all transactions with a premium greater than 100%. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to, among other things, the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Centerview applied the 25th and 75th percentile premiums (23.0% and 46.9%, respectively) of the closing price of the target companies’ common stock on the date one day prior to the applicable unaffected dates of such transactions to the Company’s closing stock price on April 26, 2016 of $27.12, which resulted in an implied price range of approximately $33.35 to $39.85 per share of Class A common stock.

•

An analysis of premiums paid in selected transactions in which a public U.S.-based target was acquired within the last three years in a transaction valued from $2 billion to $5 billion and for which premium data was available, excluding transactions in the real estate, energy and power, and financial industries, as well as all transactions with a premium greater than 100%. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to, among other things, the closing price of the target company’s common stock for the date four weeks prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Centerview applied the 25th and 75th percentile premiums (23.7% and 49.6%, respectively) of the closing price of the target companies’ common stock on the date four weeks prior to the applicable unaffected dates of such transactions to the Company’s closing stock price on March 29, 2016 of $25.70, which resulted in an implied per share price range of approximately $31.80 to $38.45 per share of Class A common stock.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the independent directors of the Board in their evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the independent directors of the Board or management of the Company with respect to the merger consideration or as to whether the independent directors of the Board would have been willing to determine that a different merger consideration was fair. The merger consideration for the Transaction was determined through arm’s-length negotiations between the Company and Comcast and was approved by the independent directors of the Board. Centerview provided advice to the independent directors of the Board during these negotiations. Centerview did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, Centerview provided financial advisory services to the Company from time to time, but Centerview did not receive compensation for any such services. In the past two years, Centerview has not provided financial advisory or other services to Comcast or Merger Sub for which it has received any compensation. Centerview recently provided financial advisory services to an affiliate of Comcast in a matter unrelated to the Transaction, but Centerview did not receive, and was not entitled to receive, compensation for such services. Centerview may provide investment banking and other services to or with respect to the Company or Comcast or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Comcast, or any of their respective affiliates, or any other party that may be involved in the Transaction.

The independent directors of the Board selected Centerview as their financial advisor in connection with the Transaction based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

In connection with Centerview’s services as the financial advisor to the independent directors of the Board, the Company has agreed to pay Centerview an aggregate fee of $20 million, $2 million of which was payable upon the rendering of Centerview’s opinion and $18 million of which is payable contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Certain Effects of the Merger

Upon the consummation of the merger, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Comcast.

None of Comcast, Merger Sub or any of their controlled affiliates beneficially owns, or will prior to the closing date beneficially own, any shares of Company common stock. Following the merger, all of the Company’s equity interests will be beneficially owned by Comcast and none of the Company’s current stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Comcast after the consummation of the merger. As a result, the Company’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company common stock. Following the merger, Comcast will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Upon consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company, any subsidiary of the Company, Comcast, Merger Sub or any other subsidiary of Comcast or shares with respect to which appraisal rights have been properly exercised in accordance with the DGCL) will be converted into the right to receive $41.00 in cash, without interest and less any applicable withholding taxes. All shares of Company common stock so converted will, at the effective time of the merger, be cancelled.

Please see the sections of this Information Statement entitled “The Merger Agreement—Consideration to be Received in the Merger” and “The Merger Agreement—Cancellation of Shares”.

For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the sections below under “—Interests of the Company’s Directors and Executive Officers in the Merger” and “The Merger Agreement—Treatment of Equity-Based Awards”.

The Company’s Class A common stock is currently registered under the Exchange Act and trades on Nasdaq under the symbol “DWA”. Following the consummation of the merger, shares of Class A common stock will no longer be traded on Nasdaq or any other public market. In addition, the registration of shares of Class A common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the shares of Class A common stock. Termination of registration of the shares of Class A common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and would make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger is not Completed

If the merger is not completed for any reason, the Company’s stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the shares of Class A common stock will continue to be listed and traded on Nasdaq, the shares of Class A common stock will continue to be registered under the Exchange Act and the Company’s stockholders will continue to own their shares of the Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company common stock.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of Class A common stock may decline to the extent that the current market price of the Class A common stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company and Comcast are permitted to terminate the merger agreement. Please see the section of this Information Statement entitled “The Merger Agreement—Termination”.

Under certain circumstances, if the merger agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or Comcast, respectively. Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fee”.

Financing of the Merger

The merger is not subject to a financing condition. Comcast plans to use cash on hand and other available sources of financing to fund the purchase price.

Interests of the Company’s Directors and Executive Officers in the Merger

Details of the beneficial ownership of the Company’s directors and executive officers of Company common stock are set out in the section of this Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management”. In addition to their interests in the merger as stockholders, certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. You should be aware of these interests. In addition, where applicable, the interests held by any individual who was an executive officer of the Company since the beginning of fiscal year 2015 are described below as required by SEC rules, including those individuals who are no longer employees of the Company. The members of the Board were aware of and considered these interests in reaching the determination to approve the merger agreement and deem the merger agreement, the merger and the other transactions contemplated by the merger agreement to be fair to, and in the best interests of, the Company and its stockholders. These interests include:

•

the accelerated vesting and cash-out of equity-based awards held by directors and executive officers in connection with the merger in accordance with the terms of the applicable award agreements and the merger agreement (as described below in “—Treatment of Equity-Based Awards”);

•

certain contractual severance payments and benefits in the event an executive officer experiences a qualifying termination of employment or, for a potentially shorter period, in the event an executive officer experiences a termination without cause or for good reason, in each case, following the first anniversary of the effective time of the merger (as described below in “—Severance Entitlements”); and

•

the accelerated payment of account balances under the Company’s nonqualified deferred compensation plan upon the effective time of the merger (as described below in “—Nonqualified Deferred Compensation Plan”).

In addition, at the effective time of the merger, Jeffrey Katzenberg will receive certain profits interests pursuant to the terms of a consulting agreement with Comcast (as described below in “—New Management Arrangements”). The Company’s directors and executive officers also have the right to indemnification following the closing of the merger. Please see the section below entitled “—Director and Officer Indemnification”.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

the effective time of the merger is April 28, 2016, which is the assumed date of the closing of the merger (the “assumed merger closing date”) solely for purposes of this transaction-related compensation disclosure;

•	each executive officer experienced a qualifying termination of employment immediately following the effective time of the merger;

•	quantification of outstanding equity awards is calculated based on the outstanding equity awards held by each director or executive officer as of April 28, 2016; and

•	the amounts set forth in the tables below regarding executive officer compensation are based on compensation levels as of April 28, 2016.

Treatment of Shares of Common Stock

For information regarding beneficial ownership of Company common stock, other than the equity-based awards described below, by each of the Company’s directors and named executive officers and all of such directors and executive officers as a group, please see the section of this Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management”. Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company common stock he or she holds, the same per share merger consideration in cash in the same manner as other stockholders.

Treatment of Equity-Based Awards

Treatment of Stock Options and Stock Appreciation Rights

The merger agreement provides that each stock option and stock appreciation right will be canceled at the effective time of the merger, with the holder of such stock option or stock appreciation right becoming entitled to receive an amount in cash equal to (i) the excess, if any, of (a) the merger consideration minus (b) the exercise price per share of Class A common stock subject to such stock option or stock appreciation right, multiplied by (ii) the number of shares of Class A common stock subject to such stock option or such stock appreciation right immediately prior to the effective time of the merger.

The table below, entitled “Cash Payments to Directors and Executive Officers in respect of Vested Stock Appreciation Rights”, along with its footnotes, shows the number of stock appreciation rights, all of which are vested, held by the Company’s directors and executive officers as of April 28, 2016 and the stock appreciation right consideration each of them can expect to receive for such awards promptly following the effective time of the merger. In addition, the table below includes vested stock appreciation rights held by Lewis Coleman, who was one of the Company’s executive officers until his termination of employment in January 2015. Other than as set forth in the table below, no other individual who was an executive officer of the Company since the beginning of fiscal year 2015 holds any stock appreciation rights. None of the Company’s directors or executive officers holds unvested stock appreciation rights or any stock options.

Cash Payments to Directors and Executive Officers in respect of Vested Stock Appreciation Rights

Name	No. of Vested Stock Appreciation Rights	Total Resulting Consideration from Vested Stock Appreciation Rights(1)
Directors
Mellody Hobson	4,075	$39,242
Harry “Skip” Brittenham	—	$—
Thomas E. Freston	3,622	$34,880
Michael Montgomery	7,415	$104,013
Lucian Grainge	—	$—
Jason Kilar	—	$—
Mary Agnes “Maggie” Wilderotter	—	$—
Executive Officers
Jeffrey Katzenberg	1,069,796	$14,913,837
Ann Daly	319,260	$3,476,036
Fazal Merchant	—	$—
Andrew Chang	14,586	$120,277
Daniel Satterthwaite	11,445	$97,503
Steven Adams	—	$—
Former Executive Officer
Lewis Coleman	789,194	$8,283,398

(1)	The value of stock appreciation rights shown in the table is based on the excess, if any, of the merger consideration, or $41.00, over the applicable exercise price.

Treatment of Restricted Stock Units and PRSUs

The merger agreement provides that each restricted stock unit and PRSU will be canceled at the effective time of the merger, with the holder of such restricted stock unit or PRSU becoming entitled to receive an amount in cash equal to (i) the merger consideration multiplied by (ii) the number of shares of Class A common stock subject to such restricted stock unit or PRSU (as applicable) immediately prior to the effective time of the merger (assuming, in the case of any PRSUs, that any applicable performance conditions are deemed to be achieved at the greater of target and actual performance as reasonably determined by the Board (or a committee thereof) as of the last practicable day prior to the effective time of the merger).

The table below, entitled “Cash Payments to Non-Employee Directors and Executive Officers in respect of Vested and Unvested Restricted Stock Units and PRSUs”, along with its footnotes, shows the number of outstanding restricted stock units and PRSUs held by the Company’s non-employee directors and executive officers as of April 28, 2016, and the cash consideration each of them can expect to receive for such awards as of promptly following the effective time of the merger, assuming continued service through the assumed merger closing date (assuming no additional equity awards are granted following April 28, 2016 other than those approved prior to such date). In addition, the table below includes PRSUs held by Mark Zoradi, who was one of the Company’s executive officers until his termination of employment in January 2015. Other than as set forth in the table below, no other individual who was an executive officer of the Company since the beginning of fiscal year 2015 holds any restricted stock units or PRSUs.

Cash Payments to Non-Employee Directors and Executive Officers in respect of Vested and Unvested Restricted Stock Units and PRSUs

Name	No. of Vested Restricted Stock Units(1)	Resulting Consideration from Vested Restricted Stock Unit(2)	No. of Unvested Restricted Stock Units(1)		Resulting Consideration from Unvested Restricted Stock Units(2)	No. of Unvested PRSUs(3)		Resulting Consideration from Unvested PRSUs(2)	Total Resulting Consideration from Restricted Stock Units and PRSUs(2)
Directors
Mellody Hobson	119,766	$4,910,406	—		$—	—		$—	$4,910,406
Harry “Skip” Brittenham	66,356	$2,720,596	—		$—	—		$—	$2,720,596
Thomas E. Freston	67,966	$2,786,606	—		$—	—		$—	$2,786,606
Michael Montgomery	80,777	$3,311,857	—		$—	—		$—	$3,311,857
Lucian Grainge	28,673	$1,175,593	—		$—	—		$—	$1,175,593
Jason Kilar	28,673	$1,175,593	—		$—	—		$—	$1,175,593
Mary Agnes “Maggie” Wilderotter	9,806	$402,046	—		$—	—		$—	$402,046
Executive Officers
Jeffrey Katzenberg	—	$—	297,102		$12,181,182	131,038		$5,372,558	$17,553,740
Ann Daly	—	$—	231,079		$9,474,239	101,918		$4,178,638	$13,652,877
Fazal Merchant	—	$—	68,648		$2,814,568	26,060		$1,068,460	$3,883,028
Andrew Chang	—	$—	35,095		$1,438,895	13,825		$566,825	$2,005,720
Daniel Satterthwaite	—	$—	28,173	(4)	$1,155,093	4,689	(4)	$192,249	$1,347,342
Steven Adams	—	$—	2,501	(5)	$102,541	—		$—	$102,541
Former Executive Officer
Mark Zoradi(6)	—	$—	—		$—	19,980		$819,180	$819,180

(1)	Vested restricted stock units will be settled only upon a director’s departure from the Board. Amounts include annual grants of vested restricted stock units that were approved by the compensation committee of the Board (or compensation committee) on April 20, 2016 and are scheduled to be granted on June 2, 2016 at the Company’s annual meeting of stockholders in accordance with the Company’s outside director compensation policy in the ordinary course of business consistent with past practice. The grant date value of such restricted stock units will be $400,000 for Ms. Hobson, $225,000 for Mr. Montgomery and $200,000 for each of Messrs. Brittenham, Freston, Grainge and Kilar and Ms. Wilderotter.

(2)	The value of restricted stock units and PRSUs shown in the table is based on the merger consideration, or $41.00 per share.

(3)	The number of PRSUs shown in the table is based on performance at target level.

(4)	Includes restricted stock units with a grant date value of $562,500 and PRSUs with a target grant date value of $187,500, which were approved by the compensation committee on April 20, 2016 and were granted on May 10, 2016. The number of restricted stock units and PRSUs was determined based on the closing price per share of Class A common stock on May 10, 2016, which was $39.98.

(5)	Consists of restricted stock units with a grant date value of $100,000, which were approved by the compensation committee on April 20, 2016 and were granted on May 10, 2016. The number of restricted stock units was determined based on the closing price per share of Class A common stock on May 10, 2016, which was $39.98.

(6)	Any amount payable to Mr. Zoradi in respect of the PRSUs is subject to reduction by any compensation earned by Mr. Zoradi by any subsequent employer in the year the PRSUs are settled.

Severance Entitlements

Each of the Company’s executive officers is party to an employment agreement that provides for severance payments and benefits in the event of a “qualifying termination” (defined below) within 12 months following a change in control of the Company, as well as in the event of a qualifying termination more than 12 months following a change in control of the Company. For purposes of the employment agreements, consummation of the merger will constitute a change of control of the Company within the meaning of such agreements. In the event of a qualifying termination within 12 months following the effective time of the merger, an executive officer will be entitled to receive:

•

cash severance payments, which include continuation of salary and bonus equivalent payments based on historical average bonus for a specified period, for a period equal to the greater of the remaining term of the employment agreement and two years (which we refer to as the “continuation period”);

•

the continued provision of certain health and welfare benefits (excluding disability insurance) and, other than for Mr. Katzenberg, tax and investment consulting services, in each case, for the continuation period; and

•	acceleration of all equity-based awards.

Pursuant to the terms of the individual employment agreements, each executive officer is also entitled to cash severance payments and continued health and welfare benefits and, other than Mr. Katzenberg, tax and investment consulting services in the event of a termination without cause or for good reason, in each case, more than 12 months following the effective time of the merger, except that the continuation period is equal to the remaining term of the employment agreement rather than the greater of such remaining term and two years. In addition, if an executive officer’s employment terminates as a result of the expiration of the employment agreement during the 12-month period following the effective time of the merger, then the continuation period is equal to two years following such expiration. For Messrs. Chang, Satterthwaite and Adams, the continuation periods are the same regardless of whether their employment is terminated within 12 months following the effective time of the merger or after such 12-month period. For Ms. Daly and Mr. Merchant, in the event of a termination without cause or for good reason more than 12 months following the assumed merger closing date, the continuation period will end on October 23, 2017 and December 31, 2017, respectively, the expiration of the current terms of their respective employment agreements. For Mr. Katzenberg, pursuant to the consulting agreement that he entered into with Comcast, he will become a consultant to Comcast as of the effective time of the merger and, therefore, his employment will terminate at such time. Mr. Katzenberg’s continuation period will end two years following the effective time of the merger. For more information regarding Mr. Katzenberg’s consulting agreement with Comcast, see the section below entitled “—New Management Arrangements”.

None of the executive officers is entitled to excise tax gross-up payments; instead, his or her employment agreement provides for a “best net” approach, whereby the payment is limited to the threshold amount under Section 280G of the Code (as defined below under “—Material U.S. Federal Income Tax Consequences of the Merger”) if the net benefit to the executive officer would otherwise be greater than receiving the full value and paying the excise tax.

For purposes of the employment agreements, a “qualifying termination” means a termination of the executive officer’s employment by the Company other than for “cause” or by the executive officer for “good reason” (each, as defined below).

For purposes of Mr. Katzenberg’s employment agreement, “cause” and “good reason” are generally defined as follows:

“cause” generally means,

•	conviction of a felony, crimes involving moral turpitude, embezzlement or misappropriation of corporate assets; or

•	material breach of the exclusivity, confidentiality and service provisions of the employment agreement; and

“good reason” generally means,

•	material breach of the employment agreement by the Company; or

•	material reduction of his title or duties.

For purposes of the other executive officers’ employment agreements, “cause” is generally defined as:

•	misappropriation of any of the Company’s material funds or property;

•	failure to obey reasonable and material orders given by person specified in the employment agreement or the Board;

•	material breach of the employment agreement;

•	conviction of, or guilty plea or plea of nolo contendere to, a felony or crime involving moral turpitude;

•	any willful act, or failure to act, in bad faith to the material detriment of the Company; or

•	material non-compliance with established Company policies and guidelines (after being informed in writing of such policies and guidelines and failure to cure such non-compliance).

For purposes of the other executive officers’ employment agreements, “good reason” is generally defined as:

•	material breach of the agreement by the Company;

•	diminution in his or her title or material diminution in his or her duties;

•	any requirement that the executive officer report to anyone other than the individual (identified by title) specified in his or her employment agreement; or

•	relocation of the executive officer’s principal place of business outside the Los Angeles area.

In addition, Messrs. Katzenberg, Merchant, Chang, Satterthwaite and Adams have each agreed to non-solicitation provisions in their respective employment agreements for one year following termination of employment and Ms. Daly has agreed to non-solicitation provisions in her employment agreement for two years following termination of employment and to non-competition provisions for one year following termination of employment. Each executive officer has agreed to confidentiality provisions in his or her employment agreement.

Nonqualified Deferred Compensation Plan

The Company’s nonqualified deferred compensation plan allows executive officers to defer up to 85% of their salary and 100% of their annual cash incentive award. Deferred amounts are a general unsecured obligation of the Company and are subject to the Company’s ongoing financial solvency. The Company has established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to assist the Company in satisfying its obligations under the plan. The Company does not provide a guaranteed rate of return on plan balances. Each participant’s account under the plan is credited with earnings, at periodic intervals, at a rate equal to the actual rate of return for the relevant period of the investment fund or funds or index or indices selected by the participant from a range of investment vehicles offered under the plan. The investment vehicles currently offered are generally the same as those offered under the Company’s 401(k) plan. Other than credited earnings on employee deferrals, the Company does not make any contributions to the plan. Participants are generally allowed to reallocate plan account balances in the same manner as provided in the Company’s 401(k) plan.

No directors participate in the nonqualified deferred compensation plan, and Mr. Chang is the only executive officer who participates in the plan. Under the terms of the plan, Mr. Chang will be paid the balance of his vested deferred compensation account upon consummation of the merger, which was equal to approximately $720,545 as of April 28, 2016.

New Management Arrangements

As of the date of this Information Statement, neither the Company nor Comcast has entered into any compensatory agreements with any of the Company’s executive officers in connection with the merger, other than the agreements with Mr. Katzenberg as described below, and the Company has not amended or modified any existing employment agreements or other arrangements with management.

In connection with entry into the merger agreement, Comcast entered into a consulting agreement with Mr. Katzenberg pursuant to which he will serve as a consultant to Comcast for a period of two years following the consummation of the merger, with duties, as requested by Comcast, including advising on integration of the Company into Comcast and developing the Company brand. In addition, during the consulting term, Mr. Katzenberg will serve as the chairman of the board of directors of the subsidiary of Comcast that will hold Comcast’s interests in AwesomenessTV and DWA Nova, LLC (the “JV entities”) and will generally manage and oversee Comcast’s interest in, and the strategic development of, the JV entities. As compensation for such consulting services, Mr. Katzenberg will receive annual consulting fees of $1 and, at the effective time of the merger, will also receive a one-time grant of profits interests in respect of seven percent (7%) of the profits from and after the closing of each of the JV entities. These profits interests will vest fifty percent (50%) per year on each of the first two anniversaries of the completion of the merger, subject to acceleration in the event of a termination without cause, for good reason or due to Mr. Katzenberg’s incapacity or death or upon a sale of a majority of Comcast’s interest in the relevant JV entity. At the time of grant, the profits interests will have no value to Mr. Katzenberg and will only have value in the future to the extent the fair market value of the relevant JV entity increases following the effective time of the merger. As a result, the value of the profits interests cannot be determined at this time. Once vested, the profits interests are subject to specified put and call rights following a termination of Mr. Katzenberg’s consulting services or upon expiration of the consulting agreement. In addition, Mr. Katzenberg entered into a support agreement with Comcast pursuant to which he agreed to specified non-competition, non-solicitation and non-disparagement covenants and also agreed to take specified actions necessary or advisable to consummate the merger.

Continuing Employee Benefits

The merger agreement provides that, for a one-year period commencing at the effective time of the merger, Comcast will (or will cause the surviving corporation to) provide to each employee of the Company or any of its subsidiaries (collectively, the “Company Employees”) (i) salary and incentive opportunities that are each no less favorable (including any value attributable to equity-based compensation) than those provided to such Company Employee by the Company or its subsidiaries immediately prior to the effective time of the merger, (ii) severance benefits that are no less favorable than those provided to such Company Employee by the Company or its subsidiaries (a) as in effect at the date of the merger agreement and disclosed to Comcast prior to the date of the merger agreement or (b) established or amended after the date of the merger agreement in compliance with the merger agreement and (iii) other employee benefits that are substantially comparable in the aggregate to those provided to such Company Employee by the Company or its subsidiaries immediately prior to the effective time of the merger. Comcast has also agreed to generally recognize each Company Employee’s period of service with the Company and its subsidiaries for purposes of all benefit plans and compensation and benefit arrangements in which such Company Employee participates following the effective time of the merger.

Director and Officer Indemnification

Under the merger agreement, from and after the effective time of the merger and subject to certain limitations described in the merger agreement, the surviving corporation will, and Comcast will cause the surviving corporation to, indemnify and hold harmless each person who has served as an officer or director of the Company or any of its subsidiaries, which are referred to as “indemnified parties”, against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts that are paid in settlement of or in connection with any such threatened or actual claim, suit, action, investigation, arbitration or proceeding (each, a “proceeding”) based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such person is or was a director or officer of the Company or any of its subsidiaries or (ii) the merger agreement, the transactions contemplated by it or the approval of, or recommendation that the stockholders of the Company approve, any of the foregoing, whether in any case asserted or arising before or after the effective time or the merger.

For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this Information Statement entitled “The Merger Agreement—Indemnification”.

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below shows the compensation that is based on or relates to the merger and could become payable to each of the Company’s Chief Executive Officer, Chief Financial Officer and two other most highly compensated executive officers, based on the Company’s most recent annual proxy statement, whom we refer to as “named executive officers”. Lewis Coleman, Edward Aleman and Michael Francis, all of whom are former executive officers of the Company, were also among the Company’s named executive officers for purposes of its most recent annual proxy statement. They are not included in the table below, because they do not hold any unvested equity and no other amounts (other than amounts in respect of vested stock appreciation rights held by Mr. Coleman) will become payable to them in connection with the merger. In addition, although the SEC rules do not require that this table include compensation that could become payable to executive officers who are not named executive officers, we have included it in the table below so that quantification of the potential change in control payments to each of the Company’s current executive officers is presented in a uniform manner. The compensation in the table below is referred to as “golden parachute” compensation by the applicable SEC rules.

The table below summarizes the potential severance, accelerated vesting of unvested equity awards and other payments and benefits that each executive officer could be entitled to receive from the Company if the merger is consummated and, with respect to severance payments and continued benefits, if the executive officer incurs a qualifying termination of employment within one year following the effective time of the merger, as described above in “—Severance Entitlements”. The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

Pursuant to the consulting agreement that Jeffrey Katzenberg entered into with Comcast, as described above, Mr. Katzenberg will become a consultant to Comcast as of the effective time of the merger. Therefore, his employment will terminate at that time, and he will receive the severance payments and benefits set forth in the table below. Additionally, in consideration for his consulting services, Mr. Katzenberg will receive profits interests in the JV entities, the value of which cannot be determined at this time. For more information regarding Mr. Katzenberg’s consulting agreement with Comcast and the profits interests, please see the section above entitled “—New Management Arrangements”.

For purposes of calculating the amounts set forth in the table below, we have assumed that (i) the merger occurred on April 28, 2016, and each executive officer experienced a qualifying termination of employment on that date, (ii) the number of unvested restricted stock units and PRSUs is based on awards held by each executive officer as of April 28, 2016, except that in the case of Messrs. Satterthwaite and Adams, such number also reflects grants of restricted stock units and PRSUs that were approved by the Company’s compensation committee on April 20, 2016 but were not granted until May 10, 2016, (iii) any outstanding PRSUs are deemed earned at target-level performance at the effective time of the merger and (iv) the compensation and benefits provided are not reduced in order to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code. The calculations in this table are based on the merger consideration of $41.00 per share.

Potential Change of Control Payments to Executive Officers

Name	Cash Severance(1)	Equity(2)	Pension / NQDC(3)	Perquisites/ Benefits(4)	Total
Named Executive Officers
Jeffrey Katzenberg	$11,969,863	$17,553,740	$—	$34,698	$29,558,301
Ann Daly	$5,329,259	$13,652,877	$—	$78,098	$19,060,234
Fazal Merchant	$3,726,301	$3,883,028	$—	$130,106	$7,739,435
Andrew Chang	$2,907,918	$2,005,720	$—	$149,098	$5,062,736
Other Executive Officers
Daniel Satterthwaite	$3,574,407	$1,347,342	$—	$186,346	$5,108,095
Steven Adams	$1,780,822	$102,541	$—	$132,245	$2,015,608

(1)	These amounts represent the continued payment of the executive officer’s current annual base salary and historical average annual bonus for a period equal to the greater of the remaining term of his or her employment agreement and two years following the termination of employment (the “continuation period”). For Messrs Katzenberg and Merchant and Ms. Daly, the continuation period will be two years following the effective time of the merger. For Messrs. Adams, Chang and Satterthwaite, the continuation period will end on March 8, 2019, July 14, 2019 and May 12, 2020, respectively, which is the date on which each employment agreement is scheduled to end. These payments are “double-trigger”, as they will only be payable in the event of a qualifying termination of employment during the period beginning on the effective time of merger and ending 12 months after such date (such period, the “CIC protection period”). Under the executive officers’ employment agreements, if an executive officer experiences a qualifying termination of employment after the CIC protection period but prior to expiration of his or her employment agreement, the executive officer would be entitled to the same severance payments and benefits described below, except that the continuation period would only run through the end of the remaining term of the employment agreement. The payment to Mr. Merchant in the table above also includes a $700,000 cash retention payment that will be payable to him in the event his employment is terminated without cause, due to his death or disability or for good reason, in each case prior to December 31, 2016, regardless of whether there is a change in control. As described above, these payments are based on the compensation and benefit levels in effect on April 28, 2016; therefore, if compensation and benefit levels are increased after such date, actual payments may be greater than those provided for above. The amounts of the contractual severance components described above are set forth in the following table:

Name	Salary Component	Cash Bonus Compensation Component	Other Cash Payments	Total
Named Executive Officers
Jeffrey Katzenberg	$5,000,000	$6,969,863	$—	$11,969,863
Ann Daly	$3,000,000	$2,329,259	$—	$5,329,259
Fazal Merchant	$1,400,000	$1,626,301	$700,000	$3,726,301
Andrew Chang	$2,247,671	$660,247	$—	$2,907,918
Other Executive Officers
Daniel Satterthwaite	$2,826,849	$747,558	$—	$3,574,407
Steven Adams	$1,144,110	$636,712	$—	$1,780,822

(2)	These amounts represent the aggregate amount payable pursuant to the merger agreement to each executive officer in respect of unvested restricted stock units and PRSUs held as of April 28, 2016. In addition, these amounts include (i) a grant of restricted stock units with a grant date value of $562,500 and PRSUs with a target grant date value of $187,500 to Mr. Satterthwaite and (ii) a grant of restricted stock units with a grant date value of $100,000 to Mr. Adams, in each case that were approved by the compensation committee on April 20, 2016 and were granted on May 10, 2016, with the number of restricted stock units and PRSUs determined based on the closing price per share of Class A common stock on such date (or $39.98). All payments in this column are “single-trigger”, as the applicable equity awards will be canceled and exchanged for the merger consideration immediately upon the effective time of the merger, whether or not employment is terminated.

(3)	None of the executive officers have unvested deferred compensation account balances under any deferred compensation plans and, as a result, there would be no “double-trigger” nonqualified deferred compensation benefit enhancements upon the executive officers’ qualifying termination of employment during the CIC protection period. Under the terms of the applicable plan, Mr. Chang will be paid the balance of his vested deferred compensation account, which was equal to approximately $720,545, as of April 28, 2016, upon completion of the merger.

(4)	These amounts represent the current estimated cost of health and welfare benefits (excluding disability), assuming continued participation in the plans in which the executive officers participated as of April 28, 2016 and without discounting for the time value of money, and, in the case of all executive officers other than Mr. Katzenberg, tax and investment consulting costs paid by the Company during the continuation period in the event of a qualifying termination of employment during the CIC protection period. These benefits are “double-trigger”, as they will only be payable in the event of a qualifying termination of employment during the CIC protection period. The cost of continued health and welfare benefits for each executive officer is as follows: Mr. Katzenberg, $34,698; Ms. Daly, $34,698; Mr. Merchant, $49,468; Mr. Chang, $79,420; Mr. Satterthwaite, $98,714; and Mr. Adams, $70,177. The cost of continued tax and investment consulting for each executive officer other than Mr. Katzenberg is as follows: Ms. Daly, $43,400; Mr. Merchant, $80,638; Mr. Chang, $69,678; Mr. Satterthwaite, $87,632; and Mr. Adams, $62,068.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this Information Statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, and non-U.S. holders who own or have owned (directly, indirectly or constructively) five percent or more of the Company’s stock (by vote or value). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this Information Statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Company common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period in the Company common stock, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding common stock at any time during the applicable period. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Dividends

The Company has never declared or paid cash dividends on shares of Company common stock. Under the terms of the merger agreement, during the period from the date of the merger agreement until the effective time of the merger, the Company is prohibited from declaring, setting aside or paying any dividends on, or making any other distributions (whether in cash, stock or property) in respect of, any of its capital stock.

Regulatory Approvals Required for the Merger

Under the HSR Act, and the related rules and regulations issued by the Federal Trade Commission (the “FTC”), certain transactions, including the merger, may not be consummated until notification and report forms have been filed by each of the Company and Comcast with the FTC and the Antitrust Division of the United States Department of Justice (the “DOJ”) and the applicable waiting periods have expired or terminated. The Company and Comcast have filed their respective notification and report forms under the HSR Act with the DOJ and the FTC.

At any time before or after the effective time of the merger, the DOJ, the FTC, the U.S. state attorneys general or certain foreign governmental authorities could take action under applicable antitrust laws, including seeking to enjoin the consummation of the merger, conditionally approving the merger upon the divestiture of assets of the Company or Comcast, subjecting the consummation of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Under the merger agreement, the respective obligations of the Company, Comcast and Merger Sub to effect the merger are subject to, among other things, the expiration or termination of the waiting period (or any extension thereof) applicable to the consummation of the merger under the HSR Act and the receipt of the non-U.S. jurisdiction governmental approvals.

For a description of Comcast’s and the Company’s respective obligations under the merger agreement with respect to regulatory approvals, please see the section of this Information Statement entitled “The Merger Agreement—Reasonable Best Efforts and Certain Pre-Closing Obligations”.

We currently expect to obtain all antitrust and other regulatory approvals that are required for the consummation of the merger by the end of 2016; however, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

Delisting and Deregistration of the Company Common Stock

If the merger is completed, the shares of Company common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

THE MERGER AGREEMENT

The following summary of the material provisions of the merger agreement, and such summary and the description of the merger agreement elsewhere in this Information Statement are qualified in their entirety by reference to the complete text of the merger agreement, a copy of which is included as Annex A to this Information Statement and is incorporated into this Information Statement by reference. We urge you to carefully read this entire Information Statement, including the annexes and the other documents to which we have referred you. You should also review the section entitled “Where You Can Find Additional Information”.

The merger agreement has been included for your convenience to provide you with information regarding its terms and we recommend that you read it in its entirety. The merger agreement is not intended to be a source of factual, business or operational information about the Company, Comcast or Merger Sub, and the following summary of the merger agreement and the copy thereof included as Annex A to this Information Statement are not intended to modify or supplement any factual disclosure about the Company in any documents it publicly files with the SEC. The merger agreement is a contractual document that establishes and governs the legal relations between the Company and Comcast, and allocates risks between the parties, with respect to the merger. The merger agreement contains representations and warranties made by Comcast and Merger Sub, on the one hand, and the Company, on the other hand, that are qualified in several important respects, which you should consider as you read them in the merger agreement.

The representations and warranties are qualified by certain information of the Company filed with the SEC prior to the date of the merger agreement, as well as by a confidential disclosure letter that the Company prepared and delivered to Comcast immediately prior to signing the merger agreement. Certain of the representations and warranties made by Comcast and Merger Sub, on the one hand, and the Company, on the other hand, were also made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Information Statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may or may not be fully reflected in this Information Statement or the Company’s public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

The Merger

At the effective time of the merger, Merger Sub, a wholly owned subsidiary of Comcast, will be merged into the Company. The separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation. As a result, the Company will become a wholly owned subsidiary of Comcast. Merger Sub was created solely for purposes of the merger and has no material assets or operations of its own.

Closing and Effective Time of the Merger

The closing of the merger will take place at 10:00 a.m., New York City time, no later than the second business day after the satisfaction or (if permissible under applicable law) waiver of all of the conditions described in the section below entitled “—Conditions to the Merger” (other than any condition that by its nature cannot be satisfied until the closing of the merger, but subject to satisfaction of any such condition), unless the Company, Comcast and Merger Sub agree to another time in writing.

The merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware, or such later time as is specified in the certificate of merger and as is agreed to by the Company and Comcast, which is referred to as the “effective time” of the merger.

Consideration to be Received in the Merger

The merger agreement provides that, at the effective time of the merger, each share of Company common stock that is issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company, any subsidiary of the Company, Comcast, Merger Sub or any other subsidiary of Comcast or shares with respect to which appraisal rights have been properly exercised in accordance with the DGCL) will be converted into the right to receive $41.00 in cash, without interest and less any applicable withholding taxes. All shares of Company common stock so converted will, at the effective time of the merger, be cancelled, and each holder of such converted Company common stock will cease to have any rights with respect to such Company common stock, except for the right to receive the merger consideration.

Cancellation of Shares

Each share of Company common stock owned by the Company, Comcast, Merger Sub or any other subsidiary of Comcast will be automatically cancelled and extinguished and will not be entitled to any merger consideration.

Treatment of Equity-Based Awards

At the effective time of the merger:

•

each outstanding stock option and each stock appreciation right, whether vested or unvested, will be canceled at the effective time of the merger, with the holder of such stock option or stock appreciation right becoming entitled to receive an amount in cash equal to (i) the excess, if any, of (a) the merger consideration minus (b) the exercise price per share of Class A common stock subject to such stock option or stock appreciation right, multiplied by (ii) the number of shares of Class A common stock subject to such stock option or such stock appreciation right immediately prior to the effective time of the merger;

•

each outstanding restricted stock unit, and each outstanding PRSU, in each case, in respect of shares of Class A common stock, will be canceled at the effective time of the merger, with the holder of such restricted stock unit or PRSU becoming entitled to receive an amount in cash equal to (i) the merger consideration multiplied by (ii) the number of shares of Class A common stock subject to such restricted stock unit or PRSU (as applicable) immediately prior to the effective time of the merger (assuming, in the case of any PRSUs, that any applicable performance conditions are deemed to be achieved at the greater of target and actual performance as reasonably determined by the Board (or a committee thereof) as of the last practicable day prior to the effective time of the merger); and

•	each restricted share, will become fully vested at the effective time of the merger, with the holder thereof becoming entitled to receive an amount in cash equal to the merger consideration.

In addition, the merger agreement provides that the ESPP will terminate upon the effective time of the merger and, after the date of the merger agreement and prior to the effective time of the merger, no offering periods or purchase periods will be commenced thereunder. There have never been any purchase rights outstanding under the ESPP.

Appraisal Rights

Notwithstanding anything in the merger agreement to the contrary, shares of Company common stock that are outstanding immediately prior to the effective time of the merger and that are held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 shall not be converted into the right to receive the merger consideration, but instead will be cancelled and will represent the right to receive only those rights provided under Section 262. However, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under

Section 262, then the right of such holder to receive those rights under Section 262 shall cease and such shares shall be deemed to have been converted as of the effective time into, and shall represent only the right to receive, the merger consideration.

The Company has agreed to serve prompt notice to Comcast of any demands received by the Company for appraisal of any shares of Company common stock, and Comcast will have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the effective time of the merger, the Company will not, without the prior written consent of Comcast, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Payment for Shares

Prior to completion of the merger, Comcast will designate a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the merger consideration in respect of Class A common stock. At or prior to the completion of the merger, Comcast will deposit with the paying agent cash necessary to pay the merger consideration in respect of Class A common stock.

As soon as reasonably practicable after the effective time of the merger, Comcast will, or will cause the paying agent to, mail to all record holders of certificates representing Company common stock whose shares were converted into the right to receive the merger consideration, a letter of transmittal and instructions on how to surrender certificates representing such Company common stock in exchange for the merger consideration. The certificates can be surrendered to the paying agent or other person designated in the instructions until the first anniversary of the effective time of the merger. Upon delivery of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and the surrender of Company common stock certificates on or before the first anniversary of the effective time of the merger, Comcast will, or will cause the paying agent to, pay the holder of such certificates, in exchange therefor, cash in an amount equal to the merger consideration multiplied by the number of Company common stock represented by such certificate. If a stockholder holds shares of Company common stock in non-certificated book-entry form, such stockholder will not be required to deliver a stock certificate. Holders of Company common stock in non-certificated book-entry form will receive a cash payment of the aggregate amount of merger consideration to which such stockholder is entitled following the effective time of the merger.

Each certificate or book-entry share representing Company common stock that is surrendered will be cancelled. You should not send in your Company common stock certificates until you receive a letter of transmittal with instructions.

Payment of the merger consideration may be made to a person other than the person in whose name a surrendered Company common stock certificate is registered if:

•	such certificate is properly endorsed or otherwise is in proper form for transfer; and

•

the person requesting such payment establishes to the satisfaction of Comcast that any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of such surrendered certificate have been paid or are not applicable.

The merger consideration paid upon the surrender of certificates representing Company common stock in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the Company common stock previously represented by such certificates subject, however, to the surviving corporation’s obligation to pay any dividends or make any other distributions, in each case with a record date (i) prior to the effective time of the merger that may have been declared or made by the Company on such common stock in accordance with the terms of the merger agreement or (ii) prior to the date of the merger agreement and in each case which remain unpaid at the effective time of the merger. At the effective time of the merger, the share transfer books of the Company will be closed and there will not be any further registration of transfers of any Company common stock thereafter on the records of the Company. If, after the effective time of the merger, any certificates representing Company common stock are presented to the surviving corporation or the paying agent for any reason, they shall be canceled and exchanged as provided in the merger agreement.

Any portion of the exchange fund that remains undistributed as of the 12-month anniversary of the closing date of the merger will be delivered to Comcast, upon demand, and any former holder of Class A common stock entitled to payment of merger consideration who has not complied with the exchange provisions in the merger agreement will thereafter look only to Comcast for payment of its claim for merger consideration.

The parties have agreed that the paying agent will invest any cash included in the exchange fund as directed by Comcast; provided that there will be certain limitations on the type and duration of investments permitted. Any interest and other income resulting from such investments will be paid to Comcast. In no event will such investment or any such payment of interest or income delay the receipt by former holders of Class A common stock of the merger consideration or otherwise impair such holders’ rights under the merger agreement. To the extent that there are any losses with respect to any investments of the exchange fund, or the exchange fund diminishes for any reason below the level required for the paying agent to promptly pay the merger consideration to all holders of Class A common stock certificates or book-entry shares of Class A common stock, Comcast shall, or shall cause the surviving corporation to, promptly replace or restore the cash in the exchange fund so as to ensure that the exchange fund is at all times maintained at a level sufficient for the paying agent to make such payments.

If any Class A common stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Class A common stock certificate to be lost, stolen or destroyed and, if required by Comcast, the posting by such person of a bond in such reasonable and customary amount as Comcast may direct as indemnity against any claim that may be made against it with respect to such Class A common stock certificate, the paying agent will deliver in exchange for such lost, stolen or destroyed Class A common stock certificate, the merger consideration.

Pursuant to the merger agreement, each of the surviving corporation, Comcast, the Company and the paying agent will be entitled to deduct and withhold from any payment to be made pursuant to the merger agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. Amounts so withheld and paid over to the appropriate taxing authority will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.

In the event that between the date of the merger agreement and immediately prior to the effective time of the merger, there is a change in the number of shares of Company common stock or securities convertible or exchangeable into or exercisable for shares of Company common stock issued and outstanding as a result of a reclassification, stock split (including a reverse split) stock dividend or distribution, recapitalization, merger, subdivision or other similar transaction, the merger consideration and any other amounts payable pursuant to the merger agreement will be appropriately adjusted to eliminate the effect of such event on the merger consideration or such other amounts payable pursuant to the merger agreement.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by the Company, including representations and warranties relating to:

•	corporate organization, good standing and similar matters;

•	capital structure and equity securities;

•	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	authorization of the merger agreement, the merger and the other transactions contemplated by the merger agreement and enforceability of the merger agreement;

•	the inapplicability of state takeover statutes;

•

absence of conflicts with, violation or breach of, defaults under, its organizational documents and certain contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	the accuracy and sufficiency of reports and financial statements filed with the SEC;

•	the absence of undisclosed liabilities;

•	internal controls over financial reporting;

•	accuracy of the information in this Information Statement;

•	absence of certain changes or events and the conduct of business in the ordinary course of business since December 31, 2015;

•	taxes;

•	labor relations;

•	employee compensation and benefits matters and matters relating to the Employee Retirement Income Securities Act of 1974, as amended;

•	real property;

•	material contracts;

•	legal proceedings;

•	compliance with applicable laws, court orders and certain regulatory matters;

•	environmental matters and compliance with environmental laws;

•	intellectual property;

•	insurance;

•	brokers’, finder’s and similar fees or commissions payable in connection with the merger and the other transactions contemplated by the merger agreement;

•	receipt of opinion from the financial advisor to the independent directors of the Board; and

•	anti-corruption matters.

The merger agreement also contains a number of representations and warranties made by Comcast and Merger Sub, including representations and warranties relating to:

•	corporate organization, good standing and similar matters;

•	operations and capital of Merger Sub since its formation;

•	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	authorization of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and enforceability of the merger agreement;

•

absence of conflicts with, violation or breach of, defaults under, its organizational documents and certain contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	accuracy of information supplied to the Company for inclusion or incorporation by reference in this Information Statement;

•	brokers’, finder’s and similar fees or commissions payable in connection with the merger and the other transactions contemplated by the merger agreement;

•	legal proceedings;

•	ownership of Company common stock; and

•	sufficiency of funds to pay the merger consideration.

Significant portions of the representations and warranties of each of the Company, Comcast and Merger Sub are qualified as to “materiality” or “material adverse effect”.

Under the merger agreement, a Comcast material adverse effect means any change, effect, event or occurrence that prevents or materially delays (a) the consummation by Comcast or Merger Sub of the merger and the other transactions contemplated by the merger agreement or (b) the ability of Comcast or Merger Sub to perform its obligations under the merger agreement in any material respect.

Under the merger agreement, a Company material adverse effect means any change, event, effect or occurrence that (i) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) prevents or materially delays the consummation by the Company of the merger and the other transactions contemplated by the merger agreement or the ability of the Company to perform its obligations under the merger agreement in any material respect, disregarding any change, event, effect or occurrence to the extent resulting from or arising in connection with:

•	general conditions in the industries in which the Company and its subsidiaries operate;

•

general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes), in each case in the U.S. or elsewhere in the world;

•	any change or prospective change in applicable statute, law, ordinance, rule or regulation or U.S. generally accepted accounting principles (“GAAP”) (or interpretation or enforcement thereof);

•	geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; or

•	any hurricane, tornado, flood, volcano, earthquake, pandemic or other natural or man-made disaster;

except, in each case, to the extent such events have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to others in their industry (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company material adverse effect).

The following additional events will also not be taken into account in determining whether a Company material adverse effect has occurred:

•

the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the merger agreement, or changes or prospective changes in the market price or trading volume of Class A common stock or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company material adverse effect if such facts are not otherwise excluded under such definition);

•

the announcement, pendency or consummation of any of the transactions contemplated by the merger agreement, including any proceeding in respect of the merger agreement or any of the transactions contemplated by the merger agreement, actions specifically required by covenants contained in the merger agreement (excluding the Company operating in the ordinary course of business) and any loss of or change in relationship with any current customer, supplier, distributor, vendor, joint venture partner or other business partner, or departure of any employee or officer, of the Company or any of its subsidiaries to the extent resulting from or arising in connection with such announcement, pendency or consummation (it being understood that this will not apply with respect to a representation or warranty contained in the merger agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement or the performance of obligations under the merger agreement);

•	any action taken by the Company or any of its subsidiaries at Comcast’s written request; or

•	the identity of, or any facts or circumstances relating to, Comcast, Merger Sub or their respective affiliates.

Operating Covenants

The Company has agreed, with certain exceptions, that during the period from the date of the merger agreement until the effective time of the merger:

•

the Company and its subsidiaries will conduct its business in the ordinary course and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its present business organization and preserve its present relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with such party;

•

neither the Company nor any of its subsidiaries will (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or options, warrants, convertible or exchangeable securities, stock-based units (performance based or otherwise) or other rights to acquire any such shares of capital stock, except for (A) acquisitions of shares of Company common stock in connection with the surrender of shares of Company common stock by holders of stock options in order to pay the exercise price of stock options, (B) the withholding of shares of Company common stock to satisfy tax obligations with respect to stock options, restricted stock units, PRSUs, stock appreciation rights, other awards granted pursuant to the Company stock plans and the vesting of restricted shares and (C) the acquisition by the Company of stock options, restricted stock units, PRSUs, stock appreciation rights, restricted shares or other awards granted pursuant to the Company stock plans in connection with the forfeiture of such awards, in each case in accordance with the terms of the applicable award or instrument as in effect on the date of the merger agreement (or, in the case of an award granted following the date of the merger agreement in accordance with the terms of the merger agreement, as in effect on the date of grant);

•

neither the Company nor any of its subsidiaries will issue, deliver or sell any shares of its capital stock or other voting securities or equity interests or options, warrants, convertible or exchangeable securities, stock-based units (performance or otherwise) or other rights to acquire such shares, any voting Company debt or any other rights that give any person the right to receive any economic interest of a nature accruing to the holders of Company common stock, other than the issuance of Class A common stock upon conversion of outstanding shares of Class B common stock or the issuance of Company common stock upon the exercise of stock options or stock appreciation rights or the settlement of restricted stock units or PRSUs, in each case in accordance with the terms of the applicable plan, award, or instrument as in effect on the date of the merger agreement (or, in the case of an award granted following the date of the merger agreement in accordance with the terms of the merger agreement, as in effect on the date of grant);

•	neither the Company nor any of its subsidiaries will amend its certificate of incorporation, by-laws or other comparable organizational documents (whether by merger, consolidation or otherwise);

•

neither the Company nor any of its subsidiaries will acquire or agree to acquire, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other person (other than the Company or any of its subsidiaries), if the aggregate amount of consideration paid or transferred by the Company and its subsidiaries would, individually or in the aggregate, exceed $25,000,000;

•

except as required pursuant to the terms of any Company benefit plan or Company benefit agreement or other written contract, in each case, in effect on the date of the merger agreement or established or amended after the date of the merger agreement in compliance with the merger agreement, and except as provided in the merger agreement, neither the Company nor any of its subsidiaries will (i) adopt, enter into, establish, terminate, materially amend or modify any collective bargaining agreement, Company benefit plan or Company benefit agreement, other than in the ordinary course of business, (ii) grant to any director or executive officer of the Company any increase in compensation, (iii) grant to any director or executive officer of the Company any increase in severance or termination pay, (iv) enter into any employment, consulting, severance or termination agreement with any director or executive officer of the Company or (v) take any action to accelerate any rights or benefits under any Company benefit plan or Company benefit agreement; provided that none of the foregoing will restrict the Company or any of its subsidiaries from entering into with or making available to, as applicable, newly hired employees or to employees, in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business, plans, agreements, benefits and compensation arrangements;

•

neither the Company nor any of its subsidiaries will make any change in financial accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except as may be required (i) by GAAP (or any authoritative interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (ii) by law, including Regulation S-X under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder);

•

neither the Company nor any of its subsidiaries will sell, lease (as lessor), license or otherwise dispose of (including through any “spin-off”), or pledge, encumber or otherwise subject to any lien (other than certain permitted liens), any properties or assets (other than intellectual property) that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, except sales, leases, licenses or other dispositions of inventory and obsolete properties or assets, in each case, in the ordinary course of business;

•

neither the Company nor any of its subsidiaries will (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (except for short-term borrowings incurred in the ordinary course of business), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in (A) the Company or any of its subsidiaries or (B) any acquisition not in violation of clause (d) above, and other than extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business;

•

other than in accordance with the Company’s capital expenditure budget set forth in the confidential disclosure letter that the Company prepared and delivered to Comcast immediately prior to signing the merger agreement, neither the Company nor any of its subsidiaries will make or agree to make any capital expenditure or expenditures that in the aggregate are in excess of $10,000,000;

•

neither the Company nor any of its subsidiaries will, except (i) as required by law or as is otherwise in the ordinary course of business, (A) make, change or revoke any material tax election, (B) settle or compromise any audit or proceeding relating to a material amount of taxes, (C) file any amended tax return reflecting a material amount of income taxes, (D) make any change in any material tax accounting method or (E) enter into any closing agreement relating to a material amount of taxes or (ii) as required by law, exercise any termination right under the tax receivable agreement dated as of October 27, 2004, by and among the Company and DW Investment II, Inc.;

•

neither the Company nor any of its subsidiaries will enter into, terminate or modify or amend in a manner that is materially adverse to the Company, or waive or release any material rights under, certain specified contracts or any contract that, if existing on the date hereof, would have been a specified contract;

•

neither the Company nor any of its subsidiaries will settle, or offer or propose to settle (1) any proceeding involving or against the Company or any of its subsidiaries other than any proceeding that (A) (x) requires payment by the Company or any of its subsidiaries of cash in amounts that are reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company and its subsidiaries included in the documents filed by the Company with the SEC since January 1, 2015 or (y) to the extent in excess of and/or not covered by clause (i), does not, individually or in the aggregate, exceed $10,000,000, and (B) does not involve any injunctive or equitable relief or impose restrictions on the business activities of the Company or any of its subsidiaries or (ii) any proceeding against the Company or its directors relating to the merger agreement or the transactions contemplated by the merger agreement other than as provided pursuant to the stockholder litigation provisions of the merger agreement;

•

neither the Company nor any of its subsidiaries will (i) sell, assign, license, sublicense, abandon, fail to maintain or grant liens (other than permitted liens) on any Company intellectual property, other than any sale, assignment, license, sublicense, abandonment, failure to maintain or grant that is not material to the Company and its subsidiaries, taken as a whole, and except abandoning patent applications in the ordinary course of prosecution, where a continuation, continuation-in-part, request for continued examination or divisional application (or foreign equivalent of any of the foregoing) is filed, (ii) grant, extend, amend, waive or modify any rights in or to the Company intellectual property, other than any grant, extension, amendment, waiver or modification that is not material to the Company and its subsidiaries, taken as a whole, (iii) enter into any intellectual property contract that is material to the Company and its subsidiaries, taken as a whole, or (iv) amend, terminate, request or agree to a change, fail to exercise a right of renewal or extension, or waive, release or assign any right or claim under any intellectual property contract , other than any amendment, termination, request, agreement, failure, waiver, release or assignment that is not material to the Company and its subsidiaries, taken as a whole or (v) except as is in the ordinary course on a non-exclusive basis, enter into, amend, supplement, renew or extend any intellectual property contract between the Company or any its subsidiaries, on the one hand, and Oriental DreamWorks Holding Limited or any of its subsidiaries, on the other hand, or otherwise grant Oriental DreamWorks Holding Limited or any of its subsidiaries any additional or expanded rights, licenses or sublicenses with respect to any intellectual property;

•

neither the Company nor any of its subsidiaries will enter into, amend, modify, supplement, renew or extend any contract relating in any manner to the development, creation, or operation of, or any other activity with respect to, any theme park, attraction, ride, exhibit, live stage show or other entertainment venue or facility, in each case, in China, including any such contract relating to the licensing or exploitation of any intellectual property in connection therewith; and

•	neither the Company nor any of its subsidiaries will authorize, commit or agree to take any of the foregoing actions.

Action by Stockholder Consent

Immediately after the execution of the merger agreement and in lieu of calling a meeting of the Company’s stockholders, as required by the merger agreement, the Company submitted a form of irrevocable written consent adopting the merger agreement to the Principal Stockholders. If such stockholder consent had not been delivered by the Principal Stockholders to the corporate secretary of the Company, and if a copy of such executed stockholder consent had not been delivered to Comcast, in each case, by 6:00 a.m., New York City time on the date immediately following the execution of the merger agreement, Comcast would have had the right to terminate the merger agreement.

Following the execution of the merger agreement, the stockholder consent adopting the merger agreement was delivered to the corporate secretary of the Company by the Principal Stockholders, which on such date owned shares of Company common stock representing approximately 60% of the voting power of all outstanding shares of Company common stock, and a copy of the stockholder consent was delivered to Comcast. No further approval of the stockholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the merger agreement and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the merger agreement.

No Solicitation; Board Recommendation

In the merger agreement, the Company agreed to, and to cause its subsidiaries and its and their representatives to, immediately (i) cease all discussions and negotiations regarding any proposal pending on the date of the merger agreement that constituted, or would reasonably be expected to lead to, a takeover proposal, (ii) exercise its rights, if any, under any confidentiality agreement in effect on the date of the merger agreement to request the prompt return or destruction of all confidential information previously furnished to any person within the last six months for the purpose of evaluating a possible takeover proposal and (iii) terminate access to any physical or electronic data rooms relating to a possible takeover proposal. We also agreed not to, and not to authorize or permit any of our subsidiaries or any of our or their respective officers, directors, employees, investment bankers, attorneys and other advisors or representatives (collectively, the “representatives”) to:

•	directly or indirectly solicit, initiate or knowingly facilitate or knowingly encourage the submission of any takeover proposal ; or

•

directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action intended to facilitate or encourage the making of any proposal that constitutes, or would reasonably be expected to lead to, any takeover proposal.

In addition, the Company agreed to waive the standstill provisions of the confidentiality agreement between Comcast and the Company.

The merger agreement provides that, notwithstanding the restrictions described therein, at any time prior to the obtaining of the stockholder approval (which has now been obtained) (x) the Company could contact the person making any takeover proposal that did not result from a breach of the Company’s non-solicitation obligations solely to clarify the terms and conditions thereof and (y) in response to an unsolicited takeover proposal that the Board determined, by the affirmative vote of the majority of the independent members thereof, in good faith, after consultation with outside counsel and a financial advisor, constituted or would reasonably be expected to lead to a superior proposal (a “qualifying takeover proposal”), the Company could:

•

furnish information with respect to the Company to the person making such qualifying takeover proposal and its representatives pursuant to an acceptable confidentiality agreement so long as the Company also provided Comcast any non-public information with respect to the Company or its subsidiaries furnished to such other person which was not previously furnished to Comcast, except to the extent providing Comcast with such information would violate applicable law; and

•

participate in discussions or negotiations with such person and its representatives regarding such qualifying takeover proposal, including soliciting the making of a revised qualifying takeover proposal.

Any violation of the restrictions on the Company set forth in the non-solicitation provision by any representative of the Company or any of the Company’s subsidiaries acting with the authority of the Company or any of its subsidiaries would be a breach of the non-solicitation provision by the Company.

We also agreed to advise Comcast of any takeover proposal or any inquiry with respect to or that would reasonably be expected to lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry and the material terms thereof. We further agreed to keep Comcast reasonably informed of the status of any such takeover proposal or inquiry (including promptly informing Comcast of any change to the material terms thereof).

Under the terms of the merger agreement, neither the Board nor any committee thereof could make an adverse recommendation change or permit or cause the Company or any of its subsidiaries to enter into any letter of intent or other agreement relating to any takeover proposal (other than an acceptable confidentiality agreement entered into in accordance with the merger agreement), or publicly propose to take any such action. Notwithstanding anything to the contrary in the foregoing or any other provision of the merger agreement, but subject to the following paragraph, if the Board determined, by the affirmative vote of the majority of the independent members thereof, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, then (A) the Board could make an adverse recommendation change in response to a superior proposal or certain intervening events, and (B) if the Board received a superior proposal, the Company could terminate the merger agreement in accordance with its terms.

The Company Board could not make an adverse recommendation change or terminate the merger agreement pursuant to the relevant provision therein unless (A) the Company provided Comcast with written notice at least three business days before taking that action setting forth the Company’s intention to take such action and containing (x) if such action was intended to be taken in response to a superior proposal, a copy of the most current version of the proposed agreement under which the transaction contemplated by such superior proposal was proposed to be consummated, a written description of the financing arrangements with respect to the superior proposal, a written description of the terms of any arrangements between the person or group of persons making the superior proposal, on the one hand, and any members of management of the Company, on the other hand, and the identity of the person or group of persons making the superior proposal or (y) if such action was intended to be taken in circumstances involving an intervening event, a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, and (B) Comcast did not make, within such three-business day period, a binding proposal to amend or modify the merger agreement that (1) in the case of any action intended to be taken in response to a superior proposal, was in the good faith judgment of the Board ( by the affirmative vote of the majority of the independent members thereof) at least as favorable to the stockholders of the Company as such superior proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such superior proposal would require the Company to deliver to Comcast an additional notice consistent with that described in clause (A) above, except that the applicable notice period would be at least two business days (rather than the three business days otherwise contemplated by clause (A) above)), or (2) in the case of any action intended to be taken in circumstances involving an intervening event, obviated the basis for taking such action. During any such three- or two-business day period referred to in the preceding sentence, the Company agreed to negotiate in good faith with Comcast (to the extent Comcast desired to negotiate) with respect to any revisions proposed by Comcast to the terms of the merger agreement and the transactions contemplated thereby.

A “takeover proposal” as used herein means any inquiry, proposal or offer from any person or group relating to (i) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (A) 20% or more (based on the fair market value thereof, as reasonably determined by the Board, by the affirmative vote of the majority of the independent members thereof) of the assets (including capital stock of the Company’s subsidiaries) of the Company and its subsidiaries, taken as a whole, or (B) 20% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company or (ii) any tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company that, if consummated, would result in any person or group (or the shareholders of any person) owning, directly or indirectly, 20% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the transactions contemplated by the merger agreement.

A “superior proposal” as used herein means any bona fide written takeover proposal that if consummated would result in a person or group (or the shareholders of any person) owning, directly or indirectly, (i) 50% or more of the aggregate voting power, and 50% or more of the aggregate number of outstanding common shares, of the capital stock of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity or (ii) 50% or more (based on the fair market value thereof, as reasonably determined by the Board, by the affirmative vote of the majority of the independent members thereof) of the assets (including capital stock of the Company’s subsidiaries) of the Company and its subsidiaries, taken as a whole, (A) on terms which the Board, by the affirmative vote of the majority of the independent members thereof, determined, in good faith, after consultation with outside counsel and a financial advisor, was more favorable to the holders of Company common stock from a financial point of view than the transactions contemplated by the merger agreement, taking into account all the terms and conditions of such proposal and the merger agreement and (B) that was reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

However, the rights to engage in negotiations and terminate the merger agreement ceased upon the receipt by the corporate secretary of the Company of the stockholder consent constituting the stockholder approval on April 28, 2016.

Nothing described above limited our ability to take and disclose to our stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or to make any other disclosure to our stockholders if, in our Board’s determination in good faith after consultation with outside counsel, such disclosure was required under applicable law (provided that our Board could not change its recommendation except to the extent expressly permitted under the circumstances described).

Reasonable Best Efforts and Certain Pre-Closing Obligations

The merger agreement requires the parties to use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement, including:

•	substantially complying with a request for additional documents or information under the HSR Act or any comparable request from any other governmental entity;

•

the obtaining of all necessary actions or non-actions, waivers and consents from, the making of all necessary registrations, declarations and filings with and the taking of all reasonable steps as may be necessary to avoid a proceeding by any governmental entity with respect to the merger agreement or the transactions contemplated by the merger agreement;

•

the defending or contesting of any proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of any of the transactions contemplated by the merger agreement, including avoiding the entry of and seeking to have any stay, injunction, temporary restraining order or other restraint entered by any court or other governmental entity lifted, vacated or reversed; and

•	the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement and to fully carry out the purposes of the merger agreement.

The Company and the Board shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any transaction contemplated by the merger agreement or the merger agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to any transaction contemplated by the merger agreement or the merger agreement, take all action necessary to ensure that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by the merger agreement and the merger agreement.

In addition, the Company and Comcast have agreed to consult and cooperate with each other in connection with regulatory filings, including furnishing to the other party such necessary information and reasonable assistance as the other parties may request, and to (i) within ten business days of the date of the merger agreement, file with the FTC and the DOJ the notification and report form, if any, required under the HSR Act for the merger or any of the other transactions contemplated by the merger agreement, (ii) as promptly as practicable after the date of the merger agreement, take all actions necessary to submit a draft notification with the European Commission, if any, required under certain European Commission merger regulations for the merger or any of the other transactions contemplated by the merger agreement and (iii) as promptly as practicable after the date of the merger agreement, make all appropriate filings with respect to all other applicable foreign merger control laws. The Company and Comcast extended the deadline to file under the HSR Act to May 19, 2016. The Company and Comcast have filed their respective notification and report forms under the HSR Act with the DOJ and the FTC.

Subject to Comcast’s obligations with respect to regulatory efforts as set forth in the merger agreement, Comcast will have the right, following consultation with the Company and after giving due consideration to its views and acting reasonably and in good faith, to direct all matters with any governmental entity consistent with its obligations under the merger agreement and Comcast will have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust or competition clearances.

Generally, Comcast and its subsidiaries need not divest, otherwise dispose of, or take any action or agree to any limitation, condition or restriction on, or conduct remedies or other mitigation in respect of, the products, assets, operations or businesses of the Company and its subsidiaries or of Comcast and its affiliates (any such action, a “remedial action”). However, Comcast will be required to accept and agree to any remedial action sought to be imposed by governmental entities to the extent such remedial actions are consistent in scope and magnitude with those contained in the DOJ Consent Decree or Federal Communications Commission Order in connection with Comcast’s acquisition of a controlling interest in NBCUniversal, but only (1) with respect to the Company and its subsidiaries and (2) for a period of time not to exceed three years from the effective time of the merger. In addition, the Company will not accept any remedial action without Comcast’s prior written consent or direction, in which case the Company will accept any such conditions and take any such actions as directed by Comcast; provided that the Company will not be required to accept any such conditions or take any such actions that are not conditioned upon consummation of the transactions contemplated by the merger agreement.

Access to Information; Confidentiality

Subject to the confidentiality agreement between Comcast and the Company and applicable law relating to the sharing of information, we have agreed to provide, and cause our subsidiaries to provide, to Comcast and its representatives reasonable access during normal business hours during the period prior to the effective time of the merger to all of our and our subsidiaries’ respective properties, books and records and contracts. During such period, we have also agreed to furnish, and cause our subsidiaries to furnish, as promptly as reasonably practicable, to Comcast all information concerning our and our subsidiaries’ respective business, properties and personnel as Comcast may reasonably request.

Comcast will and will cause its affiliates and representatives to keep confidential any non-public information received from the Company, its affiliates or representatives, directly or indirectly, in accordance with the confidentiality agreement between the Company and Comcast.

Indemnification

Under the merger agreement, all rights to indemnification that existed at the time of the merger agreement in favor of any person who is or prior to the effective time of the merger becomes a director or officer of the Company or any of its subsidiaries (each, an “indemnified party”), (i) will be assumed by the surviving corporation at the effective time of the merger, (ii) will survive the merger, (iii) will continue in full force and effect in accordance with their terms and (iv) will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.

In addition, from and after the effective time of the merger, in the event of any proceeding pertaining to (i) the fact that the indemnified party is or was an indemnified party or (ii) the merger agreement or the other transactions contemplated by the merger agreement, Comcast has agreed to cause the surviving corporation to indemnify and hold harmless, to the fullest extent permitted by applicable law, each such indemnified party against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement of or in connection with any such proceeding. Neither Comcast nor the surviving corporation will settle any proceeding for which indemnification could be sought by an indemnified party under the merger agreement, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

The parties have further agreed that the Company may obtain, at or prior to the effective time of the merger, six-year prepaid (or “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the effective time of the merger, covering each indemnified party and containing terms and conditions that are no less favorable to any indemnified party than those of the Company’s directors’ and officers’ liability insurance policies in effect on the date of the merger agreement (the “existing D&O policies”); provided, however, that the maximum aggregate annual premium for such “tail” insurance policies for any such year will not exceed 300% of the annual premium payable by the Company for coverage under the existing D&O policies.

If the Company does not obtain such “tail” insurance policies, then Comcast has agreed to cause the surviving corporation to continue to maintain the existing D&O policies for the six-year period following closing; provided, however, that Comcast and the surviving corporation will not be required to pay an aggregate annual premium for such insurance policies in excess of 300% of the annual premium payable by the Company for coverage under the existing D&O policies. If the annual premium for such coverage exceeds the cap, the surviving corporation must obtain a policy with the greatest coverage available for a cost not exceeding the cap.

Employee Benefits Matters

The merger agreement provides that for a one-year period commencing at the effective time of the merger, Comcast will (or will cause the surviving corporation to) provide to each Company Employee (i) salary and incentive opportunities that are each no less favorable (including any value attributable to equity-based compensation) than those provided to such Company Employee by the Company or its subsidiaries immediately prior to the effective time of the merger, (ii) severance benefits that are no less favorable than those provided to such Company Employee by the Company or its subsidiaries (a) as in effect at the date of the merger agreement and disclosed to Comcast prior to the date of the merger agreement or (b) established or amended after the date of the merger agreement in compliance with the merger agreement and (iii) other employee benefits that are substantially comparable in the aggregate to those provided to such Company Employee by the Company or its subsidiaries immediately prior to the effective time of the merger. Comcast has also agreed to generally recognize each Company Employee’s period of service with the Company and its subsidiaries for purposes of all benefit plans and compensation and benefit arrangements in which such Company Employee participates following the effective time of the merger.

Additional Agreements

The merger agreement contains additional agreements between us and Comcast relating to, among other things:

•	the filing of this Information Statement;

•	consultations regarding public announcements;

•	stockholder litigation relating to the transactions contemplated by the merger agreement;

•	notification of certain matters; and

•	compliance of Merger Sub or the surviving corporation, as applicable, with all of its respective obligations under or related to the merger agreement.

Conditions to the Merger

The obligation of each party to the merger agreement to effect the merger is subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing of the merger, of the following conditions:

•	the receipt of the stockholder approval (which has now been obtained);

•

(i) the waiting period (including any extension thereof) applicable to the consummation of the merger under the HSR Act will have expired or been terminated, (ii) the European Commission will have taken a decision declaring the merger compatible with the common market or all approvals or observance of any waiting or review period required by any applicable European Union member states having jurisdiction over the merger shall have been obtained or observed, as applicable, and (iii) all approvals or observance of any waiting or review period required for the consummation of the merger in Brazil, China, Russia, South Korea and Turkey shall have been obtained or observed; and

•

the absence of any judgment issued by any governmental entity or other legal restraint or prohibition (in each case, with respect to any competition, merger control, antitrust or similar law, solely with respect to the required regulatory approvals) preventing or prohibiting the consummation of the merger.

The obligation of Comcast and Merger Sub to effect the merger is further subject to the satisfaction, or waiver by Comcast and Merger Sub (if permissible under applicable law), on or prior to the closing date of the merger, of the following conditions:

•

subject to certain materiality qualifiers, accuracy as of the date of the merger agreement and as of the closing of the merger of the representations and warranties made by us to the extent specified in the merger agreement; and

•

performance of or compliance in all material respects with the covenants and agreements contained in the merger agreement to be performed or complied with by us prior to or on the closing date to the extent specified in the merger agreement.

The obligation of the Company to effect the merger is further subject to the satisfaction, or waiver by the Company (if permissible under applicable law), on or prior to the closing date of the merger, of the following conditions:

•

subject to certain materiality qualifiers, accuracy as of the date of the merger agreement and as of the closing of the merger of the representations and warranties made by Comcast and Merger Sub to the extent specified in the merger agreement; and

•

performance of or compliance in all material respects with the covenants and agreements of each of Comcast and Merger Sub contained in the merger agreement to be performed or complied with by it prior to or on the closing date to the extent specified in the merger agreement.

The consummation of the merger is not conditioned upon Comcast’s receipt of financing.

The Company and Comcast can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

Termination

The merger agreement may be terminated at any time prior to the closing of the merger in the following circumstances:

•	by mutual written consent of Comcast, Merger Sub and the Company;

•	by either Comcast or the Company:

•

if the merger is not consummated on or before the outside date (as it may be extended by a period of 180 calendar days, if the merger has not been completed by the initial April 28, 2017 deadline by reason of the fact that expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act or the receipt of the non-U.S. jurisdiction governmental approvals has not been obtained or a legal restraint in respect of a required regulatory approval is in effect); provided that the right to so terminate the merger agreement will not be available to a party whose material breach of any provision of the merger agreement results in the failure of the merger to be consummated; or

•

if any legal restraint permanently preventing or prohibiting consummation of the merger is in effect and is final and non-appealable; provided that the party seeking to so terminate the merger agreement has complied with its obligations under the merger agreement to avoid such legal restraint;

•	by Comcast:

•

if the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure to satisfy certain conditions to the merger and (ii) cannot be or has not been cured prior to the earlier of (x) 30 days after giving the Company written notice of such breach and (y) the outside date (provided that Comcast and Merger Sub are not then in material breach of any representation, warranty or covenant contained in the merger agreement); or

•	by the Company:

•

if either Comcast or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure to satisfy certain conditions to the merger and (ii) cannot be or has not been cured prior to the earlier of (x) 30 days after giving Comcast or Merger Sub written notice of such breach and (y) the outside date (provided that the Company is not then in material breach of any representation, warranty or covenant contained in the merger agreement).

The merger agreement also includes several provisions pursuant to which the parties could have terminated the merger agreement prior to obtaining stockholder approval (which has now been obtained), including to permit (x) Comcast to terminate the merger agreement if (1) our Board or any committee thereof (i) withdrew or modified in a manner adverse to Comcast or Merger Sub, or proposed publicly to withdraw or modify in a manner adverse to Comcast or Merger Sub, the recommendation that holders of Company common stock vote in favor of adopting the merger agreement or (ii) approved or recommended, or proposed publicly to approve or recommend, any takeover proposal or resolved or agreed to take any such action (any action described in this bullet being referred to as an “adverse recommendation change”), (2) there was an intentional and material breach of the non-solicitation provisions of the merger agreement by the Company or (3) the stockholder consent had not been delivered to the corporate secretary of the Company, and a facsimile of such stockholder consent had not been provided to Comcast, in each case, prior to 6:00 a.m., New York City time, on the date immediately following the date of the merger agreement and (y) the Company to terminate the merger agreement if our Board had received a superior proposal, subject to our compliance in all material respects with certain match rights provisions of the merger agreement and payment of the applicable termination fee. However, each of these termination provisions expired upon delivery of the stockholder consent to the corporate secretary of the Company on April 28, 2016, which constituted receipt of the stockholder approval (as described above under “—Action by Stockholder Consent”).

Termination Fee

Pursuant to the merger agreement, Comcast will be required to pay the Company a reverse termination fee equal to $200,000,000, if the merger agreement is terminated by either the Company or Comcast because (A) the merger is not consummated on or before the outside date or (B) any legal restraint (solely in respect of any required regulatory approval) permanently preventing or prohibiting the consummation of the merger is in effect and is final and non-appealable, and, in each case, at the time of such termination, certain other conditions, as applicable, to the obligations of Comcast and Merger Sub to consummate the merger are satisfied.

Pursuant to the merger agreement, prior to obtaining stockholder approval (which has now been obtained), the Company was required to pay Comcast a termination fee equal to $152,000,000, if the merger agreement was terminated:

•	by us if we had received a superior proposal; or

•	by Comcast if (i) an adverse recommendation change had occurred or (ii) there was an intentional and material breach of the Company’s non-solicitation provisions of the merger agreement.

In the event that the merger agreement was terminated by Comcast because the stockholder consent evidencing the stockholder approval was not delivered to the corporate secretary of the Company by the consent deadline, the Company was required to pay Comcast all reasonable and documented out-of-pocket fees and expenses incurred by Comcast and Merger Sub prior to such termination in connection with the transactions contemplated by the merger agreement. Because the stockholder approval has been obtained and the stockholder consent has been so delivered, such termination provisions, and the related termination fee provisions, have expired.

The Company will be required to pay Comcast a termination fee equal to $152,000,000, if (A) after the date of the merger agreement, a bona fide takeover proposal is publicly proposed or announced, or the existence of a bona fide takeover proposal made after the date of the merger agreement otherwise becomes publicly known prior to the termination of the merger agreement, (B) thereafter the merger agreement is terminated (1) by either Comcast or us because, subject to certain conditions, the merger is not consummated on or before the outside date (but only if the conditions relating to the required regulatory approvals and absence of any legal restraints have been satisfied or, if permitted by law, waived) or (2) by Comcast if, subject to certain conditions, the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (a) would give rise to the failure to satisfy certain conditions to the merger and (b) cannot be or has not been cured prior to the earlier of (X) 30 days after giving the Company written notice of such breach and (Y) the outside date, and (C) within 12 months of such termination either (x) the transactions contemplated by such takeover proposal are consummated (but no definitive agreement is entered into by the Company in connection with such consummation) or (y) the Company enters into a definitive agreement to consummate the transactions contemplated by such takeover proposal and such transactions are subsequently consummated; provided that, only with respect to (y), only 50% of the termination fee will be payable upon the Company’s entry into such definitive agreement, and the remaining 50% of the termination fee will become payable if and only if the transactions contemplated by such definitive agreement are subsequently consummated; provided, further, that only for purposes of the termination fee provisions, the term “takeover proposal” will have the meaning as set forth above under “—No Solicitation; Board Recommendation”, except that (i) all references to 20% or more of the assets (including capital stock of the Company’s subsidiaries) of the Company and its subsidiaries, taken as a whole, will be deemed to be references to 50% or more of the assets (including capital stock of the Company’s subsidiaries) of the Company and its subsidiaries, taken as a whole and (ii) all references to 20% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company will be deemed to be references to 50% or more of the aggregate voting power, and 50% or more of the aggregate number of outstanding common shares, of the capital stock of the Company.

Any termination fee, reverse termination fee or expense reimbursement will be paid in a timely manner as specified in the merger agreement.

The parties have agreed that in no event will either the Company or Comcast be required to pay the termination fee or reverse termination fee, as applicable, so payable by such party on more than one occasion.

Effect of Termination

If the merger agreement is terminated by us or Comcast in accordance with its terms, the merger agreement will become void and of no effect, without any liability or obligation on the part of Comcast or Merger Sub, on the one hand, or the Company, on the other hand (except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in the merger agreement, in which case such party will be liable to the other party for damages which will include, in the case of a breach by Comcast or Merger Sub, liability to the Company for lost stockholder premium), other than certain specified sections of the merger agreement, including but not limited to those related to confidentiality and the termination fee, which will survive the termination.

Amendment; Extension; Waiver

Subject to the requirements of applicable law, the merger agreement may be amended by the parties thereto except that after the receipt of the stockholder approval, there shall be made no amendment to the merger agreement that by law requires further approval by the stockholders of the Company without such approval having been obtained and no amendment shall be made to the merger agreement after the effective time of the merger.

At any time prior to the effective time of the merger, any party to the merger agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties by the other party contained in the merger agreement or in any document delivered pursuant thereto, and (iii) subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of Company common stock issued and outstanding as of May 13, 2016, by the Chief Executive Officer, by the Chief Financial Officer, by each of the other named executive officers, by each director, and by the directors and executive officers of the Company as a group.

The percentage of beneficial ownership of Company common stock indicated in the following table is based on 78,827,721 shares of Class A common stock and 7,838,731 shares of Class B common stock outstanding. Except as indicated in footnotes to this table, each of the individuals named in this table are known to the Company to have sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by such person, subject to community property laws where applicable. Shares shown as beneficially owned by any person have been determined in accordance with the requirements of Rule 13d-3 promulgated under the Exchange Act. With respect to the stock appreciation rights held by our executive officers and directors, we have treated each stock appreciation right as if it represented upon exercise one full share of Class A common stock, although the actual percentage of a share received upon exercise will depend on the exercise price of such stock appreciation right and the price of the Class A common stock at the time of exercise.

Unless otherwise indicated, the address for each of the Company’s directors and named executive officers and each beneficial owner of more than five percent of Company common stock listed in the tables below is c/o DreamWorks Animation SKG, Inc., 1000 Flower Street, Glendale, California 91201.

Name and Address of Beneficial Owner	Title of Class	Shares of Company Common Stock Beneficially Owned	% of Class Beneficially Owned(1)		% of Total Voting Power(2)
Jeffrey Katzenberg(3) (Chief Executive Officer and Director)	Class A Class B	2,120,223 7,838,731	11.4 100.0	% %	60.6 59.5	% %
Fazal Merchant (Chief Financial Officer)	Class A	6,403	*		*
Ann Daly(4) (President)	Class A	974,427	1.2%		*
Andrew Chang(5) (General Counsel and Corporate Secretary)	Class A	38,431	*		*
Edward Aleman(6) (Former Chief Accounting Officer)	Class A	6,193	*		*
Lewis W. Coleman(7) (Former Vice Chairman)	Class A	1,034,624	1.3%		*
Michael Francis(8) (Former Chief Global Brand Officer)	Class A	45,569	*		*
Mellody Hobson(9) (Chair of the Board)	Class A	114,085	*		*
Harry “Skip” Brittenham(10) (Director)	Class A	61,478	*		*
Thomas E. Freston(11) (Director)	Class A	66,710	*		*
Lucian Grainge(10) (Director)	Class A	23,795	*		*
Jason Kilar(10) (Director)	Class A	23,795	*		*
Michael Montgomery(12) (Director)	Class A	82,705	*		*
Mary Agnes “Maggie” Wilderotter(10) (Director)	Class A	4,928	*		*
All directors and executive officers as a group (13 persons)(13)	Class A Class B	3,528,425 7,838,731	12.7 100.0	% %	60.9 59.5	% %

*	Less than 1%

(1)	For purposes of this column, the percentage shown for any person or entity with respect to Class A common stock assumes the conversion of any Class B common stock beneficially owned by such person or entity into Class A common stock on a one-for-one basis.

(2)	For purposes of this column, the percentage shown for any person or entity (i) with respect to Class A common stock, includes the effect of the super-voting rights of any Class B common stock beneficially owned by such person or entity and (ii) with respect to Class B common stock, excludes the voting rights of any Class A common stock beneficially owned by such person or entity.

(3)	Shares beneficially owned by Mr. Katzenberg include:

•	1,050,427 shares of Class A common stock;

•	1,069,796 vested stock appreciation rights that will be settled by the delivery of Class A common stock when exercised; and

•	7,838,731 shares of Class B common stock owned by entities controlled by Mr. Katzenberg.

(4)	Includes 319,260 vested stock appreciation rights that will be settled by delivery of shares of Class A common stock when exercised.

(5)	Includes 14,586 vested stock appreciation rights that will be settled by delivery of shares of Class A common stock when exercised.

(6)	Mr. Aleman served as our Chief Accounting Officer until March 4, 2016. The ownership numbers are as of March 4, 2016.

(7)	Includes 789,194 vested stock appreciation rights (as of May 13, 2016) that will be settled by the delivery of shares of Class A common stock when exercised. Mr. Coleman’s other ownership numbers are as of January 30, 2015, the date that Mr. Coleman retired from the Company. Mr. Coleman is included in the table because he is considered one of the Company’s named executive officers for the year ended December 31, 2015.

(8)	Mr. Francis served as our Chief Global Brand Officer until December 2015. The ownership numbers are as of December 8, 2015.

(9)	Represents (i) 4,075 vested stock appreciation rights that will be settled by the delivery of shares of Class A common stock when exercised and (ii) 110,010 vested restricted stock units that will be settled in shares of Class A common stock upon Ms. Hobson’s departure from the Board.

(10)	Represents vested restricted stock units that will be settled in shares of Class A common stock upon the director’s departure from the Board.

(11)	Represents (i) 3,622 vested stock appreciation rights that will be settled by the delivery of shares of Class A common stock when exercised and (ii) 63,088 vested restricted stock units that will be settled in shares of Class A common stock upon Mr. Freston’s departure from the Board.

(12)	Represents (i) 7,415 vested stock appreciation rights that will be settled by the delivery of Class A common stock when exercised and (ii) 75,290 vested restricted stock units that will be settled in shares of Class A common stock upon Mr. Montgomery’s departure from the Board.

(13)	Amount includes 1,430,199 vested stock appreciation rights that will be settled by the delivery of shares of Class A common stock when exercised.

The following table shows information about those persons known to the Company to be beneficial owners of more than five percent of Company common stock issued and outstanding as of May 13, 2016. The information listed below is based entirely on information filed by the beneficial owners with the SEC.

Name and Address of Beneficial Owner	Title of Class	Shares of Company Common Stock Beneficially Owned	% of Class Beneficially Owned	% of Total Voting Power
PRIMECAP Management Company(1)	Class A	11,696,200	14.8%	6.0%
225 South Lake Avenue, #400 Pasadena, California 91101
Horizon Kinetics LLC, Horizon Asset Management, LLC, Kinetics Asset Management, LLC and Kinetics Advisers, LLC(2)	Class A	8,149,567	10.3%	4.1%
470 Park Avenue South, 4th Floor South New York, New York 10016
BlackRock, Inc.(3)	Class A	6,204,602	7.9%	3.2%
40 East 52nd Street New York, New York 10022
Wellington Management Group LLP, Wellington Group Holdings, LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP(4)	Class A	5,505,511	7.0%	2.8%
280 Congress Street Boston, MA 02210
The Vanguard Group(5)	Class A	4,864,101	6.2%	2.5%
100 Vanguard Boulevard Malvern, Pennsylvania 19355
Steven Spielberg(6)	Class A	4,574,899	5.8%	2.3%

(1)	Based solely on a Schedule 13G report filed with the SEC and prepared as of December 31, 2015 by PRIMECAP Management Company (“PRIMECAP”). PRIMECAP reported that it may be deemed to beneficially own 11,696,200 shares. PRIMECAP had sole dispositive power as to all shares and sole voting power as to 8,557,500 shares.

(2)	Based solely on a Schedule 13G report jointly filed with the SEC and prepared as of December 31, 2015 by Horizon Kinetics LLC (“Horizon Kinetics”) and Horizon Asset Management, LLC (“Horizon Asset Management”). Horizon Kinetics reported that it may be deemed to beneficially own and had sole voting and dispositive power with respect to 8,149,567 shares. Horizon Asset Management reported that it may be deemed to beneficially own and had sole voting and dispositive power with respect to 5,045,955 shares.

(3)	Based solely on a Schedule 13G report filed with the SEC and prepared as of December 31, 2015 by BlackRock, Inc. (“BlackRock”). BlackRock reported that it may be deemed to beneficially own 6,204,602 shares. BlackRock had sole dispositive power as to all shares and sole voting power as to 6,032,682 shares.

(4)	As reported in a Schedule 13G report filed with the SEC prepared as of December 31, 2015. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington”), an investment advisor, reported that it may be deemed to beneficially own the shares shown that are held of record by its clients who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Wellington had shared dispositive power as to all shares and shared voting power as to 3,192,936 shares.

(5)	Based solely on a Schedule 13G report filed with the SEC and prepared as of December 31, 2015 by The Vanguard Group (“Vanguard”). Vanguard reported that it may be deemed to beneficially own 4,864,101 shares. Vanguard had shared dispositive power as to 93,663 shares, sole dispositive power as to 4,770,438 shares and sole voting power as to 93,763 shares.

(6)	As reported in a Schedule 13G report filed with the SEC prepared as of December 31, 2015. The shares are owned directly by Steven Spielberg. The address for Mr. Spielberg and the entities controlled by him is c/o Breslauer, Rutman & Anderson, 11400 Olympic Boulevard, Los Angeles, California 90064.

APPRAISAL RIGHTS

Under the DGCL, you have the right to demand appraisal of, and receive payment in cash for the “fair value” of, your shares of Company common stock, as determined by the Court, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply precisely with the requirements of Section 262 in order to demand and perfect their rights. Strict compliance with the statutory procedures is required to demand and perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by the Company’s stockholders in order to demand and perfect appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Company common stock unless otherwise indicated.

THIS SUMMARY, HOWEVER, IS NOT A COMPLETE STATEMENT OF ALL APPLICABLE REQUIREMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, A COPY OF WHICH IS INCLUDED AS ANNEX C TO THIS INFORMATION STATEMENT. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN SECTION 262 MAY RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. MOREOVER, DUE TO THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO DEMAND APPRAISAL, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS ARE ENCOURAGED TO SEEK THE ADVICE OF LEGAL COUNSEL. THIS SUMMARY DOES NOT CONSTITUTE ANY LEGAL OR OTHER ADVICE, NOR DOES IT CONSTITUTE A RECOMMENDATION THAT YOU EXERCISE YOUR RIGHTS TO DEMAND APPRAISAL UNDER SECTION 262.

Under Section 262, any stockholder who has not voted in favor of, or consented to, the adoption of the merger, who continuously holds his, her or its shares of Company common stock through the effective date of the merger and who otherwise complies with the requirements of Section 262 will be entitled to an appraisal of the “fair value” of such shares as determined by the Court.

Under Section 262, where a merger is adopted by stockholders by written consent in lieu of a meeting of stockholders, either the constituent corporation before the effective date of the merger or the surviving or resulting corporation after the merger, within 10 days after the effective date of the merger, must notify each stockholder of the constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available. This Information Statement constitutes notice to holders of Company common stock concerning the availability of appraisal rights under Section 262.

Holders of shares of Company common stock who desire to exercise their appraisal rights must demand in writing an appraisal of such shares no later than 20 days after the mailing of this Information Statement, which 20th day is [            ], 2016. All demands for appraisal pursuant to Section 262 should be addressed to DreamWorks Animation SKG, Inc., Attention: General Counsel, 1000 Flower Street, Glendale, California 91201. A demand for appraisal must be executed by or for the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the Company common stock.

Only a holder of record of Company common stock is entitled to demand appraisal rights for the shares of Company common stock registered in that holder’s name. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner or owners. If a stockholder holds shares of Company common stock through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Company common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand should set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Company common stock outstanding in the name of such record owner.

A person having a beneficial interest in Company common stock held of record in the name of another person, such as a broker, depositary or other nominee, must act promptly to cause the record holder to follow the procedures set forth in Section 262 in a timely manner to perfect any appraisal rights. Stockholders who hold their shares of Company common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such brokers or nominees.

Prior to the merger or within 10 days after the effective date of the merger, we must provide notice of the effective time of the merger to all of our stockholders entitled to appraisal rights. If such notice is sent more than 20 days after the sending of this Information Statement, we will only send it to stockholders who are entitled to appraisal rights and who have demanded appraisal in accordance with Section 262.

Within 120 days after the effective date of the merger, any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail any such written statement to the stockholder within 10 days after the stockholders’ request is received by us or within 10 days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later. Notwithstanding the requirement that only a stockholder of record may make a demand for appraisal, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal with the Court or request from the surviving corporation such written statement.

Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition (with a copy thereof served upon the surviving corporation in the case of a petition filed by a stockholder) in the Court demanding a determination of the “fair value” of the shares of Company common stock of all stockholders entitled to appraisal rights and who have compiled with the requirements of Section 262. We have no obligation, and no present intention, to file such a petition. If no petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. Accordingly, it is the obligation of the holders of Company common stock to initiate all necessary action to demand and perfect their appraisal rights, and to file any petitions in the Court relating to an appraisal, in respect of such shares of Company common stock within the time prescribed in Section 262.

Upon the filing of a petition for appraisal by a stockholder in accordance with Section 262, service of a copy must be provided to us. Within 20 days after service, we must file in the office of the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. The Delaware Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof will be borne by us. The Court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings, and the Court may dismiss the proceedings as to any stockholder that fails to comply with such direction.

If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the “fair value”. When the “fair value” is so determined, the Court will direct the payment by the surviving corporation of such value, with interest thereon to be paid in accordance with Section 262 and as the Court so determines, to the stockholders entitled thereto, upon the surrender to the surviving corporation by such stockholders of such shares of Company common stock. Unless the Court, in its discretion, determines otherwise for good cause shown, interest from the effective date of the merger through the date on which the judgment is paid shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

In determining the “fair value” of shares, the Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the company.” Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The Company’s stockholders considering seeking appraisal of their shares should note that the “fair value” of their shares determined under Section 262 could be more than, the same as or less than the consideration they would have received pursuant to the merger agreement if they had not sought appraisal of their shares and that opinions of investment banking firms as to the fairness of the merger consideration, from a financial point of view, are not necessarily opinions as to the “fair value” of the shares to be determined by the Court under Section 262. Moreover, the Company does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of the Company common stock is less than the merger consideration. The costs of the appraisal proceeding may be determined by the Court and assessed against the parties as the Court deems equitable under the circumstances. However, costs do not include attorney and expert witness fees. Upon application of a stockholder seeking appraisal, the Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of an assessment, each party must bear his, her or its own expenses.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to appraisal or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement by delivering a written withdrawal of such demand to the surviving corporation. After this 60-day period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the Court within 120 days after the effective date of the merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation or present intention to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Court demanding appraisal may be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned upon such terms as the Court deems just, except that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms of the merger within 60 days after the effective date of the merger.

Failure by any stockholder to comply fully with the procedures described above and set forth in Section 262 (a copy of which is included as Annex C to this Information Statement) may result in loss of the stockholder’s appraisal rights. If you properly demand appraisal of your shares of Company common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of Company common stock will be converted into the right to receive the merger consideration if the merger is completed.

If you are considering whether to demand appraisal of the “fair value” of your shares of Company common stock, you are urged to consult your own legal counsel. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

MARKET PRICE AND DIVIDEND INFORMATION

The Company’s Class A common stock trades on Nasdaq under the symbol “DWA”. The table below provides the high and low closing prices of the Class A common stock for the periods indicated, as reported by Nasdaq.

	High		Low
Fiscal Year 2016
First quarter		$26.50		$20.78
Second quarter (through [ ], 2016)	$	[ ]	$	[ ]

Fiscal Year 2015 (ended December 31, 2015)
Fourth quarter		$26.75		$17.94
Third quarter		$26.41		$17.14
Second quarter		$28.32		$24.00
First quarter		$24.20		$18.57

Fiscal Year 2014 (ended December 31, 2014)
Fourth quarter		$26.75		$20.28
Third quarter		$28.18		$19.98
Second quarter		$28.61		$22.57
First quarter		$35.34		$26.02

Fiscal Year 2013 (ended December 31, 2013)
Fourth quarter		$35.74		$27.05
Third quarter		$30.03		$23.71
Second quarter		$25.72		$18.24
First quarter		$19.17		$16.16

The Company has never declared or paid cash dividends on shares of Company common stock. Under the terms of the merger agreement, during the period from the date of the merger agreement until the effective time of the merger, the Company is prohibited from declaring, setting aside or paying any dividends on, or making any other distributions (whether in cash, stock or property) in respect of, any of its capital stock.

On April 27, 2016, the last trading day prior to the Board’s adoption of the merger agreement, the reported closing price for the Class A common stock was $32.20 per share. The $41.00 per share to be paid for each share of Company common stock in the merger represents a premium of approximately 27.3% over the closing price of the Company’s Class A common stock on April 27, 2016. On [    ], 2016, the latest practicable trading date before the filing of this Information Statement, the reported closing price for the Class A common stock was $[            ].

As of the close of business on the record date, there were (i) 78,701,188 shares of Class A common stock outstanding and entitled to vote, held by 17,212 stockholders of record and (ii) 7,838,731 shares of Class B common stock outstanding and entitled to vote, held by two stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this Information Statement, only one copy of this Information Statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this Information Statement. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this Information Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company by phone at (818) 695-5000 or by mail to DreamWorks Animation SKG, Inc., 1000 Flower Street, Glendale, California 91201. Stockholders residing at the same address and currently receiving multiple copies of this Information Statement may contact the Company at the address or telephone number above to request that only a single copy of an information statement be mailed in the future.

SHAREHOLDER PROPOSALS

If the merger is completed, the Company does not expect to hold an annual meeting of stockholders in 2017.

If the merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of stockholders, and we will hold the 2017 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2017 annual meeting will be held. If the 2017 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2017 annual meeting in accordance with Rule 14a-8 under the Exchange Act and the Company’s Amended and Restated By-laws, as described below.

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders. To be eligible for inclusion in our 2017 proxy statement, your proposal must be received by us no later than December 23, 2016, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Amended and Restated By-laws

Under our Amended and Restated By-laws, in order to nominate a director or bring any other business before the stockholders at the 2017 annual meeting, you must comply with the procedures described below. In addition, you must notify us in writing and such notice must be delivered to our corporate secretary no earlier than February 2, 2017, and no later than March 4, 2017. The Company’s management may exercise discretionary voting authority with respect to any stockholder proposal that is not submitted pursuant to Rule 14a-8 for inclusion in the proxy statement for the 2017 annual meeting if such proposal is not received by the Company within such time period.

Our Amended and Restated By-laws provide that a stockholder’s nomination must contain the following information about the nominee: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Exchange Act; and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish additional information as we may reasonably require in order to determine such person’s eligibility to serve as a director, including appropriate biographical information to permit the Board to determine whether such nominee meets the qualification and independence standards adopted by the Board. Any candidates recommended by stockholders for nomination by the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

Our Amended and Restated By-laws provide that a stockholder’s notice of a proposed business item must include: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Amended and Restated By-laws, the language of the proposed amendments); (3) the reasons for conducting such business at the meeting; and (4) any material interest of the stockholder making the proposal in such business.

In addition, our Amended and Restated By-laws provide that a stockholder giving notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder; (2) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder; (3) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business item; and (4) a representation whether the stockholder intends to solicit proxies from stockholders in support of such nomination or proposed business item.

You may write to our corporate secretary at our principal executive offices, 1000 Flower Street, Glendale, California 91201, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Amended and Restated By-laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on the “Investors” section of our website at http://ir.dreamworksanimation.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

Copies of documents incorporated by reference into this Information Statement (excluding exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Information Statement incorporates) may be obtained free of charge by contacting DreamWorks Animation SKG, Inc., 1000 Flower Street, Glendale, California 91201, by electronic mail at ir@dreamworksanimation.com, or by calling (818) 695-3900. Documents incorporated by reference into this Information Statement will be provided within one business day of receipt of such request.

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this Information Statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Information Statement. We also incorporate by reference into this Information Statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2016, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

•	our Current Reports on Form 8-K filed on March 14, 2016, April 11, 2016 and April 28, 2016 (other than information furnished under Item 2.02 or Item 7.01 in such Current Report).

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this Information Statement.

The information contained in this Information Statement speaks only as of the date indicated on the cover of this Information Statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this Information Statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of April 28, 2016,

among

COMCAST CORPORATION,

COMCAST PARIS NEWCO, INC.

and

DREAMWORKS ANIMATION SKG, INC.

A-i

A-ii

Page
SECTION 8.08.	Governing Law	A-46
SECTION 8.09.	Assignment	A-46
SECTION 8.10.	Specific Enforcement; Jurisdiction	A-46
SECTION 8.11.	Waiver of Jury Trial	A-47

Exhibit A	Form of Stockholder Written Consent

A-iii

INDEX OF DEFINED TERMS

Defined Term	Location of Definition
Acceptable Confidentiality Agreement	4.03(h)
Adverse Recommendation Change	4.03(e)
affiliate	8.03
Agreement	Preamble
Anti-Corruption Laws	8.03
Appraisal Shares	1.07(d)
Authorizations	2.15
Book-Entry Shares	8.03
business day	8.03
Certificate of Merger	1.03
Certificates	1.08(h)(i)
Class A Certificates	1.08(b)
Class A Stock	2.02(a)
Class B Certificates	1.08(h)(i)
Class B Stock	2.02(a)
Class C Stock	2.02(a)
close family member	8.03
Closing	1.02
Closing Date	1.02
Code	8.03
Collective Bargaining Agreement	2.10
Commonly Controlled Entity	2.11(i)(i)
Company	Preamble
Company 401(k) Plan	5.05(d)
Company Balance Sheet	2.06(d)
Company Benefit Agreement	2.11(i)(ii)
Company Benefit Plan	2.11(i)(iii)
Company Board	2.04(b)
Company Board Recommendation	2.04(b)
Company By-laws	2.01
Company Charter	2.01
Company Common Stock	2.02(a)
Company Disclosure Letter	Article II
Company Employee	5.05(a)
Company ESPP	5.04(d)(i)
Company Intellectual Property	2.17(g)(i)
Company Material Adverse Effect	8.03
Company Performance Restricted Stock Unit	5.04(d)(iii)
Company Preferred Stock	2.02(a)
Company Restricted Share	5.04(d)(ii)
Company Restricted Stock Unit	5.04(d)(iv)
Company SEC Documents	2.06(a)
Company Stock Appreciation Right	5.04(d)(v)
Company Stock Option	5.04(d)(vi)
Company Stock Plans	5.04(d)(vii)
Company Subsidiaries	2.01
Company Takeover Proposal	4.03(h)
Company Termination Fee	5.07(b)

A-iv

Defined Term	Location of Definition
Confidentiality Agreement	5.02
Consent	2.05(b)
Consulting Agreement	Recitals
Continuation Period	5.05(a)
Contract	2.05(a)
control	8.03
DGCL	Recitals
Direct Registration System	8.03
DOJ	5.03(b)
EC Merger Regulation	8.03
Effective Time	1.03
Environmental Law	2.16(b)
ERISA	2.11(c)
European Commission	8.03
Exchange Act	2.05(b)
Exchange Fund	1.08(a)
Existing D&O Policies	5.06(c)
Exploit	2.17(g)(ii)
Exploitation	2.17(g)(ii)
Filed Company SEC Documents	Article II
Films	2.17(g)(iii)
Foreign Merger Control Laws	2.05(b)
FTC	5.03(b)
GAAP	2.06(c)
Government Official	8.03
Governmental Entity	2.05(b)
HSR Act	2.05(b)
Indemnified Party	5.06(a)
Information Statement	5.01(b)
Intellectual Property	2.17(g)(iv)
Intervening Event	4.03(h)
IP Contracts	2.17(g)(v)
IT Assets	2.17(g)(vi)
Judgment	2.05(a)
knowledge	8.03
Law	2.05(a)
Legal Restraints	6.01(c)
Library Films	2.17(g)(vii)
Liens	2.03(a)
Measurement Date	2.02(b)
Merger	Recitals
Merger Consideration	1.07(c)
Merger Sub	Preamble
Multiemployer Plan	2.10
Non-Owned Intellectual Property	2.17(g)(viii)
Outside Date	7.01(b)(i)
Owned Intellectual Property	2.17(g)(ix)
Parent	Preamble
Parent Material Adverse Effect	8.03
Parent Termination Fee	5.07(d)

A-v

Defined Term	Location of Definition
Paying Agent	1.08(a)
Permitted Liens	2.12
Person	8.03
Proceeding	2.14
Proxy Statement	5.01(c)
Qualifying Company Takeover Proposal	4.03(c)
Remedial Action	5.03(c)
Representatives	4.03(a)
Required Regulatory Approvals	6.01(b)
SEC	Article II
Section 262	1.07(d)
Securities Act	2.06(b)
Specified Contract	2.13(a)
Stockholder Approval	2.04(a)
Stockholder Consent	5.01(a)
subsidiary	8.03
Superior Company Proposal	4.03(h)
Support Agreement	Recitals
Surviving Corporation	1.01
Surviving Corporation Plans	5.05(a)
Tax Receivable Agreement	8.03
Tax Return	8.03
Taxes	8.03
Trade Secrets	2.17(g)(iv)
Transactions	2.04(a)
Transfer Taxes	5.09
Voting Company Debt	2.02(e)

A-vi

AGREEMENT AND PLAN OF MERGER dated as of April 28, 2016 (this “Agreement”), among Comcast Corporation, a Pennsylvania corporation (“Parent”), Comcast Paris NewCo, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, and DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company (in the case of the Company, by the unanimous vote of the independent members thereof) (i) have approved and declared advisable the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement and (ii) have approved the merger (the “Merger”) of Merger Sub into the Company on the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 1.07, each issued and outstanding share of Class A Stock will be converted into the right to receive $41.00 in cash and each issued and outstanding share of Class B Stock will be converted into the right to receive $41.00 in cash;

WHEREAS, following the execution and delivery of this Agreement, and as a condition and material inducement to Parent to enter into this Agreement, the Company has agreed to use its best efforts to obtain a written consent from certain stockholders of the Company pursuant to which such holders will approve and adopt this Agreement in accordance with Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”) as more particularly set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and Jeffrey Katzenberg have entered into (i) a support agreement (the “Support Agreement”), which shall become effective in accordance with its terms concurrently herewith, and (ii) a consulting agreement (the “Consulting Agreement”), which shall become effective in accordance with its terms at the Effective Time;

WHEREAS, the Company Board, by the unanimous vote of the independent members thereof, has resolved, subject to Section 4.03, to recommend that the holders of Company Common Stock vote in favor of the adoption of this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m., New York City time, no later than the second business day after the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of those conditions), or at such other place, time and date as shall be agreed in writing by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03. Effective Time. Prior to the Closing, the Company shall prepare, and on the Closing Date, the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

SECTION 1.04. Effects of Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

SECTION 1.05. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or permitted by applicable Law, except that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation and references to the incorporator shall be removed.

(b) The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or permitted by applicable Law, except that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation.

SECTION 1.06. Directors and Officers. (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(b) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

SECTION 1.07. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancelation of Treasury Stock and Parent-Owned Stock; Company Common Stock Held by Company Subsidiaries. Each share of Company Common Stock that is owned by the Company, Parent, Merger Sub or any other subsidiary of Parent shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock held by any Company Subsidiary immediately prior to the Effective Time, if any, shall be converted into such number of shares of common stock of the Surviving Corporation such that each such Company Subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Company Subsidiary owned in the Company immediately prior to the Effective Time.

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (including Company Restricted Shares, but excluding shares to be canceled or to be converted in accordance with Section 1.07(b) and, except as provided in Section 1.07(d), Appraisal Shares) shall be converted into the right to receive $41.00 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 1.08, without interest.

(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (“Appraisal Shares”) of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 1.07(c), but instead shall be canceled and shall represent the right to receive only those rights provided under Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to receive those rights under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Merger Consideration as provided in Section 1.07(c), without interest. The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

SECTION 1.08. Payment of the Merger Consideration. (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration in respect of Class A Stock in accordance with this Article I and, in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit with the Paying Agent cash necessary to pay for the shares of Class A Stock converted into the right to receive cash pursuant to Section 1.07(c) and any amounts payable pursuant to Section 5.04(a) to the former holders of Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Restricted Shares and Company Stock Appreciation Rights, as applicable, to the extent set forth in Section 5.04(c)(ii) (such cash being hereinafter referred to as the “Exchange Fund”).

(b) Exchange Procedure for Class A Stock. As soon as reasonably practicable after the Effective Time (but in no event later than two business days after the Effective Time), the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Class A Stock (the “Class A Certificates”) which were converted into the right to receive the Merger Consideration pursuant to Section 1.07(c) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Class A Certificates shall pass, only upon delivery of the Class A Certificates to the Paying Agent, and shall be in such form and have such other provisions as are customary and reasonably acceptable to the Company and Parent) and (ii) instructions for effecting the surrender of the Class A Certificates in exchange for the Merger Consideration. Upon surrender of a Class A Certificate to the Paying Agent for cancelation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Class A Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Class A Stock theretofore represented by such Class A Certificate shall have been converted pursuant to Section 1.07(c), and the Class A Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Class A Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Class A Certificate so surrendered is registered, if such Class A Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Class A Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.08, each Class A Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Class A Stock theretofore represented by such Class A Certificate have been converted pursuant to Section 1.07(c). No interest shall be paid or accrue on the cash payable upon surrender of any Class A Certificate.

(c) Treatment of Book-Entry Shares. As soon as reasonably practicable after the Effective Time (but in no event later than two business days after the Effective Time), the Surviving Corporation or Parent shall cause the Paying Agent to, with respect to each holder of record, as of the Effective Time, of Book-Entry Shares of Class A Stock, mail a check, or make a wire transfer, in an amount of U.S. dollars equal to the aggregate amount of Merger Consideration to which such holder is entitled hereunder.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed as of the 12-month anniversary of the Closing Date shall be delivered to Parent, upon demand, and any former holder of Class A Stock entitled to payment of Merger Consideration who has not theretofore complied with this Article I shall thereafter look only to Parent for payment of its claim for Merger Consideration.

(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Class A Certificate (or an affidavit in lieu thereof in accordance with Section 1.08(g)) has not been surrendered prior to the date on which the Merger Consideration in respect of such Class A Certificate would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Class A Certificate shall, to the extent permitted by applicable Law, immediately prior to such date become the property of the Surviving Corporation, subject to the claims of any former holder of Class A Stock entitled to payment of Merger Consideration who has not theretofore complied with this Article I.

(f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that such investments shall only be in short-term obligations of or guaranteed by the United States or any agency or instrumentality thereof with maturities of no more than 30 days and backed by the full faith and credit of the United States, in commercial paper obligations rated A1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of United States commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest and other income resulting from such investments shall be paid to Parent. In no event, however, shall such investment or any such payment of interest or income delay the receipt by former holders of Class A Stock of the Merger Consideration or otherwise impair such holders’ rights hereunder. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the Merger Consideration to all holders of Class A Certificates or Book-Entry Shares of Class A Stock, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments.

(g) Lost Class A Certificates. If any Class A Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Class A Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Class A Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Class A Certificate the Merger Consideration.

(h) Exchange Procedure for Class B Stock. (i) As soon as practicable after the Effective Time, each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Class B Stock (the “Class B Certificates” and, together with the Class A Certificates, the “Certificates”) which were converted into the right to receive the Merger Consideration pursuant to Section 1.07(c) shall surrender the Class B Certificates held by such holder to the Surviving Corporation, together with a duly executed letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Class B Certificates shall pass, only upon delivery of the Class B Certificates to the Surviving Corporation, and shall be in such form and have such other provisions as are customary and reasonably acceptable to the Company and Parent) in exchange for the Merger Consideration. Upon surrender of a Class B Certificate to the Surviving Corporation for cancelation, together with such letter of transmittal, duly executed, the Surviving Corporation or Parent shall promptly, and in any event no later than two business days after such surrender, in exchange therefor make a wire transfer to an account designated by the holder of such Class B Certificate in an amount of U.S. dollars equal to the aggregate amount of Merger Consideration to which such holder is entitled hereunder, and the Class B Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.08(h), each Class B Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Merger Consideration into which the shares of Class B Stock theretofore represented by such Class B Certificate have been converted pursuant to Section 1.07(c). No interest shall be paid or accrue on the Merger Consideration payable upon surrender of any Class B Certificate.

(ii) On the Closing Date, immediately after the Effective Time, the Surviving Corporation or Parent shall, with respect to each holder of record, as of the Effective Time, of Book-Entry Shares of Class B Stock, (x) make a wire transfer to an account designated by such holder in an amount of U.S. dollars equal to the aggregate amount of Merger Consideration to which such holder is entitled hereunder.

(i) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article I as a result of the conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that have been declared or made by the Company on such shares of Company Common Stock not in violation of the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

(j) Withholding Rights. Each of the Surviving Corporation, Parent, the Company and the Paying Agent shall be entitled to deduct and withhold from any payment to be made pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(k) In the event that between the date of this Agreement and immediately prior to the Effective Time, there is a change in the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock issued and outstanding as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, or other similar transaction, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to this Agreement.

ARTICLE II

Representations and Warranties of the Company

Except (a) other than in respect of Section 2.02(a) through (f), as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the Securities and Exchange Commission (the “SEC”) and publicly available subsequent to January 1, 2015 and prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding any exhibits to any Filed Company SEC Documents or any disclosures contained in any part of any Filed Company SEC Document entitled “Risk Factors”, disclosures set forth in any “Forward-Looking Statements” disclaimer or any other disclosures set forth in the Filed Company SEC Documents to the extent they are cautionary, non-specific or predictive in nature; it being understood that any factual information contained within such headings, disclosures or statements shall not be excluded) or (b) as set forth in the letter, dated as of the date of this Agreement, from the Company to Parent and Merger Sub (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article II, and the disclosure in any section shall be deemed to qualify or apply to other sections in this Article II to the extent that it is reasonably apparent on its face that such disclosure also qualifies or applies to such other sections) (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 2.01. Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the subsidiaries of the Company (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction), except where any such failure would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries (a) has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. True and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the “Company By-laws”), are included in the Filed Company SEC Documents.

SECTION 2.02. Capital Structure. (a) The authorized capital stock of the Company consists of 350,000,000 shares of Class A common stock of the Company, par value $0.01 per share (“Class A Stock”); 150,000,000 shares of Class B common stock of the Company, par value $0.01 per share (“Class B Stock”); one share of Class C common stock of the Company, par value $0.01 per share (“Class C Stock” and, together with the Class A Stock and Class B Stock, the “Company Common Stock”); and 100,000,000 shares of preferred stock of the Company, par value $0.01 per share (the “Company Preferred Stock”).

(b) At the close of business on April 26, 2016 (the “Measurement Date”):

(i) (A) 78,698,244 shares of Class A Stock were issued and outstanding, of which no shares of Class A Stock were Company Restricted Shares, (B) 7,838,731 shares of Class B Stock were issued and outstanding, none of which were Company Restricted Shares, and (C) no shares of Class C Stock were issued and outstanding,

(ii) 28,551,078 shares of Class A Stock, no shares of Class B Stock and no shares of Class C Stock were held by the Company in its treasury,

(iii) 7,838,731 shares of Class A Stock were reserved for issuance upon conversion of outstanding shares of Class B Stock,

(iv) (A) no shares of Class A Stock were subject to outstanding Company Stock Options, (B) 3,335,044 shares of Class A Stock were subject to outstanding Company Restricted Stock Units, (C) 1,249,098 shares of Class A Stock were subject to outstanding Company Performance Restricted Stock Units (assuming achievement of all applicable performance goals at maximum level) and (D) 4,154,815 shares of Class A Stock were subject to outstanding Company Stock Appreciation Rights,

(v) there were no outstanding purchase rights, and no offering periods or purchase periods have commenced, under the Company ESPP;

(vi) no shares of Class B Stock or Class C Stock were subject to outstanding Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units or Company Stock Appreciation Rights and no additional shares of Class B Stock or Class C Stock were reserved for issuance pursuant to the Company Stock Plans, and

(vii) no shares of Company Preferred Stock were issued or outstanding.

(c) Except as set forth above, at the close of business on the Measurement Date, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance or outstanding. From the Measurement Date to (and including) the date of this Agreement, there have been no issuances by the Company of shares of capital stock or other voting securities or equity interests of the Company or options, warrants, convertible or exchangeable securities, stock-based units (performance based or otherwise) or other rights to acquire shares of capital stock or other voting securities or equity interests of the Company or other rights that give the holder thereof any economic or voting interest of a nature accruing to the holders of Company Common Stock or other capital stock of the Company, other than the issuance of Company Common Stock upon the conversion of Class B Stock, the exercise of Company Stock Options or the settlement of Company Restricted Stock Units, Company Performance Restricted Stock Units and Company Stock Appreciation Rights outstanding on the Measurement Date, in each case in accordance with its applicable terms as in effect on the Measurement Date.

(d) All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(e) As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”).

(f) Except as set forth above, as of the date of this Agreement, there are no options, warrants, convertible or exchangeable securities, stock-based units (performance based or otherwise) or other rights or Contracts to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound (i) obligating the Company to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or other voting securities or equity interests in, or any security convertible or exchangeable for any shares of capital stock of, or other voting securities or equity interests in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant or enter into any such option, warrant, security, unit, right or Contract or (iii) that give any Person the right to receive any economic or voting interest of a nature accruing to the holders of Company Common Stock. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or options, warrants, convertible or exchangeable securities, stock-based units (performance based or otherwise) or other rights to acquire shares of capital stock of the Company, except for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of Company Stock Options, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units,

Company Stock Appreciation Rights, other awards granted pursuant to the Company Stock Plans and the vesting of Company Restricted Shares and (C) the acquisition by the Company of Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights, other awards granted pursuant to the Company Stock Plans and Company Restricted Shares in connection with the forfeiture of such awards, in the case of clauses (A) and (B) in accordance with the terms of the applicable award as in effect on the date of this Agreement.

(g) All Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights and Company Restricted Shares are evidenced by written award agreements, in each case substantially in the forms that have been made available to Parent, except that such agreements differ from such forms with respect to the number of Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights, Company Restricted Shares or shares of Company Common Stock covered thereby, the exercise price (if applicable), vesting schedule, performance conditions (if applicable) and expiration date applicable thereto and other similar terms.

(h) No shares of Company Common Stock are owned by any Company Subsidiary.

SECTION 2.03. Company Subsidiaries; Equity Interests. (a) Section 2.03(a) of the Company Disclosure Letter lists, as of the date of this Agreement, each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”), other than Permitted Liens. As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, stock-based units (performance based or otherwise) or Contracts to which any Company Subsidiary is a party or by which any Company Subsidiary is bound obligating any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, any Company Subsidiary.

(b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

SECTION 2.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement (the “Transactions”), subject to approval of the stockholders of the Company and the filing of the Certificate of Merger pursuant to Section 1.03. The delivery of the Stockholder Consent will constitute the Stockholder Approval. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions has been duly authorized by all necessary corporate action on the part of the Company, subject to the receipt of approval of the stockholders of the Company. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

(b) The Board of Directors of the Company (the “Company Board”), by the unanimous vote of the independent members thereof, at a meeting duly called and held, duly adopted resolutions (i)(A) determining that the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and its stockholders, (B) approving and declaring advisable this Agreement, the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, and (C) subject to Section 4.03, recommending that the holders of Company Common Stock vote in favor of adopting this Agreement (the recommendation in this clause (C), the “Company Board Recommendation”) and (ii) directing that this Agreement be submitted to the holders of Company Common Stock for their adoption. To the knowledge of the Company, no state takeover statute or similar statute or regulation applies to the Company with respect to this Agreement, the Merger or any other Transaction.

SECTION 2.05. No Conflicts; Consents. (a) Subject to the receipt of approval of the stockholders of the Company, the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, require any payment or consent under or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) (x) the Company By-laws or (y) the articles of incorporation, bylaws or comparable organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 2.05(b), any Federal, state or local, domestic or foreign judgment, order, writ, injunction or decree (“Judgment”) or Federal, state or local, domestic or foreign statute, law, code, ordinance, rule or regulation (“Law”) applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (i)(y), (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b) No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any transnational, national, Federal, state, provincial, local or other government, domestic or foreign, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the EC Merger Regulation and any other competition, merger control, antitrust or similar Law of any jurisdiction (collectively, other than the HSR Act and the EC Merger Regulation, the “Foreign Merger Control Laws”), (ii) the filing with the SEC of (A) the Information Statement or Proxy Statement, as applicable, and (B) such reports under the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, the “Exchange Act”) as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required under the rules and regulations of The NASDAQ Stock Market, (v) such filings as may be required in connection with Taxes described in Section 5.09, (vi) compliance with any applicable state securities or “blue sky” laws and (vii) such other items (A) required solely by reason of the participation of Parent or Merger Sub (as opposed to any third Person) in the Transactions or (B) that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 2.06. SEC Documents; Undisclosed Liabilities. (a) The Company has filed all material reports, schedules, forms, statements and other documents required to be filed pursuant to Sections 13(a) and 15(d) of the Exchange Act by the Company with the SEC since January 1, 2015 (the “Company SEC Documents”).

(b) As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, the “Securities Act”)) and as of their respective SEC filing dates (in the case of all other Company

SEC Documents), each Company SEC Document complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and except to the extent amended or superseded by a subsequent filing with the SEC prior to the date hereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The audited annual consolidated financial statements and the unaudited quarterly consolidated financial statements (including, in each case, the notes thereto) of the Company included in the Company SEC Documents when filed (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in all material respects in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied in all material respects on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year-end adjustments and the absence of footnotes).

(d) Except as reflected or reserved against in the consolidated balance sheet of the Company, as of December 31, 2015, or the notes thereto, included in the Company SEC Documents (such balance sheet and the notes thereto, the “Company Balance Sheet”), the Company and the Company Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the ordinary course of business since the date of the Company Balance Sheet, (ii) liabilities or obligations incurred in connection with the Transactions and (iii) liabilities or obligations that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(e) The Company has established and maintains disclosure controls and procedures and a system of internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. From the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to the date of this Agreement, the Company’s auditors have not identified to the Company or to the audit committee of the Company Board, and the Company has not identified to the audit committee of the Company Board, (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. To the knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.

SECTION 2.07. Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Information Statement or Proxy Statement, as applicable, will, at the time it is first published, sent or given to the Company’s stockholders (or, in the case of the Proxy Statement, at the time of the applicable stockholders’ meeting), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement or Proxy Statement, as applicable, will, at the time such document is filed with the SEC, comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements included or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.

SECTION 2.08. Absence of Certain Changes or Events. (a) Since the date of the Company Balance Sheet, there has not been any Company Material Adverse Effect.

(b) From the date of the Company Balance Sheet to the date of this Agreement, the Company has conducted its business in the ordinary course in substantially the same manner as previously conducted, and during such period there has not been:

(i) any declaration, setting aside or payment of any dividend on, or making of any other distribution (whether in cash, stock or property) with respect to, any capital stock of the Company, or any repurchase, redemption or other acquisition of any shares of capital stock of the Company or options, warrants, convertible or exchangeable securities, stock based units (performance based or otherwise) or other rights to acquire any such shares of capital stock, except for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of Company Stock Options, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights, other awards granted pursuant to the Company Stock Plans and the vesting of Company Restricted Shares and (C) the acquisition by the Company of Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights, other awards granted pursuant to the Company Stock Plans and Company Restricted Shares in connection with the forfeiture of such awards, in each case in accordance with the terms of the applicable award;

(ii) any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

(iii) except (A) in the ordinary course of business, (B) as required pursuant to the terms of any Company Benefit Plan or Company Benefit Agreement or other written Contract, in each case, in effect as of the date of the Company Balance Sheet or (C) as required by applicable Law, (1) any granting to any director or executive officer of the Company of any material increase in compensation, (2) any granting to any director or executive officer of the Company of any increase in severance or termination pay or (3) any entry by the Company into any employment, consulting, severance or termination agreement with any director or executive officer of the Company;

(iv) any change in financial accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except as may have been required (A) by GAAP (or any authoritative interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (B) by Law, including Regulation S-X under the Securities Act;

(v) any acquisition, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person (other than the Company or any Company Subsidiary), with an aggregate amount of consideration paid or transferred by the Company and the Company Subsidiaries in excess of $25,000,000;

(vi) any sale, lease (as lessor), license or other disposition of (including through any “spin-off”), or pledge, encumbrance or other Lien imposed upon (other than a Permitted Lien), any properties or assets (other than Intellectual Property) that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except sales, leases, licenses or other dispositions of inventory and excess or obsolete properties or assets in the ordinary course of business;

(vii) (A) any sale, assignment, license, sublicense, abandonment, failure to maintain or grant of any Lien (other than a Permitted Lien) on any Company Intellectual Property, other than any sale, assignment, license, sublicense, abandonment, failure to maintain or grant that is not material to the Company and the Company Subsidiaries, taken as a whole, other than the abandonment of patent applications in the ordinary course of prosecution where a continuation, continuation-in-part, request for continued examination or divisional application (or foreign equivalent of any of the foregoing) was filed, (B) any grant, extension, amendment, waiver or modification of any rights in or to the Company Intellectual Property, other than any grant, extension, amendment, waiver or modification that is not material to the Company and the Company Subsidiaries, taken as a whole, (C) any entry into any IP Contract that is material to the Company and the Company Subsidiaries, taken as a whole, (D) any amendment, termination, request or agreement to a change, any failure to exercise a right of renewal or extension, or any waiver, release or assignment of any right or claim under any IP Contract, other than any amendment, termination, request, agreement, failure, waiver, release or assignment that is not material to the Company and the Company Subsidiaries, taken as a whole, or (E) any material breach or material violation of any material IP Contract that is known to the Company;

(viii) (A) except as required by Law or otherwise in the ordinary course of business, any (1) material Tax election, or any change or revocation thereof, (2) settlement or compromise of any audit or proceeding relating to a material amount of Taxes, (3) filing of any amended Tax Return reflecting a material amount of income Taxes, (4) change in any material Tax accounting method or (5) entry into any closing agreement relating to a material amount of Taxes or (B) any exercise of any termination right under the Tax Receivable Agreement; or

(ix) any settlement of any Proceeding involving or against the Company or any of the Company Subsidiaries that is material to the Company and the Company Subsidiaries, taken as a whole.

SECTION 2.09. Taxes. (a) The Company and each Company Subsidiary has (i) timely filed, or caused to be filed, taking into account any extensions of time within which to file, all material Tax Returns required to have been filed by the Company or such Company Subsidiary, respectively, and such Tax Returns are true and complete in all material respects, and (ii) paid, or caused to be paid, all Taxes shown as due on such Tax Returns other than Taxes that are being contested in good faith in appropriate Proceedings and for which an adequate reserve has been established in accordance with GAAP.

(b) No deficiency for any material Tax has been asserted or assessed by a taxing authority in writing against the Company or any Company Subsidiary that (i) has not been paid, settled or withdrawn or (ii) is not being contested in good faith in appropriate Proceedings and for which an adequate reserve has been established in accordance with GAAP.

(c) There is no claim, audit, action, suit, proceeding, examination, refund litigation, proposed adjustment or matter in controversy now pending or threatened in writing with respect to any material Taxes or material Tax Return of the Company or a Company Subsidiary.

(d) Neither the Company nor any Company Subsidiary is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than (i) the Tax Receivable Agreement or (ii) any agreements or arrangements (A) exclusively between or among the Company and wholly owned Company Subsidiaries or (B) with third parties made in the ordinary course of business, the primary subject matter of which is not Tax).

(e) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(f) Within the past two years, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(g) Neither the Company nor any Company Subsidiary has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state Law).

SECTION 2.10. Labor Relations. Section 2.10 of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each material collective bargaining, works council or other labor union agreements (each, a “Collective Bargaining Agreement”) to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound. To the knowledge of the Company, from January 1, 2016 until the date of this Agreement, neither the Company nor any of the Company Subsidiaries has experienced any material labor disputes, strikes, work stoppages, slowdowns, lockouts or union organization attempts concerning any employees of the Company or a Company Subsidiary. As of the date of this Agreement, there is no unfair labor practice charge or complaint or other Proceeding pending, or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before the National Labor Relations Board or any similar Governmental Entity that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company, and each Company Subsidiary, has complied with its obligations under the Collective Bargaining Agreements and any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) (a “Multiemployer Plan”) in which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, other than failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 2.11. Employee Benefits. (a) Section 2.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each material Company Benefit Plan and material Company Benefit Agreement.

(b) With respect to each material Company Benefit Plan and material Company Benefit Agreement, the Company has made available to Parent true and complete copies, as of the date of this Agreement, of (i) such material Company Benefit Plan or material Company Benefit Agreement, including any amendment thereto (or, in either case, with respect to any unwritten material Company Benefit Plan or material Company Benefit Agreement, a written description thereof), other than any Company Benefit Plan or Company Benefit Agreement that the Company or any Company Subsidiary is prohibited from making available to Parent as a result of applicable Law relating to the safeguarding of data privacy (in which case such Company Benefit Plan or Company Benefit Agreement will be made available to Parent as soon as permitted under applicable Law), (ii) each trust, insurance, annuity or other funding Contract related thereto and (iii) the most recent annual report under Form 5500 (including applicable schedules and attachments thereto) required to be filed with the Internal Revenue Service.

(c) Each Company Benefit Plan and Company Benefit Agreement has been administered in accordance with its terms and is in compliance with the Employee Retirement Income Security Act of 1974 (“ERISA”) (to the extent applicable), the Code and all other applicable Laws, other than failures that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(d) Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code (or qualified or registered under any comparable provision under applicable foreign Law) has received a favorable determination letter as to such qualification or registration from the Internal Revenue Service (or any comparable Governmental Entity), and no event has occurred, either by reason of any action or failure to act, that would reasonably be expected to cause the loss of any such qualification, registration or tax-exempt status, except where such loss of qualification, registration or tax-exempt status would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(e) None of the Company, any of the Company Subsidiaries or any Commonly Controlled Entity sponsors, maintains or contributes to, or has in the past six years sponsored, maintained, contributed to or been required to maintain or contribute to, or has any actual or contingent liability under, any Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

(f) Neither the Company nor any Company Subsidiary has any material liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or any Company Subsidiary other than for continuation coverage required under Section 4980B(f) of the Code or any applicable state or foreign Laws.

(g) Neither the execution and delivery of this Agreement nor the consummation of the Merger or any other Transaction (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) entitle any current or former director, officer or other employee of the Company or any Company Subsidiary to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefit or trigger any other obligation under any Company Benefit Plan or Company Benefit Agreement or (iii) result in any violation of, or default under, or limit the Company’s right to amend, modify or terminate, any Company Benefit Plan or Company Benefit Agreement.

(h) Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, officer, director or individual consultant of the Company or any Company Subsidiary for any tax incurred by such individual under Section 409A or 4999 of the Code.

(i) For purposes of this Agreement:

(i) “Commonly Controlled Entity” means any Person that, together with the Company, is treated as a single employer under Section 414 of the Code.

(ii) “Company Benefit Agreement” means each employment, consulting, indemnification, severance or termination agreement or arrangement between the Company or any Company Subsidiary, on the one hand, and any current or former director, officer, employee or other service provider of the Company or any Company Subsidiary, on the other hand (but excluding any Company Benefit Plans), other than any agreement or arrangement mandated by applicable Law.

(iii) “Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA and each other bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity-based compensation, vacation, severance, disability, death benefit, hospitalization, medical, post-employment or retirement or other employee benefit plan, policy, program, arrangement or understanding, in each case sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any Company Subsidiary, in each case for the benefit of any current or former director, officer, employee or other service provider of the Company or any Company Subsidiary, other than (A) any Multiemployer Plan or (B) any plan, policy, program, arrangement or understanding mandated by applicable Law.

SECTION 2.12. Title to Properties. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiaries (a) have good and marketable title to, or valid leasehold interests in, all their respective properties and assets reflected in the Company Balance Sheet (other than properties or assets that have been sold or disposed of, or for which a valid leasehold interest has expired and not been renewed, in each case in the ordinary course of business) or acquired or leased after the date thereof that are material to the business of the Company and the Company Subsidiaries, taken as a whole, free and clear of all Liens, except (i) Liens for Taxes that are not due and payable or that may thereafter be paid without interest or penalty or which are being contested in good faith by appropriate proceedings and for which there are adequate reserves or accruals in accordance with GAAP on the most recent balance sheet (or the notes thereto) included in the Company SEC Documents, (ii) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, (iii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business, (iv) zoning, building and other similar codes and regulations, (v) rights of licensees under access agreements pursuant to which such licensees have access to duplicating material for the purpose of making prints of Films licensed to them, and rights of distributors, exhibitors, licensees and other Persons in Films created in connection with the distribution and exploitation of such Films in the ordinary course of business, (vi) Liens securing advances to the Company or any of the Company Subsidiaries made by licensees of products in order to finance the production thereof in the ordinary course of business, (vii) Liens representing any interest or title of a licensor, lessor, sublicensor or sublessor, or a licensee, lessee, sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement entered into in the ordinary course of business, (viii) banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary, (ix) any conditions that would be disclosed by a current, accurate survey or physical inspection, (x) non-exclusive licenses of Intellectual Property in the ordinary course of business and (xi) Liens (other than Liens securing indebtedness for borrowed money or guarantees thereof), defects or irregularities in title, easements, rights-of-way, covenants, restrictions and other similar matters that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and the Company Subsidiaries as presently conducted (collectively, “Permitted Liens”) and (b) have complied with the terms of all leases to which they are parties and under which they are in occupancy that are reflected in the Company Balance Sheet (other than leases that expired and were not renewed in the ordinary course of business) or were executed after the date thereof and all such leases are in full force and effect.

SECTION 2.13. Contracts. (a) Except for this Agreement, any Company Benefit Plan or Company Benefit Agreement, Section 2.13(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, and the Company has made available to Parent true and complete copies, of:

(i) each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) each Contract to which the Company or any Company Subsidiary is a party that (A) restricts the ability of the Company or any Company Subsidiary to compete in any business or with any Person in any geographical area (other than restrictions with respect to “exclusivity” of the type described in clause (D) of this clause (ii)), (B) provides any third party a right of first offer, right of first refusal, right of first negotiation or similar obligation with respect to any assets (including any Intellectual Property) of the Company or any Company Subsidiary, (C) requires the Company or any Company Subsidiary to conduct any business on a “most favored nations” basis with any third party or (D) provides for “exclusivity” or any similar requirement in favor of any third party, except in the case of each of clauses (B), (C) and (D) for Contracts which are not material to the Company and the Company Subsidiaries, taken as a whole;

(iii) each Contract to which the Company or any Company Subsidiary is a party that either (A) provided for annual payments or receipts by the Company together with the Company Subsidiaries for the twelve-month period ending December 31, 2015 or (B) is reasonably expected to provide for payments or receipts by the Company together with the Company Subsidiaries for the twelve-month period ending December 31, 2016, in the case of each of clauses (A) and (B), in excess of $25,000,000;

(iv) each Contract to which the Company or any Company Subsidiary is a party relating to indebtedness for borrowed money or any financial guaranty in respect of indebtedness for borrowed money, in each case with respect to a principal amount in excess of $25,000,000;

(v) each Contract with or binding upon the Company or any of the Company Subsidiaries or any of their respective properties or assets that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(vi) each IP Contract or other license or distribution agreement that is material to the Company and the Company Subsidiaries, taken as a whole, and relates primarily to any Film or any other television or short form pictures;

(vii) each partnership or joint venture agreement to which the Company or any Company Subsidiary is a party that relates to the formation, creation, operation, management or control of any partnership or joint venture, other than agreements entered into in the ordinary course of business governing co-production or co-financing arrangements that are not material to the Company and the Company Subsidiaries, taken as a whole;

(viii) each Contract with respect to any license, management, ownership or other participation in any resort, theme park, water park, entertainment center or similar project to which the Company or any of the Company Subsidiaries is a party and that is material to the Company and the Company Subsidiaries, taken as a whole;

(ix) each Contract with respect to the Company’s or any Company Subsidiary’s operations in China that is material to the Company and the Company Subsidiaries, taken as a whole;

(x) each acquisition or divestiture Contract (including any Contract containing an option to acquire or divest) to which the Company or any Company Subsidiary is a party contemplating payments (including the maximum amount of any “earn-out” or other contingent payment obligations) by or to the Company and/or any of the Company Subsidiaries in excess of $10,000,000 of future payments in the aggregate, other than any Contracts primarily related to Intellectual Property;

(xi) each stockholders’, investors rights’, registration rights or similar Contract to which the Company or any Company Subsidiary is a party; and

(xii) each Contract (A) of the type described by Section 2.13(a)(ii) or (B) of the type described by Section 2.13(a)(iii), that, following the Closing, binds or purports to bind Parent or any of its affiliates (other than the Company and the Company Subsidiaries).

Each such Contract described in clauses (i) through (xii) above is referred to herein as a “Specified Contract”.

(b) Each of the Specified Contracts is valid, binding and enforceable on the Company or a Company Subsidiary, as the case may be, and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid, binding or enforceable or to be in full force and effect as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There is no default under any Specified Contract by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto, in each case except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 2.14. Litigation. There is no claim, suit, action, investigation, arbitration or proceeding (each, a “Proceeding”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that, if adversely determined (in accordance with the claimant’s demands, if applicable), would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 2.15. Compliance with Laws. Each of the Company and the Company Subsidiaries is and, since January 1, 2015, has been, in compliance with all Judgments and Laws applicable to its business or operations, except for instances of noncompliance that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has in effect all approvals, authorizations, certificates, registrations, licenses, exemptions, permits and consents of Governmental

Entities (collectively, “Authorizations”) necessary for it to conduct its business as presently conducted, and all such Authorizations are in full force and effect, except for such Authorizations the absence of which, or the failure of which to be in full force and effect, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. This Section 2.15 does not relate to Environmental Laws, which are the subject of Section 2.16, or Anti-Corruption Laws, which are the subject of Section 2.21.

SECTION 2.16. Environmental Matters. (a) Except for matters that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries is, and since January 1, 2015 has been, in compliance with all Environmental Laws, (ii) each of the Company and the Company Subsidiaries possesses and is in compliance with all Authorizations required under Environmental Laws for it to conduct its business as presently conducted and (iii) none of the Company or the Company Subsidiaries has received any written notice, request for information, citation, summons, demand, complaint or claim since January 1, 2015 or that otherwise remains unresolved alleging that the Company or any Company Subsidiary is in violation of or has any liability under any Environmental Law.

(b) For purposes of this Agreement, “Environmental Law” means any Law or Judgment promulgated by any Governmental Entity with respect to pollution, human health or safety as it relates to exposure to hazardous or toxic substances emitted, discharged, disposed of or otherwise released in the environment or the protection of the environment, natural resources or endangered or threatened species.

SECTION 2.17. Intellectual Property. (a) The Company and the Company Subsidiaries own, or are validly licensed or otherwise possess sufficient legal enforceable rights to use, the Company Intellectual Property in the manner that the Company and the Company Subsidiaries currently use such Company Intellectual Property to conduct their businesses, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There are no Proceedings that may cause any Owned Intellectual Property to be invalid or unenforceable and the Company has not received any written notice from any Person since January 1, 2015 bringing or threatening to bring such Proceedings. Neither the Company nor any of the Company Subsidiaries has dedicated to the public domain, or forfeited or abandoned or otherwise allowed to become public domain any material Owned Intellectual Property. All material registration, maintenance and renewal fees and filings in respect of the Owned Intellectual Property listed in Section 2.17(b) of the Company Disclosure Letter have been paid to and/or filed with the relevant Governmental Entities for the purpose of maintaining such Owned Intellectual Property, other than pursuant to intentional abandonment and similar portfolio maintenance decisions made in the ordinary course of business. Nothing in this Section 2.17(a) shall be interpreted or construed as a representation or warranty with respect to infringement, misappropriation or violation of Intellectual Property.

(b) Section 2.17(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of (i) all (1) Owned Intellectual Property (other than copyrights and trademarks) that is registered, applied for, filed or recorded with any Governmental Entity and (2) registered copyrights and trademarks included in the Owned Intellectual Property that are material to the Company and the Company Subsidiaries, taken as a whole, and (ii) all Library Films and all other television or short form pictures owned or controlled by the Company or a Company Subsidiary that are material to the Company and the Company Subsidiaries, taken as a whole. The Company or a Company Subsidiary is the sole and exclusive owner of all right, title and interest in and to each item of Owned Intellectual Property that is material to the Company and the Company Subsidiaries, taken as a whole, in each case, free and clear of all Liens (other than Permitted Liens). No Person has asserted or requested in writing, or to the knowledge of the Company, threatened to assert or request, a termination or reversion of any rights in any Owned Intellectual Property or Film.

(c) Each of the Company and the Company Subsidiaries has taken commercially reasonable steps to protect, register and maintain Owned Intellectual Property that the Company and the Company Subsidiaries in the exercise of their reasonable judgment determined to protect, register or maintain. To the knowledge of the Company, each employee of the Company and the Company Subsidiaries who contributes to the production or development of the Owned Intellectual Property or Films on behalf of the Company or any of the Company Subsidiaries has executed a confidentiality agreement in substantially the forms made available to Parent, except where failure to do so would not be material to the Company and the Company Subsidiaries, taken as a whole. To the knowledge of the Company, each of the Company’s and the Company Subsidiaries’ employees and consultants who contributes to the production or development of the Owned Intellectual Property or Films on behalf of the Company or any of the Company Subsidiaries have executed a written agreement with an assignment of inventions and rights provision (such as a certificate of authorship or certificate of results and proceeds) or work-made-for-hire provision, except where failure to do so would not be material to the Company and the Company Subsidiaries, taken as a whole.

(d) To the knowledge of the Company, none of the Company, the Company Subsidiaries nor any of their respective current activities, products or services (including any Film and any of the literary, dramatic or musical material contained therein or upon which any Film is based) infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated any Intellectual Property of any Person or constitutes a libel, slander or other defamation of any Person, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not received any written notice of, and to the knowledge of the Company, there have been no threatened claims or Proceedings alleging the matters described in the preceding sentence (or challenging the ownership, validity or enforceability of any Owned Intellectual Property) since January 1, 2015, nor are there any such claims pending. To the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any material Owned Intellectual Property in any material respect other than any infringement, misappropriation or other violation that the Company has considered and made an affirmative business decision not to pursue. There are no Proceedings pending in which the Company or any of the Company Subsidiaries alleges that any Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property.

(e) An original negative or master, or digital equivalent thereof, of each of the Library Films and all other television or short form pictures owned or controlled by the Company or a Company Subsidiary has been properly stored, in each case in accordance with standards customarily applied by major theatrical, television and home video distributors, as applicable, or the Company or a Company Subsidiary has access to printable elements of such Library Films or other television or short form pictures. Such original negatives, masters or printable elements are, in all material respects, in a commercially reasonable condition. Section 2.17(e) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of the physical locations of such original negatives, masters, or printable elements, and to the extent such physical locations are owned or controlled by third parties, the Company or a Company Subsidiary are party to customary access agreements.

(f) The IT Assets used by the Company and the Company Subsidiaries that are material to the Company and the Company Subsidiaries, taken as a whole are functional and operate and perform in a manner sufficient to permit the Company and the Company Subsidiaries to conduct their businesses as currently conducted. The Company and the Company Subsidiaries have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity, operation and security of the material IT Assets used by the Company and the Company Subsidiaries (and all information and data stored or contained therein or transmitted thereby) against any material unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable (i) data backup, (ii) disaster avoidance and recovery procedures, (iii) business continuity procedures, and (iv) encryption technology. To the knowledge of the Company, there have been no material unauthorized use, access, interruption, modification or corruption of any material IT Assets used by the Company or the Company Subsidiaries (or any information or data stored or contained therein or transmitted thereby) since January 1, 2014.

(g) For purposes of this Agreement:

(i) “Company Intellectual Property” means the Non-Owned Intellectual Property together with the Owned Intellectual Property.

(ii) “Exploit” means, with respect to the Films, to release, copy, reproduce and distribute, perform, display, exhibit, broadcast or telecast or otherwise commercially exploit. The meaning of the term “Exploitation” shall be correlative to the foregoing.

(iii) “Films” means any and all feature motion pictures to which the Company or any Company Subsidiary owns or controls any right, title and interest (without consideration of distribution or supply rights or interests).

(iv) “Intellectual Property” means any and all intellectual property or similar proprietary rights throughout the world, including all (A) patents (including all reissues, divisionals, continuations, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, post-grant oppositions, covered business method reviews, substitutions and extensions thereof) and patent applications and equivalents thereof throughout the world, (B) trademarks, trade names, trade dress, business names, service marks, common law trademark rights in motion picture titles, characters’ names and other protectable elements and registrations of the foregoing and any applications therefor, including any and all goodwill associated therewith, and equivalents of the foregoing throughout the world, (C) copyrights, copyright applications and similar rights in protectable material (including rights of use, display, publication, reproduction, distribution, performance and rights to create derivative works), software (including databases and source and object code), websites, mask works and other semiconductor chip rights and registrations of the foregoing and any applications therefor, and equivalents of the foregoing throughout the world, (D) Internet domain names, including top level domain names and global top level domain names, (E) trade secrets, know-how, proprietary or confidential information, computer programs, computer models, data, tools, algorithms, inventions, discoveries, improvements, technology and technical data, whether patentable or not or otherwise protectable, but only to the extent confidential (collectively, “Trade Secrets”), and (F) rights of privacy, publicity and all other intellectual property and intangible rights. For the avoidance of doubt, the term “Intellectual Property”, when used with respect to the Company or any Company Subsidiary, includes all rights in and to the Films and any other television or short form picture owned or controlled by the Company or any Company Subsidiary.

(v) “IP Contracts” means, collectively, any and all agreements primarily related to Intellectual Property to which the Company or any Company Subsidiary is a party pursuant to which any rights in Intellectual Property are transferred, conveyed, granted, restricted or waived, including rights relating to the Exploitation of any of the Films, including rights acquisition and licensing agreements, distribution and subdivision agreements, license agreements, revenue-sharing arrangements, sales agency agreements, distribution and production services agreements, “rent-a-system” agreements, merchandising agreements, commercial tie-in arrangements and other similar agreements or arrangements, in each case to the extent that the foregoing are primarily related to rights in Intellectual Property.

(vi) “IT Assets” means any and all information technology and communications hardware, software and equipment, including all computers, monitors, cameras, printers, scanners, audio and video equipment, production and editing software, including all associated documentation related to any of the foregoing.

(vii) “Library Films” means any and all Films that have been completed and/or acquired, delivered and for which the Exploitation has commenced on or prior to the date of this Agreement.

(viii) “Non-Owned Intellectual Property” means all Intellectual Property which is used by the Company or any Company Subsidiary that is not Owned Intellectual Property.

(ix) “Owned Intellectual Property” means Intellectual Property in which the Company or any Company Subsidiary has or purports in a binding written instrument to have an ownership interest.

SECTION 2.18. Insurance. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) all insurance policies of the Company and the Company Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (ii) neither the Company nor any of the Company Subsidiaries is in default under any such insurance policy and

(iii) no written notice of cancelation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.

SECTION 2.19. Brokers and Other Advisors. No broker, investment banker, financial advisor or other similar Person, other than Centerview Partners LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or any of its affiliates. Prior to the date hereof, a true copy of all portions of the Contracts related to the engagement of Centerview Partners LLC under which any such fees are payable have been made available to Parent.

SECTION 2.20. Opinion of Financial Advisor. The independent members of the Company Board have received an opinion of Centerview Partners LLC, dated the date of this Agreement, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein,$41.00 per share of Class A Stock to be paid to the holders of Class A Stock (other than shares to be canceled or to be converted in accordance with Section 1.07(b) and, except as provided in Section 1.07(d), Appraisal Shares, together with any shares of Class A Stock held by affiliates of the Company) pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of such opinion will be made available to Parent for informational purposes only promptly following the execution of this Agreement.

SECTION 2.21. Anti-Corruption Matters. (a) The Company and each Company Subsidiary and each of their respective officers, directors, employees and, to the knowledge of the Company, agents, representatives or other Persons acting on behalf of the Company and the Company Subsidiaries has materially complied with and is in material compliance with Anti-Corruption Laws.

(b) Neither the Company nor any Company Subsidiary, nor any of their respective officers, directors, employees or, to the knowledge of the Company, agents, representatives or other Persons acting on behalf of the Company and the Company Subsidiaries has offered, promised, given or authorized the giving of anything of value, directly or indirectly, to: (i) any Government Official or (ii) to any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Government Official, in the case of each of clauses (i) and (ii), for the purpose of influencing any action or decision of the Government Official in his or her official capacity, including a decision to fail to perform his or her official duties, or inducing the Government Official to use his or her influence with any Governmental Authority to affect or influence any official act.

(c) To the knowledge of the Company, no Governmental Entity is investigating or has since January 1, 2015 conducted, initiated or threatened any investigation of the Company or any Company Subsidiary or any of their respective officers, directors or employees for alleged violation of Anti-Corruption Laws.

ARTICLE III

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

SECTION 3.01. Organization, Standing and Power. (a) Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction) and has full corporate power and authority to conduct its businesses as presently conducted, except where any such failure to have such power and authority would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) True and complete copies of the organizational documents of Merger Sub, as amended to the date of this Agreement, have been provided to the Company.

SECTION 3.02. Merger Sub. (a) Merger Sub was formed solely for the purpose of entering into the Transactions, and since the date of its incorporation, Merger Sub has not carried on any business, conducted any operations, entered into any Contracts, held any assets or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien. Except as set forth above, no shares of capital stock of Merger Sub are issued, reserved for issuance or outstanding.

(c) There are no options, warrants, convertible or exchangeable securities or other rights or Contracts to which Merger Sub is a party or by which Merger Sub is bound (i) obligating Merger Sub to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, Merger Sub, (ii) obligating Merger Sub to issue, grant or enter into any such option, warrant, security, right or Contract or (iii) that give any Person the right to receive any economic or voting interest of a nature accruing to the holders of the capital stock of Merger Sub.

SECTION 3.03. Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by Parent, as sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). The execution and delivery by each of Parent and Merger Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject, in the case of the Merger, to the adoption of this Agreement by Parent, as sole stockholder of Merger Sub, and no other corporate proceedings (including any stockholder approval or other action) on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other Transactions. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

SECTION 3.04. No Conflicts; Consents. (a) The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, require any payment or consent under or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the organizational documents of (x) Parent or Merger Sub or (y) any of Parent’s other subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (i)(y), (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than

(i) compliance with and filings under the HSR Act, the EC Merger Regulation and any Foreign Merger Control Law, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions and (iv) such other items (A) required solely by reason of the participation of the Company (as opposed to any third Person) in the Transactions or (B) that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 3.05. Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement or Proxy Statement, as applicable, will, at the time it is first published, sent or given to the Company’s stockholders (or, in the case of the Proxy Statement, at the time of the applicable stockholders’ meeting), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Information Statement or Proxy Statement, as applicable.

SECTION 3.06. Brokers. No broker, investment banker, financial advisor or other similar Person, other than PJT Partners, Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or any of its affiliates.

SECTION 3.07. Litigation. There is no Proceeding pending or, to the knowledge of Parent, threatened against Parent or any subsidiary of Parent that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any subsidiary of Parent that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 3.08. Ownership of Company Common Stock. None of Parent, Merger Sub or any of their controlled affiliates beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), or will prior to the Closing Date beneficially own, any shares of Company Common Stock, or is a party, or will prior to the Closing Date become a party, to any Contract (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock.

SECTION 3.09. Available Funds. Parent or Merger Sub have available and, as of the Closing, will have available funds sufficient to consummate the Merger and the other Transactions on the terms contemplated by this Agreement and to perform their respective obligations under this Agreement, including payment of the aggregate Merger Consideration in respect of all shares of Company Common Stock, the amounts required under Section 5.04 and any other amounts required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with or as result of the consummation of the Merger or any of the other Transactions and all related fees and expenses.

ARTICLE IV

Covenants Relating to Conduct of Business

SECTION 4.01. Conduct of Business of the Company. Except for matters set forth in Section 4.01 of the Company Disclosure Letter or otherwise required, expressly contemplated or expressly permitted by this Agreement or required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct its business in the ordinary course and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its present business organization and preserve its present relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it. In addition, except for matters set forth in Section 4.01 of the Company Disclosure Letter or otherwise required, expressly contemplated or expressly permitted by this Agreement or required by applicable Law or required to consummate the Transactions, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or options, warrants, convertible or exchangeable securities, stock-based units (performance based or otherwise) or other rights to acquire any such shares of capital stock, except for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of Company Stock Options, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights, other awards granted pursuant to the Company Stock Plans and the vesting of Company Restricted Shares and (C) the acquisition by the Company of Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights, Company Restricted Shares or other awards granted pursuant to the Company Stock Plans in connection with the forfeiture of such awards, in each case in accordance with the terms of the applicable award or instrument as in effect on the date of this Agreement (or, in the case of an award granted following the date of this Agreement in accordance with the terms of this Agreement, as in effect on the date of grant);

(b) issue, deliver or sell any shares of its capital stock or other voting securities or equity interests or options, warrants, convertible or exchangeable securities, stock-based units (performance based or otherwise) or other rights to acquire such shares, any Voting Company Debt or any other rights that give any Person the right to receive any economic or voting interest of a nature accruing to the holders of Company Common Stock, other than the issuance of Class A Stock upon conversion of outstanding shares of Class B Stock or the issuance of Company Common Stock upon the exercise of Company Stock Options or Company Stock Appreciation Rights or the settlement of Company Restricted Stock Units or Company Performance Restricted Stock Units, in each case in accordance with the terms of the applicable plan, award or instrument as in effect on the date of this Agreement (or, in the case of an award granted following the date of this Agreement in accordance with the terms of this Agreement, as in effect on the date of grant);

(c) amend its certificate of incorporation, by-laws or other comparable organizational documents (whether by merger, consolidation or otherwise);

(d) acquire or agree to acquire, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person (other than the Company or any Company Subsidiary), if the aggregate amount of consideration paid or transferred by the Company and the Company Subsidiaries would, individually or in the aggregate, exceed $25,000,000;

(e) except as required pursuant to the terms of any Company Benefit Plan or Company Benefit Agreement or other written Contract, in each case, in effect on the date of this Agreement or established or amended after the date of this Agreement in compliance with this Agreement, (A) adopt, enter into, establish, terminate, materially amend or modify any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement, other than in the ordinary course of business, (B) grant to any director or executive officer of the Company any increase in compensation, (C) grant to any director or executive officer of the Company any increase in severance or termination pay, (D) enter into any employment, consulting, severance or termination agreement with any director or executive officer of the Company or (E) take any action to accelerate any rights or benefits under any Company Benefit Plan or Company Benefit Agreement; provided that neither Section 4.01(b) nor the foregoing clauses of this Section 4.01(e) shall restrict the Company or any of the Company Subsidiaries from entering into with or making available to, as applicable, newly hired employees or to employees, in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business, plans, agreements, benefits and compensation arrangements;

(f) make any change in financial accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except as may be required (i) by GAAP (or any authoritative interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (ii) by Law, including Regulation S-X under the Securities Act;

(g) sell, lease (as lessor), license or otherwise dispose of (including through any “spin-off”), or pledge, encumber or otherwise subject to any Lien (other than a Permitted Lien), any properties or assets (other than Intellectual Property) that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except sales, leases, licenses or other dispositions of inventory and obsolete properties or assets, in each case, in the ordinary course of business;

(h) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (except for short-term borrowings incurred in the ordinary course of business), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in (A) the Company or any Company Subsidiary or (B) any acquisition not in violation of clause (d) above, and other than extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business;

(i) other than in accordance with the Company’s capital expenditure budget set forth in Section 4.01(i) of the Company Disclosure Letter, make or agree to make any capital expenditure or expenditures that in the aggregate are in excess of $10,000,000;

(j) except (i) as required by Law or as is otherwise in the ordinary course of business, (A) make, change or revoke any material Tax election, (B) settle or compromise any audit or proceeding relating to a material amount of Taxes, (C) file any amended Tax Return reflecting a material amount of income Taxes, (D) make any change in any material Tax accounting method or (E) enter into any closing agreement relating to a material amount of Taxes or (ii) as required by Law, exercise any termination right under the Tax Receivable Agreement;

(k) enter into, terminate or modify or amend in a manner that is materially adverse to the Company, or waive or release any material rights under, any Specified Contract or any Contract that, if existing on the date hereof, would have been a Specified Contract; provided that, for purposes of this Section 4.01(k), (1) the reference to “the Company and the Company Subsidiaries, taken as a whole,” in clause (ii) and (vii) of Section 2.13(a) shall be disregarded and (2) references to “$25,000,000” in Section 2.13(a) shall be deemed references to “$10,000,000”;

(l) settle, or offer or propose to settle (i) any Proceeding involving or against the Company or any of the Company Subsidiaries other than any Proceeding that (A) (x) requires payment by the Company or any of the Company Subsidiaries of cash in amounts that are reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries included in the Company SEC Documents or (y) to the extent in excess of and/or not covered by clause (i), does not, individually or in the aggregate, exceed $10,000,000, and (B) does not involve any injunctive or equitable relief or impose restrictions on the business activities of the Company or any Company Subsidiary or (ii) any Proceeding against the Company or its directors relating to this Agreement or the Transactions other than as provided in Section 5.10;

(m) (i) sell, assign, license, sublicense, abandon, fail to maintain or grant Liens (other than Permitted Liens) on any Company Intellectual Property, other than any sale, assignment, license, sublicense, abandonment, failure to maintain or grant that is not material to the Company and the Company Subsidiaries, taken as a whole, and except abandoning patent applications in the ordinary course of prosecution, where a continuation, continuation-in-part, request for continued examination or divisional application (or foreign equivalent of any of the foregoing) is filed, (ii) grant, extend, amend, waive or modify any rights in or to the Company Intellectual Property, other than any grant, extension, amendment, waiver or modification that is not material to the Company and the Company Subsidiaries, taken as a whole, (iii) enter into any IP Contract that is material to the Company and the Company Subsidiaries, taken as a whole, or (iv) amend, terminate, request or agree to a change, fail to exercise a right of renewal or extension, or waive, release or assign any right or claim under any IP Contract, other than any amendment, termination, request, agreement, failure, waiver, release or assignment that is not material to the Company and the Company Subsidiaries, taken as a whole or (v) except as is in the ordinary course on a non-exclusive basis, enter into, amend, supplement, renew or extend any IP Contract between the Company or any of the Company Subsidiaries, on the one hand, and Oriental DreamWorks Holding Limited or any of its subsidiaries, on the other hand, or otherwise grant Oriental DreamWorks Holding Limited or any of its subsidiaries any additional or expanded rights, licenses or sublicenses with respect to any Intellectual Property;

(n) enter into, amend, modify, supplement, renew or extend any Contract relating in any manner to the development, creation, or operation of, or any other activity with respect to, any theme park, attraction, ride, exhibit, live stage show or other entertainment venue or facility, in each case, in China, including any such Contract relating to the licensing or exploitation of any Intellectual Property in connection therewith; or

(o) authorize, commit or agree to take any of the foregoing actions.

SECTION 4.02. No Frustration of Conditions. The Company shall not, and shall not permit the Company Subsidiaries to, and Parent shall not, and shall not permit any of its subsidiaries to, take any action (except as otherwise expressly permitted by Section 4.03 or 7.01) that would, or would reasonably be expected to, result in any condition to the Merger set forth in Article VI not being satisfied.

SECTION 4.03. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary or any of its or their respective officers, directors, employees, investment bankers, attorneys and other advisors or representatives (collectively, the “Representatives”) to, (A) directly or indirectly solicit, initiate or knowingly facilitate or knowingly encourage the submission of any Company Takeover Proposal or (B) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action intended to facilitate or encourage the making of any proposal that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal. It is agreed that any violation of the restrictions on the Company set forth in this Section 4.03(a) by any Representative of the Company or any of the Company Subsidiaries acting with the authority of the Company or any Company Subsidiary shall be a breach of this Section 4.03(a) by the Company. The standstill provisions of the Confidentiality Agreement are hereby waived by the Company.

(b) The Company shall, and shall cause the Company Subsidiaries and its and their respective Representatives to, immediately (i) cease all discussions and negotiations regarding any proposal pending on the date of this Agreement that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) exercise its rights, if any, under any confidentiality agreement in effect on the date hereof to request the prompt return or destruction of all confidential information previously furnished to any Person within the last six months for the purpose of evaluating a possible Company Takeover Proposal and (iii) terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal.

(c) Notwithstanding anything to the contrary contained in Section 4.03(a) or 4.03(b) or any other provision of this Agreement, at any time prior to the obtaining of the Stockholder Approval, (x) the Company may contact the Person making any Company Takeover Proposal that did not result from a breach of this Section 4.03 solely to clarify the terms and conditions thereof and (y) in response to a Company Takeover Proposal that did not result from a breach of this Section 4.03 and that the Company Board, by the affirmative vote of the majority of the independent members thereof, determines, in good faith, after consultation with outside counsel and a financial advisor, constitutes or would reasonably be expected to lead to a Superior Company Proposal (a “Qualifying Company Takeover Proposal”), the Company may (A) furnish information with respect to the Company to the Person making such Qualifying Company Takeover Proposal and its Representatives pursuant to an Acceptable Confidentiality Agreement so long as the Company also provides Parent, prior to or substantially concurrently with the time such information is provided or made available to such Person, in accordance with the terms of the Confidentiality Agreement, any non-public information with respect to the Company or the Company Subsidiaries furnished to such other Person which was not previously furnished to Parent, except to the extent providing Parent with such information would violate applicable Law, and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Qualifying Company Takeover Proposal, including soliciting the making of a revised Qualifying Company Takeover Proposal.

(d) The Company shall as promptly as reasonably practicable advise Parent of any Company Takeover Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Company Takeover Proposal and the identity of the Person making any such Company Takeover Proposal or inquiry and the material terms thereof. The Company shall keep Parent reasonably informed of the status of any such Company Takeover Proposal or inquiry (including promptly informing Parent of any change to the material terms thereof).

(e) Neither the Company Board nor any committee thereof shall (i) (A) withdraw or modify in a manner adverse to Parent or Merger Sub, or propose publicly to withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation or (B) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal or resolve or agree to take any such action (any action described in this clause (i) being referred to herein as an “Adverse Recommendation Change”) or (ii) permit or cause the Company or any Company Subsidiary to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or other agreement relating to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 4.03), or publicly propose to take any such action. Notwithstanding anything to the contrary in the foregoing or any other provision of this Agreement, but subject to Section 4.03(f), if the Company Board determines, by the affirmative vote of the majority of the independent members thereof, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, then (A) the Company Board, by the affirmative vote of the majority of the independent members thereof, may make an Adverse Recommendation Change in response to a Superior Company Proposal or an Intervening Event, and (B) if the Company Board receives a Superior Company Proposal, the Company may terminate this Agreement pursuant to Section 7.01(f) in accordance with Section 7.04(b).

(f) The Company Board shall not make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.01(f) unless (A) the Company shall have provided Parent with written notice at least three business days before taking that action setting forth the Company’s intention to take such action and containing (x) if such action is intended to be taken in response to a Superior Company Proposal, a copy of the most current version of the proposed agreement under which the transaction contemplated by such Superior Company Proposal is proposed to be consummated, a written description of the financing arrangements with respect to the Superior Company Proposal, a written description of the terms of any arrangements between the Person or group of Persons making the Superior Company Proposal, on the one hand, and any members of management of the

Company, on the other hand, and the identity of the Person or group of Persons making the Superior Company Proposal or (y) if such action is intended to be taken in circumstances involving an Intervening Event, a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, and (B) Parent does not make, within such three-business day period, a binding proposal to amend or modify this Agreement that (1) in the case of any action intended to be taken in response to a Superior Company Proposal, is in the good faith judgment of the Company Board, as determined by the affirmative vote of the majority of the independent members thereof, at least as favorable to the stockholders of the Company as such Superior Company Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Company Proposal shall require the Company to deliver to Parent an additional notice consistent with that described in clause (A) above, except that the applicable notice period shall be at least two business days (rather than the three business days otherwise contemplated by clause (A) above)), or (2) in the case of any action intended to be taken in circumstances involving an Intervening Event, obviates the basis for taking such action. During any such three- or two-business day period referred to in the preceding sentence, the Company shall, and shall cause its Representatives to, negotiate in good faith with Parent (to the extent Parent desires to negotiate) with respect to any revisions proposed by Parent to the terms of this Agreement and the Transactions.

(g) Nothing contained in this Section 4.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company Board, by the affirmative vote of the majority of the independent members thereof, determines, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties or applicable Law; provided that any Adverse Recommendation Change will be subject to the terms and conditions of this Agreement (it being understood that (x) any “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act and (y) any disclosure of information to the Company’s stockholders that solely describes the Company’s receipt of a Company Takeover Proposal and the operation of this Agreement with respect thereto and contains a statement that the Company Board has not effected an Adverse Recommendation Change shall be deemed to not be an Adverse Recommendation Change).

(h) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that such confidentiality agreement may omit a standstill or contain standstill provisions that are less favorable to the Company than those contained in the Confidentiality Agreement.

“Company Takeover Proposal” means any inquiry, proposal or offer from any Person or group relating to (i) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (A) 20% or more (based on the fair market value thereof, as reasonably determined by the Company Board by the affirmative vote of the majority of the independent members thereof) of the assets (including capital stock of the Company Subsidiaries) of the Company and Company Subsidiaries, taken as a whole, or (B) 20% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company or (ii) any tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company that, if consummated, would result in any Person or group (or the shareholders of any Person) owning, directly or indirectly, 20% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Transactions.

“Intervening Event” means an event, fact, circumstance, development or occurrence that (a) was not known to or reasonably foreseeable by the Company Board as of the date of this Agreement and does not relate to a

Company Takeover Proposal, which event or circumstance becomes known to the Company Board prior to the receipt of the Stockholder Approval or (b) was known to or reasonably foreseeable by the Company Board as of the date of this Agreement, but the consequences of which were not.

“Superior Company Proposal” means any bona fide written Company Takeover Proposal that if consummated would result in a Person or group (or the shareholders of any Person) owning, directly or indirectly, (i) 50% or more of the aggregate voting power, and 50% or more of the aggregate number of outstanding common shares, of the capital stock of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity or (ii) 50% or more (based on the fair market value thereof, as reasonably determined by the Company Board by the affirmative vote of the majority of the independent members thereof) of the assets (including capital stock of the Company Subsidiaries) of the Company and Company Subsidiaries, taken as a whole, (A) on terms which the Company Board, by the affirmative vote of the majority of the independent members thereof, determines, in good faith, after consultation with outside counsel and a financial advisor, are more favorable to the holders of Company Common Stock from a financial point of view than the Transactions, taking into account all the terms and conditions of such proposal and this Agreement and (B) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

Wherever the term “group” is used in this Section 4.03(h), it is used as defined in Rule 13d-5 under the Exchange Act.

ARTICLE V

Additional Agreements

SECTION 5.01. Stockholder Consent; Information Statement. (a) Immediately after the execution of this Agreement and in lieu of calling a meeting of the Company’s stockholders, the Company shall submit a form of irrevocable written consent attached hereto as Exhibit A to record holders of at least 51% of the aggregate voting power of the Company Common Stock (such written consent, as duly executed and delivered by all such record holders, the “Stockholder Consent”). As soon as practicable upon receipt of the Stockholder Consent by the corporate secretary of the Company, the Company will provide Parent with a facsimile of such Stockholder Consent, certified as true and complete by the corporate secretary of the Company. In connection with the Stockholder Consent, the Company shall take all actions necessary to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, the Company Charter and the Company By-laws.

(b) As promptly as practicable following the date of this Agreement (and in any event within 10 days of the date hereof), the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent, the Merger and the other Transactions (such information statement, including any amendment or supplement thereto, the “Information Statement”), (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL. Each of the Company and Parent shall furnish all information concerning such Person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent. If, at any time prior to the date that is 20 days after the Information Statement is first mailed to the Company’s stockholders, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(c) Each of the Company and Parent shall use reasonable best efforts to cause the Information Statement to be (i) filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and (ii) mailed to the stockholders of the Company, in each case as promptly as practicable after, and in any event within two days after, the latest of (A) confirmation from the SEC that it has no further comments on the Information Statement, (B) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (C) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(c) shall not be affected by any Adverse Recommendation Change or the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Company Takeover Proposal. In the event the Stockholder Consent is not obtained and Parent does not terminate this Agreement, in each case, as provided in Section 7.01(g), then the Company shall, as soon as practicable, prepare and file with the SEC a proxy statement related to the Merger and this Agreement (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) and shall take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement and use its reasonable best efforts to obtain the approval of this Agreement by the stockholders of the Company.

SECTION 5.02. Access to Information; Confidentiality. Except if prohibited by any applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and to Parent’s Representatives reasonable access during normal business hours (under the supervision of appropriate personnel and in a manner that does not unreasonably interfere with the normal operation of the business of the Company and the Company Subsidiaries) during the period prior to the Effective Time to all their respective properties, books and records and Contracts and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish, as promptly as reasonably practicable, to Parent all information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that any reasonable out-of-pocket expenses incurred by the Company or any Company Subsidiary in connection with affording such access or furnishing any such information shall be reimbursed by Parent. Notwithstanding the immediately preceding sentence, neither the Company nor any of the Company Subsidiaries shall be required to afford access or furnish information to the extent (a) such information is subject to the terms of a confidentiality agreement with a third party, (b) relating to the minutes of the meetings of the Company Board or any committee thereof (including any presentations or other materials prepared by or for the Company Board or any committee thereof) where the Company Board or any such committee thereof discussed the Transactions or any similar transaction between the Company and any other Person or (c) the Company determines in good faith that affording such access or furnishing such information would jeopardize the attorney-client privilege of the Company or any of the Company Subsidiaries, violate applicable Law or result in significant antitrust risk for the Company or any of the Company Subsidiaries; provided, in the case of clauses (a) and (c), that the Company shall use its commercially reasonable efforts to make alternative arrangements to afford such access or furnish such information without breaching such confidentiality agreement, jeopardizing such attorney-client privilege, violating applicable Law or resulting in such antitrust risk, as applicable. All information exchanged pursuant to this Section 5.02 shall be subject to the confidentiality letter agreement dated April 15, 2016, between the Company and Parent (the “Confidentiality Agreement”).

SECTION 5.03. Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Merger and the other Transactions, including (i) substantially complying with a request for additional documents or information under the HSR Act or any comparable request from any other Governmental Entity, (ii) the obtaining of all necessary actions or non-actions, waivers and Consents from, the making of all necessary registrations, declarations and filings with and the taking of all reasonable steps as may be necessary to avoid a Proceeding by any Governmental Entity with respect to this Agreement or the Transactions, (iii) the defending or contesting of any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including avoiding the entry of and seeking to have any stay, injunction, temporary restraining order or other restraint entered by any court or other Governmental Entity lifted, vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions and this Agreement.

(b) Without limiting the generality of the parties’ obligations under Section 5.03(a), and in furtherance thereof, Parent and the Company shall, in consultation and cooperation with the other (i) within ten business days of the date of this Agreement, file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form, if any, required under the HSR Act for the Merger or any of the other Transactions, (ii) as promptly as practicable after the date of this Agreement, take all actions necessary to submit a draft notification with the European Commission, if any, required under the EC Merger Regulation for the Merger or any of the other Transactions and (iii) as promptly as practicable after the date of this Agreement make all appropriate filings with respect to all other applicable Foreign Merger Control Laws. Any such filings shall be in substantial compliance with the requirements of the HSR Act, the EC Merger Regulation or the other applicable Foreign Merger Control Law, as the case may be. Each of Parent and the Company shall (A) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under the HSR Act, the EC Merger Regulation or any other applicable Foreign Merger Control Laws, (B) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, the FTC, the DOJ, the European Commission and any other Governmental Entity regarding the Merger or any of the other Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with any such filings, submissions, communications, inquiries or requests, (C) unless prohibited by applicable Law or by the applicable Governmental Entity, and to the extent reasonably practicable, (1) not participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of the Merger or any of the other Transactions without the other party, (2) give the other party reasonable prior notice of any such meeting or conversation, (3) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such party apprised with respect thereto, (4) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement, the Merger or any of the other Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (5) furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement, the Merger and the other Transactions and (D) comply with any inquiry or request from the FTC, the DOJ, the European Commission or any other Governmental Entity as promptly as reasonably practicable. Any information provided by a party in response to a request for additional information from the FTC, the DOJ, the European Commission or any other Governmental Entity shall be in substantial compliance with the requirements of the HSR Act, the EC Merger Regulation or the other applicable Foreign Merger Control Law, as the case may be. Notwithstanding anything to the contrary contained in this Agreement, but subject to Parent’s obligations set forth in this Section 5.03, Parent shall have the right, following consultation with the Company and after giving due consideration to its views and acting reasonably and in good faith, to direct all matters with any Governmental Entity consistent with its obligations hereunder and Parent shall have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust or competition clearances.

(c) Notwithstanding anything to the contrary in this Agreement (including under Sections 5.03(a) and 5.03(b)) but subject to the immediately following sentence, the reasonable best efforts of Parent and Merger Sub shall not be deemed to include proposing, negotiating, committing, agreeing to, permitting to be done or effecting the sale, divestiture, disposal, lease, license, holding separate (including by establishing a trust or otherwise) or other disposition of or limitation, condition or restriction on (including any amendment or modification to any existing limitation, condition or restriction on), the products, assets, operations or businesses of the Company and the Company Subsidiaries or of Parent and its affiliates, or conduct remedies or other mitigation in respect of the products, assets, operations or businesses of the Company and the Company Subsidiaries or of Parent and its affiliates (any such sale, divestiture, disposal, lease, license, holding separate, disposition, limitation, condition, restriction, conduct remedy or other mitigation, a “Remedial Action”). Notwithstanding the immediately preceding sentence, Parent shall be required to accept and agree to any Remedial Actions sought to be imposed by Governmental Entities to the extent such Remedial Actions are consistent in scope and magnitude with those contained in the DOJ Consent Decree or Federal Communications Commission Order in connection with Parent’s acquisition of a controlling interest in NBCUniversal, but only (i) with respect to the Company and the Company Subsidiaries and (ii) for a period of time not to exceed three years from the Effective Time. In addition, the Company shall not accept any Remedial Action without Parent’s prior written consent or direction, in which case the Company shall accept any such conditions and take any such actions as directed by Parent; provided that the Company shall not be required to accept any such conditions or take any such actions that are not conditioned upon consummation of the Transactions.

SECTION 5.04. Equity Awards. (a) Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions and take such other actions as may be required to effect the following:

(i) each Company Stock Option and each Company Stock Appreciation Right, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled at the Effective Time, with the holder of such Company Stock Option or such Company Stock Appreciation Right becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) the Merger Consideration minus (2) the exercise price per share of Company Common Stock subject to such Company Stock Option or such Company Stock Appreciation Right , multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option or such Company Stock Appreciation Right immediately prior to the Effective Time;

(ii) each Company Restricted Stock Unit and each Company Performance Restricted Stock Unit outstanding immediately prior to the Effective Time shall be canceled at the Effective Time, with the holder of such Company Restricted Stock Unit or such Company Performance Restricted Stock Unit becoming entitled to receive an amount in cash equal to (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit or such Company Performance Restricted Stock Unit (as applicable) immediately prior to the Effective Time (assuming, in the case of any Company Performance Restricted Stock Unit, that any applicable performance conditions are deemed to be achieved at the greater of target and actual performance as reasonably determined by the Company Board (or a committee thereof) as of the last practicable day prior to the Effective Time (and, in the case of any performance conditions that are based on a single level of performance (as opposed to a range), those goals are deemed achieved at the Effective Time));

(iii) each Company Restricted Share outstanding immediately prior to the Effective Time shall become fully vested at the Effective Time, with the holder thereof becoming entitled to receive an amount in cash equal to the Merger Consideration pursuant to Section 1.07(c); and

(iv) the Company ESPP will terminate effective upon the Effective Time and, after the date of this Agreement and prior to the Effective Time, no offering periods or purchase periods will be commenced thereunder.

(b) All amounts payable pursuant to this Section 5.04 shall be subject to any required withholding of Taxes and shall be paid without interest.

(c) Subject to Section 5.04(b), promptly following the Closing, and in no event later than 10 business days following the Closing, (i) Parent shall, or shall cause the Surviving Corporation to, pay through its payroll systems all amounts payable pursuant to Section 5.04(a) to the former holders of Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights and Company Restricted Shares, as applicable, who remain employees of Parent or one of its subsidiaries (including the Surviving Corporation) at the time of such payment and (ii) Parent shall cause the Paying Agent to pay, in accordance with the applicable provisions of Section 1.08, all amounts payable pursuant to Section 5.04(a) to the former holders of Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights and Company Restricted Shares, as applicable, who are not eligible to be paid through the Surviving Corporation’s or Parent’s payroll systems; provided, however, that, to the extent any such amounts relate to a Company Stock Option, Company Restricted Stock Unit, Company Performance Restricted Stock Unit or Company Stock Appreciation Rights that constitutes nonqualified deferred compensation subject to Section 409A of the Code, such amounts shall be paid at the earliest time following the Effective Time that is permitted under the terms of the applicable agreement or Company Stock Plan relating to such Company Stock Option, Company Restricted Stock Unit, Company Performance Restricted Stock Unit or Company Stock Appreciation Rights that will not trigger a tax or penalty under Section 409A of the Code. For the avoidance of doubt, Parent shall provide to the Paying Agent, immediately after the Effective Time, cash necessary to pay the amounts payable pursuant to Section 5.04(a) to the former holders of Company Stock Options, Company Restricted Stock Units, Company Performance Restricted Stock Units, Company Stock Appreciation Rights and Company Restricted Shares, as applicable, who are not eligible to be paid through the Surviving Corporation’s or Parent’s payroll systems (and such cash shall constitute part of the Exchange Fund).

(d) For purposes of this Agreement:

(i) “Company ESPP” means the Company 2010 Employee Stock Purchase Plan.

(ii) “Company Restricted Share” means any share of Class A Stock subject to vesting or forfeiture granted by the Company under a Company Stock Plan or otherwise.

(iii) “Company Performance Restricted Stock Unit” means any restricted stock unit award subject to performance-based vesting, payable in shares of Class A Stock or the value of which is determined with reference to the value of shares of Class A Stock, whether granted by the Company under a Company Stock Plan or otherwise.

(iv) “Company Restricted Stock Unit” means any restricted stock unit award subject to time-based vesting (including any award that was previously a Company Performance Restricted Stock Unit but immediately prior to the Effective Time is subject only to time-based vesting conditions) payable in shares of Class A Stock or the value of which is determined with reference to the value of shares of Class A Stock, whether granted by the Company under a Company Stock Plan or otherwise.

(v) “Company Stock Appreciation Right” means a stock appreciation right related to shares of Class A Stock whether granted by the Company under a Company Stock Plan or otherwise.

(vi) “Company Stock Option” means any option to purchase shares of Class A Stock granted by the Company under a Company Stock Plan or otherwise.

(vii) “Company Stock Plans” means the Company’s Amended and Restated 2008 Omnibus Incentive Compensation Plan and 2004 Omnibus Incentive Compensation Plan, in each case, as amended.

SECTION 5.05. Employee Matters. (a) For a period of one year following the Effective Time (the “Continuation Period”), Parent shall provide or cause the Surviving Corporation to provide to each individual who is employed by the Company or any Company Subsidiary immediately prior to the Effective Time (each, a “Company Employee”), other than employees whose terms and conditions of employment are governed by a collective bargaining agreement, works council or other labor union agreement, the terms and conditions of which shall be honored by Parent and the Surviving Corporation, (i) salary and incentive opportunities that are each no less favorable (including any value attributable to equity-based compensation) than those provided to such Company Employee by the Company or the Company Subsidiaries immediately prior to the Effective Time, (ii) severance benefits that are no less favorable than those provided to such Company Employee by the Company or the Company Subsidiaries (A) as in effect at the date hereof and disclosed to Parent prior to the date hereof or (B) established or amended after the date hereof in compliance with this Agreement and (iii) other employee benefits that are substantially comparable in the aggregate to those provided to such Company Employee by the Company or the Company Subsidiaries immediately prior to the Effective Time. In addition, and without limiting the generality of the foregoing, each Company Employee, other than employees whose terms and conditions of employment are governed by a collective bargaining agreement, works council or other labor union agreement, shall be immediately eligible to participate, without any waiting time (subject to meeting any service-based waiting time after giving effect to the provisions of Section 5.05(c)), in any and all plans of Parent, the Surviving Corporation or their respective affiliates (“Surviving Corporation Plans”) to the extent coverage under any such plan replaces coverage under a comparable benefit plan in which such Company Employee participates immediately prior to the Effective Time.

(b) With respect to all Surviving Corporation Plans, including any “employee benefit plan”, as defined in Section 3(3) of ERISA, maintained by Parent or any of its respective subsidiaries (including any vacation, paid time-off and severance plans), for all purposes (but not for benefit accrual under any defined benefit plan or vesting under any equity compensation plan), including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, each Company Employee’s service with the Company or any Company Subsidiaries (as well as service with any predecessor employer of the Company or any such Company Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Company Subsidiary) shall be treated as service with Parent or any of their respective Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

(c) With respect to any welfare plan maintained by Parent or any of its subsidiaries in which any Company Employee is eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions and exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to such employees and their eligible dependents and beneficiaries, to the extent such limitations were waived, satisfied or did not apply to such employees or eligible dependents or beneficiaries under the corresponding welfare Company Benefit Plan in which such employees participated immediately prior to the Effective Time and (ii) provide Company Employees and their eligible dependents and beneficiaries with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket maximum requirements to the extent applicable under any such plan.

(d) Annual bonuses for the year in which the Closing occurs shall be treated in accordance with the terms set forth in Schedule 5.05(d) of the Company Disclosure Letter.

(e) If directed in writing by Parent at least ten business days prior to the Closing Date, prior to the Closing Date, the Company shall use commercially reasonable efforts to amend or cause to be amended any tax-qualified defined contribution plan that it maintains (excluding any multi-employer plan) (collectively, the “Company 401(k) Plan”) to provide that account balances of Company Employees who participate in the Company 401(k) Plan be fully and immediately vested and nonforfeitable as of the Closing Date, and immediately prior to the Closing, the Company shall use commercially reasonable efforts to terminate or cause the termination of the Company 401(k) Plan in compliance with applicable Law.

(f) With respect to any Company Employees whose principal place of employment is outside of the United States, Parent’s obligations under this Section 5.05 shall be modified to the extent necessary to comply with applicable Laws of the foreign countries and political subdivisions thereof in which such Company Employees primarily perform their duties.

(g) The provisions of this Section 5.05 are solely for the benefit of the parties to this Agreement, and no Company Employee or any other Person (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement (except to the extent provided in Section 8.07 with respect to Sections 5.04 and 5.06), and no provision of this Section 5.05 shall create such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Company Benefit Plan or Company Benefit Agreement or any employee program or any plan or arrangement of Parent or any of its subsidiaries. Nothing herein shall be construed as an amendment to any Company Benefit Plan, Company Benefit Agreement or plan, program, policy, agreement, arrangement or understanding of Parent.

SECTION 5.06. Indemnification. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights to advancement of expenses) now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director or officer (including as a fiduciary with respect to an employee benefit plan) of the Company, any of the Company Subsidiaries or any of their respective predecessors (each, an “Indemnified Party”) as provided in the Company Charter, the Company By-laws, the organizational documents of any Company Subsidiary or any indemnification agreement between such Indemnified Party and the Company or any of the Company Subsidiaries in effect as of the date hereof (i) shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, (ii) shall survive the Merger, (iii) shall continue in full force and effect in accordance with their terms with respect to any claims against any such Indemnified Party arising out of such acts or omissions and (iv) shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party. Parent shall ensure that the Surviving Corporation complies with and honors the foregoing obligations.

(b) Without limiting Section 5.06(a) or any rights of any Indemnified Party pursuant to any indemnification agreement, from and after the Effective Time, in the event of any threatened or actual Proceeding, whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Party is or was a director or officer (including as a fiduciary with respect to an employee benefit plan) of the Company, any of the Company Subsidiaries or any of their respective predecessors or (ii) this Agreement, any of the Transactions or the approval of, or recommendation that the holders of Company Common Stock approve, any of the foregoing, whether in any case asserted or arising before or after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, as and to the fullest extent permitted by applicable Law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any Proceeding to each Indemnified Party to the fullest extent permitted by applicable Law upon receipt of any undertaking required by applicable Law or the organizational documents of the applicable indemnifying Person), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Proceeding. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Proceeding for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent. Parent and the Surviving Corporation shall at their own expense cooperate with an Indemnified Party in the defense of any matter for which such Indemnified Party could seek indemnification hereunder; provided that, absent an actual or potential conflict of interest, in which case such Indemnified Party shall control and appoint its own lead counsel at Parent’s or the Surviving Corporation’s expense, as applicable, Parent and the Surviving Corporation shall be entitled to control and appoint lead counsel for such defense. Parent’s and the Surviving Corporation’s obligations under this Section 5.06(b) shall continue in full force and effect for the six-year period beginning upon the Effective Time; provided, however, that all rights to indemnification in respect of any Proceeding asserted or made within such period shall continue until the final disposition of such Proceeding.

(c) The Company may obtain, at or prior to the Effective Time, prepaid (or “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of, or recommendation that the holders of Company Common Stock approve, this Agreement or the Transactions, and for acts or omissions occurring in connection with the consummation of the Transactions) for the six-year period beginning upon the Effective Time, covering each Indemnified Party and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate, no less favorable to any Indemnified Party than those of the Company’s directors’ and officers’ liability insurance policies in effect on the date of this Agreement (the “Existing D&O Policies”); provided, however, that the maximum aggregate annual premium for such “tail” insurance policies for any such year shall not exceed the maximum aggregate annual premium contemplated by the second succeeding sentence. If such “tail” insurance policies have been obtained by the Company, Parent shall cause such “tail” insurance policies to be maintained in full force and effect, for their full term, and cause all obligations thereunder to be honored by it and the Surviving Corporation. In the event the Company does not obtain such “tail” insurance policies, then, for a period of six years from the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain in effect the Existing D&O Policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions); provided, however, that neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies in excess of 300% of the annual premium payable by the Company for coverage for its current fiscal year under the Existing D&O Policies (which amount the Company represents and warrants is set forth in Section 5.06(c) of the Company Disclosure Letter); provided further that if the annual premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain the most advantageous policy available for an annual premium equal to such amount; and provided further that Parent may substitute therefor policies of a reputable and financially sound insurance company containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate, no less favorable to any Indemnified Party.

(d) In the event that (i) Parent or the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or a substantial portion of its properties and other assets to any Person or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 5.06.

(e) The obligations of Parent and the Surviving Corporation under this Section 5.06 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.06 applies without the consent of such affected Indemnified Party. The provisions of this Section 5.06 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to which each Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

(f) Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided in this Section 5.06.

SECTION 5.07. Fees and Expenses. (a) Except as set forth in Section 5.02, Section 5.06, this Section 5.07 and Section 5.09, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) the Company terminates this Agreement pursuant to Section 7.01(f);

(ii) Parent terminates this Agreement pursuant to Section 7.01(d); or

(iii) (A) after the date of this Agreement, a bona fide Company Takeover Proposal is publicly proposed or announced, or the existence of a bona fide Company Takeover Proposal made after the date of this Agreement otherwise becomes publicly known prior to the termination of this Agreement, (B) thereafter this Agreement is terminated (1) by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if the conditions set forth in Section 6.01(b) and (c) have been satisfied or, if permitted by Law, waived) or (2) by Parent pursuant to Section 7.01(c) and (C) within 12 months of such termination either (x) the transactions contemplated by a Company Takeover Proposal are consummated (but no definitive agreement is entered into by the Company in connection therewith) or (y) the Company enters into a definitive agreement to consummate the transactions contemplated by a Company Takeover Proposal, then the Company shall pay to Parent a fee of $152,000,000 (the “Company Termination Fee”); provided that, in the case of Section 5.07(b)(iii)(C)(y), only 50% of the Company Termination Fee shall be payable upon the Company’s entry into such definitive agreement, and the remaining 50% of the Company Termination Fee shall become payable if and only if the transactions contemplated by such definitive agreement are subsequently consummated. For purposes of this Section 5.07(b), the term “Company Takeover Proposal” shall have the meaning assigned to such term in Section 4.03(h), except that all references to (x) “20%” in clause (i)(A) of such definition shall be deemed references to “50%” and (y) “20% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company” in clause (i)(B) and clause (ii) of such definition shall be deemed references to “50% or more of the aggregate voting power, and 50% or more of the aggregate number of outstanding common shares, of the capital stock of the Company.” Any fee due under this Section 5.07(b) shall be paid by wire transfer of same-day funds to an account designated by Parent as follows: (1) in the case of Section 5.07(b)(i), the Company Termination Fee shall be paid prior to or simultaneously with such termination of this Agreement, (2) in the case of Section 5.07(b)(ii), the Company Termination Fee shall be paid within two business days after the date of such termination of this Agreement, (3) in the case of Section 5.07(b)(iii)(C)(x), the Company Termination Fee shall be paid within two business days after the date of the consummation of the transactions contemplated by such Company Takeover Proposal and (4) in the case of Section 5.07(b)(iii)(C)(y), 50% of the Company Termination Fee shall be paid within two business days after the execution of such definitive agreement and the remaining 50% of the Company Termination Fee, if payable pursuant to the proviso to the first sentence of Section 5.07(b), shall be paid within two business days after the consummation of the transactions contemplated by such definitive agreement. The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(c) Acceptance by Parent of the fee due under Section 5.07(b)(i) shall constitute acceptance by Parent of the validity of any termination of this Agreement under Section 7.01(f). Except in the case of common law fraud, payment of the Company Termination Fee described in this Section 5.07 shall constitute the sole and exclusive remedy of Parent and Merger Sub against the Company and the Company Subsidiaries and their respective current, former or future Representatives for any loss suffered as a result of the failure of the Transactions to be consummated, and upon payment of the Company Termination Fee, none of the Company or the Company Subsidiaries or any of their respective current, former or future Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

(d) In the event this Agreement is terminated by either the Company or Parent pursuant to Section 7.01(b)(i) or Section 7.01(b)(ii) (solely in respect of any Legal Restraint in respect of any Required Regulatory Approval) and, at the time of such termination, all of the conditions set forth in (i) Section 6.01 (other than (A) Section 6.01(b) or (B) Section 6.01(c) solely in respect of any Required Regulatory Approvals) and (ii) Section 6.02 have been satisfied (or, in the case of conditions that by their nature are to be satisfied at the Closing, would be satisfied if the Closing were to occur on the date of such termination), then Parent shall pay to the Company a fee of $200,000,000 (the “Parent Termination Fee”). Any fee due under this Section 5.07(d) shall be paid by wire transfer of same-day funds to an account designated by the Company no later than two business days after the date of the termination of this Agreement. The parties hereto acknowledge and agree that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(e) Except in the case of common law fraud, in the event the Parent Termination Fee is paid under the circumstances set forth in Section 5.07(d), payment of the Parent Termination Fee described in this Section 5.07 shall constitute the sole and exclusive remedy of the Company against Parent and Merger Sub and their respective current, former or future Representatives for any loss suffered as a result of the failure of the Transactions to be consummated, and upon payment of the Parent Termination Fee, none of Parent, Merger Sub or any of their respective current, former or future Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

(f) In the event that this Agreement is terminated by Parent pursuant to Section 7.01(g), then the Company shall pay Parent by wire transfer of same day funds, as promptly as possible (but in any event within two business days) following the delivery by Parent of an invoice therefor, all reasonable and documented out-of-pocket fees and expenses incurred by Parent and Merger Sub prior to such termination in connection with the Transactions.

(g) Parent and the Company each acknowledges that the agreements contained in this Section 5.07 are an integral part of the Transactions and that, without these agreements, neither Parent nor the Company would enter into this Agreement. Accordingly, if the Company or Parent fails to promptly pay the Company Termination Fee or Parent Termination Fee pursuant to this Section 5.07 when due, as applicable, such fee shall accrue interest for the period commencing on the date such fee becomes past due, at the publicly announced prime rate of Citibank, N.A. In addition, (i) if the Company shall fail to pay the Company Termination Fee when due, the Company shall also pay to Parent all of Parent’s costs and expenses (including reasonable attorneys’ fees) in connection with efforts to collect such Company Termination Fee and (ii) if Parent shall fail to pay the Parent Termination Fee when due, Parent shall also pay to the Company all of the Company’s costs and expenses (including reasonable attorneys’ fees) in connection with efforts to collect such Parent Termination Fee.

SECTION 5.08. Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, other public statements or broad-based employee communications with respect to the Merger and the other Transactions, and shall not issue any such press release or make any such public statement or broad-based employee communication prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange and except as specifically permitted or required by Section 4.03. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties.

SECTION 5.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by either

Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

SECTION 5.10. Stockholder Litigation. Prior to the termination of this Agreement in accordance with Article VII, the Company shall promptly advise Parent of any commenced or threatened stockholder Proceeding of which the Company is aware against the Company or its directors relating to any Transaction and shall keep Parent promptly and reasonably informed regarding any such stockholder Proceeding. The Company shall give Parent the opportunity to participate in the defense or settlement of any such stockholder Proceeding and shall give due consideration to Parent’s views with respect thereto; provided, however, that the Company shall control the defense of such Proceeding and this Section 5.10 shall not give Parent the right to direct such defense; and provided further, that no settlement of any such Proceeding shall be agreed to without Parent’s consent, which consent shall not be unreasonably withheld, delayed or conditioned.

SECTION 5.11. Rule 16b-3 Matters. The Company shall take all reasonable steps as may be required to cause any dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 under the Exchange Act.

SECTION 5.12. Merger Sub and Surviving Corporation Compliance. (a) Parent shall cause Merger Sub or the Surviving Corporation, as applicable, to comply with all of its respective obligations under this Agreement, and Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

(b) Immediately following the execution of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement.

ARTICLE VI

Conditions Precedent to the Merger

SECTION 6.01. Conditions to Each Party’s Obligation. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of the following conditions:

(a) Stockholder Approval. The holders of a majority of the voting power of all outstanding shares of Company Common Stock, voting as a single class, shall have adopted this Agreement (the “Stockholder Approval”).

(b) Regulatory Approvals. (i) The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or early termination thereof shall have been granted, (ii) to the extent that the Merger constitutes a concentration within the scope of the EC Merger Regulation or is otherwise a concentration that is subject to the EC Merger Regulation, the European Commission shall have taken a decision (or been deemed to have taken a decision) under Article 6(1)(b) or, if the European Commission has initiated proceedings pursuant to Article 6(1)(c), under Article 8, of the EC Merger Regulation, declaring the Merger compatible with the common market, (iii) to the extent that the Merger does not constitute a concentration within the scope of the EC Merger Regulation or is not otherwise a concentration that is subject to the EC Merger Regulation, all approvals required to be obtained from or any waiting or review period required by any EU member states having jurisdiction over the Merger shall have been obtained or observed and (iv) all approvals or observance of any waiting or review period required for the consummation of the Merger in the jurisdictions set forth on Section 6.01(b) of the Company Disclosure Letter (it being agreed that Parent can eliminate jurisdictions from Section 6.01(b) of the Company Disclosure Letter in its sole discretion), to the extent required to be obtained or observed at or prior to the Effective Time in respect of the Merger, shall have been obtained or observed at or prior to the Effective Time (clauses (i), (ii), (iii) and (iv), collectively, the “Required Regulatory Approvals”).

(c) No Legal Restraints. No Judgment issued by any Governmental Entity of competent jurisdiction or Law or other legal restraint or prohibition (in each case, with respect to any competition, merger control, antitrust or similar Law, solely with respect to the Required Regulatory Approvals) (collectively, “Legal Restraints”) preventing or prohibiting the consummation of the Merger shall be in effect.

SECTION 6.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Sections 2.02(a) through (f) and Section 2.08(a) shall be true and correct in all respects other than, in the case of Sections 2.02(a) through (f), in de minimis respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), (ii) set forth in the first sentence of Section 2.01, the second and third sentences of Section 2.03(a) and in Sections 2.04, 2.05(a)(i)(x) and 2.20 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date) and (iii) set forth in Article II, other than those described in clauses (i) and (ii) above, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer thereof to such effect.

(b) Performance of Obligations by the Company. The Company shall have performed or complied in all material respects with its obligations required to be performed or complied with by it under this Agreement by the time of the Closing, and Parent shall have received a certificate signed on behalf of the Company by an executive officer thereof to such effect.

SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in Section 3.01(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), (ii) set forth in Sections 3.03 and 3.04(a)(i)(x) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date) and (iii) set forth in Article III, other than those described in clauses (i) and (ii) above, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent

Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with all obligations required to be performed or complied with by them under this Agreement by the time of the Closing, and the Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

SECTION 6.04. Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement, to act in good faith or to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.03. The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if such failure was caused by its failure to perform any of its obligations under this Agreement, to act in good faith or to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.03.

ARTICLE VII

Termination, Amendment and Waiver

SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Stockholder Approval (except as otherwise expressly noted):

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before April 28, 2017 (the “Outside Date”); provided, however, that (x) if, on the Outside Date, the conditions to the Merger set forth in Section 6.01(b) or Section 6.01(c) (solely, in the case of Section 6.01(c), relating to a Legal Restraint in respect of any Required Regulatory Approval) shall not have been satisfied or waived, then the Outside Date shall automatically be extended by a period of 180 calendar days and (y) the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to a party if the failure to consummate the Merger is the result of a material breach of this Agreement by such party; or

(ii) if any Legal Restraint permanently preventing or prohibiting consummation of the Merger shall be in effect and shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have complied with its obligations under Section 5.03 in respect of any such Legal Restraint;

(c) by Parent, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) cannot be or has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the Company of such breach and (y) the Outside Date (provided that Parent and Merger Sub are not then in material breach of any representation, warranty or covenant contained in this Agreement);

(d) by Parent if (i) an Adverse Recommendation Change has occurred or (ii) there shall have been an intentional and material breach of the Company’s obligations pursuant to Section 4.03(a) or any of its other material obligations under Section 4.03; provided, in the case of each of clauses (i) and (ii), that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Stockholder Approval shall have been obtained;

(e) by the Company, if Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) cannot be or has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Parent or Merger Sub of such breach and (y) the Outside Date (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement);

(f) by the Company in accordance with Section 7.04(b); or

(g) by Parent, if the Stockholder Consent evidencing the Stockholder Approval shall not have been delivered to the corporate secretary of the Company, and a facsimile of such Stockholder Consent shall not have been provided to Parent, in each case, prior to 6:00 a.m., New York City time, on the date immediately following the date of this Agreement.

The party desiring to terminate this Agreement pursuant to this Section 7.01 (other than pursuant to Section 7.01(a)) shall give written notice of such termination to the other party in accordance with Section 8.02.

SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or Merger Sub, on the one hand, or the Company, on the other hand (except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement, in which case such party shall be liable to the other party for damages which shall include, in the case of a breach by Parent or Merger Sub, liability to the Company for lost stockholder premium), other than the last sentence of Section 5.02, Section 5.07, this Section 7.02 and Article VIII, which provisions shall survive such termination.

SECTION 7.03. Amendment; Extension; Waiver. (a) At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement (treating Parent and Merger Sub as one party for this purpose). Notwithstanding the foregoing, (A) after the receipt of the Stockholder Approval, there shall be made no amendment to this Agreement that by Law requires further approval by the stockholders of the Company without such approval having been obtained and (B) no amendment shall be made to this Agreement after the Effective Time.

(b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Any agreement on the part of a party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 7.04. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement or an extension or waiver with respect to this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent, Merger Sub or the Company, action by its Board of Directors (in the case of the Company, by the affirmative vote of the majority of the independent members thereof) or the duly authorized designee of its Board of Directors (in the case of the Company, such designee having been nominated by the affirmative vote of the majority of the independent members of the Company Board). Termination of this Agreement pursuant to Section 7.01 shall not require the approval of the stockholders of the Company.

(b) The Company may terminate this Agreement pursuant to Section 7.01(f) only if (i) the Stockholder Approval has not been obtained, (ii) the Company Board has received a Superior Company Proposal, (iii) the

Company has complied in all material respects with its obligations under Section 4.03(f) and (iv) the Company has paid, or simultaneously with the termination of this Agreement pays, the fee due under Section 5.07 that is payable if this Agreement is terminated pursuant to Section 7.01(f).

ARTICLE VIII

General Provisions

SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by confirmed facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to

Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103
Fax: (215) 981-7794
Attention: Arthur R. Block

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Fax: (212) 701-5800
Attention: Thomas J. Reid
William H. Aaronson
Brian Wolfe

(b)	if to the Company, to

DreamWorks Animation SKG, Inc.
Campanile Building
1000 Flower Street
Glendale CA 91201
Attention: Andrew Chang

with copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Fax: (212) 474-3700
Attention: Faiza J. Saeed, Esq.
Eric L. Schiele, Esq.

and

Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, CA 90071
Fax: (213) 683-9100
Attention: Ronald L. Olson
Robert E. Denham

SECTION 8.03. Definitions. For purposes of this Agreement:

An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and all other applicable anti-corruption laws.

“Book-Entry Shares” means shares of Company Common Stock held in the Direct Registration System.

A “business day” means any day on which the principal offices of the SEC in Washington, D.C., are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law to close in New York, New York.

“Code” means the Internal Revenue Code of 1986.

“Company Material Adverse Effect” means any change, event, effect or occurrence that (i) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect: any change, event, effect or occurrence to the extent resulting from or arising in connection with (A) general conditions in the industries in which the Company and the Company Subsidiaries operate, (B) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes), in each case in the United States or elsewhere in the world, (C) any change or prospective change in applicable Law or GAAP (or interpretation or enforcement thereof), (D) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (E) any hurricane, tornado, flood, volcano, earthquake, pandemic or other natural or man-made disaster, (F) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes or prospective changes in the market price or trading volume of Company Common Stock or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), (G) the announcement, pendency or consummation of any of the Transactions, including any Proceeding in respect of this Agreement or any of the Transactions, actions specifically required by covenants contained in this Agreement (excluding the Company operating in the ordinary course of business) and any loss of or change in relationship with any current customer, supplier, distributor, vendor, joint venture partner or other business partner, or departure of any employee or officer, of the Company or any of the Company Subsidiaries to

the extent resulting from or arising in connection with such announcement, pendency or consummation (it being understood that this clause (G) shall not apply with respect to a representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions or the performance of obligations under this Agreement), (H) any action taken by the Company or any of the Company Subsidiaries at Parent’s written request and (I) the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective affiliates, except, in the case of clause (A), (B), (C), (D) or (E), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect); or (ii) prevents or materially delays the consummation by the Company of the Merger and the other Transactions or the ability of the Company to perform its obligations under this Agreement in any material respect.

“Direct Registration System” means the service that provides for electronic direct registration of securities in a record holder’s name on the Company’s transfer books and allows shares to be transferred between record holders electronically.

“EC Merger Regulation” means the Council Regulation (EC) No. 139/2004 of 20 January 2004 on the control of concentrations between undertakings (published in the Official Journal of the European Union on January 29, 2004 at L 24/1).

“European Commission” means the Commission of the European Union.

“Government Official” means any public or elected official or officer or employee (regardless of rank), in each case, acting on behalf of a national, provincial or local government, including a department, agency, instrumentality, state-owned or state–controlled company, public international organization (such as the United Nations or World Bank) or non-U.S. political party, non-U.S. party official or any non-U.S. candidate for political office.

“knowledge” of any Person means, with respect to any matter in question, the actual knowledge, after reasonable inquiry, of such Person’s executive officers.

“Parent Material Adverse Effect” means any change, effect, event or occurrence that prevents or materially delays (a) the consummation by Parent or Merger Sub of the Merger and the other Transactions or (b) the ability of Parent or Merger Sub to perform its obligations under this Agreement in any material respect.

A “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement dated as of October 27, 2004, by and among the Company and DW Investment II, Inc., a Washington subchapter S corporation.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns (including any amendments thereto) relating to Taxes.

“Taxes” means all taxes, imposts, levies or other like assessments or charges in the nature of taxes imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts.

SECTION 8.04. Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any terms used in the Company Disclosure Letter, any Exhibit or any certificate or other document made or delivered pursuant hereto but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to April 28, 2016. Unless the context requires otherwise (i) any definition of or reference to any Contract, instrument or other document or any Law herein shall be construed as referring to such Contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, but only to the extent, in the case of any material amendment, supplement or other modification to any Contract, instrument or other document listed in the Company Disclosure Letter, that such amendment, supplement or other modification is also listed in the appropriate schedule, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 8.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.07. Entire Agreement; Third-Party Beneficiaries; No Other Representations or Warranties. (a) This Agreement, the Confidentiality Agreement, the Support Agreement and the Consulting Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter of this Agreement, the Confidentiality Agreement, the Support Agreement and the Consulting Agreement and (ii) except for Section 5.06, are not intended to confer upon any Person other than the parties any rights or remedies. Notwithstanding clause (ii) of the immediately preceding sentence, following the Effective Time the provisions of Article I shall be enforceable by holders of Certificates and holders of Book-Entry Shares to the extent necessary to receive the Merger Consideration to which such holders are entitled and the provisions of Section 5.04 shall be enforceable by holders of awards under the Company Stock Plans to the extent necessary to receive the amounts to which such holders are entitled thereunder.

(b) Except for the representations and warranties contained in Article II, each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the Transactions, unless and then only to the extent set forth in a representation or warranty contained in Article II.

(c) Except for the representations and warranties contained in Article III, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information made available to the Company in connection with the Transactions.

SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent may assign, in its sole discretion and at any time, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.10. Specific Enforcement; Jurisdiction. (a) The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 8.10(b), without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The right to specific enforcement shall include the right of the Company to cause Parent and Merger Sub to cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without such right, none of the parties would have entered into this Agreement. If, prior to the Outside Date, any party brings any Proceeding, in each case in accordance with Section 8.10(b), to enforce specifically the performance of the terms and provisions hereof by any other party, the Outside Date shall automatically be extended by (i) the amount of time during which such Proceeding is pending, plus 20 business days, or (ii) such other time period established by the court presiding over such Proceeding, as the case may be.

(b) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the

State of Delaware) for the purpose of any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, and each of the parties hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in such court. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the State of Delaware) in the event any Proceeding arises out of or relates to this Agreement, the Merger or any of the other Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, on behalf of itself or its property, by U.S. registered mail to such party’s respective address set forth in Section 8.02 (provided that nothing in this Section 8.10(b) shall affect the right of any party to serve legal process in any other manner permitted by Law or shall limit the notice obligations under Section 8.02) and (iv) agrees that it will not bring any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions in any court other than the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or Federal court sitting in the State of Delaware). The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

SECTION 8.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Proceeding arising out of or relating to this Agreement, the Merger or any other Transaction. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 8.11.

[remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

COMCAST CORPORATION, as Parent,

by	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Executive Vice President, General Counsel and Secretary

COMCAST PARIS NEWCO, INC., as Merger Sub,

by	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Executive Vice President, General Counsel and Secretary

DREAMWORKS ANIMATION SKG, INC., as the Company,

by	/s/ Jeffrey Katzenberg
	Name:	Jeffrey Katzenberg
	Title:	Chief Executive Officer and Director

Exhibit A

Form of Stockholder Written Consent

WRITTEN CONSENT

OF CERTAIN STOCKHOLDERS OF

DREAMWORKS ANIMATION SKG, INC.

Pursuant to Section 228 of the

General Corporation Law of the State of Delaware

Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Restated Certificate of Incorporation and the Amended and Restated By-laws of DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”), the undersigned, the holders of [•] shares of Class A common stock of the Company, par value $0.01 per share (“Class A Stock”), and [•] shares of Class B common stock of the Company, par value $0.01 per share (“Class B Stock” and, together with the Class A Stock, the “Company Common Stock”), constituting approximately [•]% of the voting power of the outstanding shares of the Company Common Stock, do hereby irrevocably consent as follows, and deliver this consent to the corporate secretary of the Company as the officer specified by the Company to receive it on behalf of the Company:

Adoption of the Merger Agreement

WHEREAS, the Board of Directors of the Company (the “Board”), by the unanimous vote of the independent members thereof, has (i) approved and declared advisable (A) the Agreement and Plan of Merger, dated as of April 28, 2016, among the Company, Comcast Corporation, a Pennsylvania corporation (“Parent”), and Comcast Paris MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which is attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of Parent (the “Merger”), (B) the Merger and (C) the other transactions contemplated by the Merger Agreement (the “Transactions”), in the case of each of clauses (B) and (C), on the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger and the other Transactions, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, the Company and its stockholders and (iii) subject to Section 4.03 of the Merger Agreement, recommended that the Company’s stockholders vote in favor of adopting the Merger Agreement;

WHEREAS, the Merger Agreement was executed by the parties thereto on April 28, 2016;

WHEREAS, the Merger Agreement provides that each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than (1) shares of Company Common Stock owned by the Company, any Company Subsidiary, Parent, Merger Sub or any other subsidiary of Parent and (2) shares that are held by any Person who is entitled to demand and properly demands appraisal in respect of such shares pursuant to, and complies in all respects with, Section 262 of DGCL) shall be cancelled and shall be converted automatically into the right to receive the Merger Consideration (as defined in the Merger Agreement);

WHEREAS, the undersigned have received a copy of the Merger Agreement and the exhibits and attachments thereto and have reviewed the Merger Agreement and such other information as they believed necessary to make an informed decision concerning their vote on the adoption of the Merger Agreement, and the undersigned have had the opportunity to consult with their own legal, tax and/or financial advisor(s) regarding the consequences to them of the Merger, the Merger Agreement and the execution of this Written Consent; and

WHEREAS, the undersigned desire to waive any rights to appraisal of the fair value of such stockholder’s shares of Company Common Stock and rights to dissent from the Merger that the undersigned may have, whether pursuant to the DGCL or otherwise.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the transactions and agreements contemplated thereby, including the Merger, be, and the same hereby are, adopted and approved in all respects.

FURTHER RESOLVED, that each of the undersigned hereby irrevocably waives any rights to appraisal of the fair value of such stockholder’s shares of Company Common Stock and any rights to dissent from the Merger that the undersigned may have, whether pursuant to the DGCL or otherwise.

Each of the undersigned hereby waives compliance with any and all notice requirements imposed by the Restated Certificate of Incorporation of the Company, the Company’s Amended and Restated By-laws, the DGCL and any other applicable law. This Written Consent is effective upon execution and may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page was intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has executed this written consent on the date first set forth under its name below.

[•]

Date:	By:
Name:
Title:

[•]

Date:	By:
Name:
Title:

[•]

Date:	By:
Name:
Title:

[•]

Date:	By:
Name:
Title:

ANNEX B

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

April 28, 2016

The Independent Directors of the Board of Directors

DreamWorks Animation SKG, Inc.

1000 Flower Street

Glendale, CA 91201

The Independent Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Class A Common Stock, par value $0.01 per share (the “Class A Shares”, and together with the Class B Common Stock of the Company, par value $0.01 per share (the “Class B Shares”), the “Shares”) (other than Excluded Shares, as defined below), of DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”), of the $41.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) among Comcast Corporation, a Pennsylvania corporation (“Parent”), Comcast Paris NewCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares owned by the Company, Parent and Merger Sub or any other subsidiary of Parent or the Company and (ii) except as provided by the Agreement, Appraisal Shares (as defined in the Agreement) (the shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company, “Excluded Shares”)) will be converted into the right to receive $41.00 per Share in cash, without interest (the $41.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Independent Directors of the Board of Directors of the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the preparation or rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have provided financial advisory services to the Company from time to time, but we have not received compensation for any such services. In the past two years, we have not provided financial advisory or other services to Parent or Merger Sub for which we have received any compensation. We recently provided financial advisory services to an affiliate of Parent in a matter unrelated to the Transaction, but we did not receive, and are not entitled to receive, compensation for such services. We may provide investment banking and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated April 28, 2016 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended 2015, 2014 and 2013; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also conducted discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. We were not requested to, and we did not, undertake a third-party solicitation process on the Company’s behalf regarding a potential transaction with the Company. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Class A Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Class A Shares pursuant to the Agreement or otherwise, including, without limitation, any new employment or consulting arrangements involving Jeffrey Katzenberg. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Independent Directors of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Class A Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the “fair value” of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)	Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)	Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)

Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)	At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the “fair value” of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the “fair value”. In determining such “fair value”, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)	The Court shall direct the payment of the “fair value” of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.